UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.  )

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AGCO CORPORATION
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of Annual Meeting of Stockholders

TIME AND DATE 9:00 a.m., Eastern Time, on Thursday, April 24, 2025	PLACE AGCO Corporation, 4205 River Green Parkway, Duluth, Georgia 30096

RECORD DATE
Only stockholders of record as of the close of business on March 7, 2025 are entitled to notice of and to vote at the Annual Meeting or any postponement or adjournment thereof. Attendance at the Annual Meeting is limited to stockholders of record at the close of business on March 7, 2025, and to any invitees of the Company.

INSPECTION OF LIST OF STOCKHOLDERS OF RECORD
A list of stockholders as of the close of business on March 7, 2025 will be available for examination by any stockholder for a period of 10 days prior to the Annual Meeting at our offices at the above address during normal business hours.

ITEMS OF BUSINESS:
1.To elect nine directors to the Board of Directors for terms expiring at the Annual Meeting in 2026;
2.To consider a non-binding advisory resolution to approve the compensation of the Company’s named executive officers (“NEOs”);
3.To approve the AGCO Corporation Employee Stock Purchase Plan;
4.To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2025; and
5.To transact any other business that may properly be brought before the meeting.
We urge you to mark and execute your proxy card and return it promptly in the enclosed envelope or vote by telephone or electronically. In the event you are able to attend the meeting, you may revoke your proxy and vote your shares in person.
By Order of the Board of Directors
ROGER N. BATKIN
Corporate Secretary
Atlanta, Georgia
March 24, 2025
2025 Proxy Statement     1

Summary
This summary highlights information contained elsewhere in this proxy statement. Since this summary does not contain all of that information, we encourage you to read the entire proxy statement before voting.
ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE 9:00 a.m., Eastern Time, on Thursday, April 24, 2025	PLACE AGCO Corporation, 4205 River Green Parkway, Duluth, Georgia 30096

RECORD DATE March 7, 2025	VOTING Stockholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the proposals to be voted on.

VOTING RECOMMENDATIONS

Proposal	Board Vote Recommendation
Election of directors	FOR EACH NOMINEE
Advisory vote on executive compensation	FOR
Approval of the AGCO Corporation Employee Stock Purchase Plan	FOR
Ratification of the selection of KPMG LLP	FOR
2     AGCO Corporation

SUMMARY
DIRECTOR NOMINEES
The following table provides summary information about each nominee. Directors are elected annually. AGCO has majority voting in uncontested elections of directors, such as this election. In the event that a nominee does not receive the affirmative vote of a majority of the votes cast in person or by proxy, he or she is required to tender his or her resignation.

		Director Since			Committee Membership
Name	Age		Brief Biography	Independent	EC	AC	FC	GC	SC	TC
Michael C. Arnold	68	2013	Lead Director of AGCO Corporation, Former President and Chief Executive Officer, Ryerson Inc.		●			●
Sondra L. Barbour	62	2019	Former Executive Vice President, Lockheed Martin Corporation		●	●	●			●
Suzanne P. Clark	57	2017	President, Chief Executive Officer, U.S. Chamber of Commerce		●				●	●
Bob De Lange	55	2021	Group President, Services, Distribution and Digital, Caterpillar Inc.		●			●	●
Zhanna Golodryga(1)	69	2025	Executive Vice President, Emerging Energy and Sustainability, Phillips 66
Eric P. Hansotia	56	2020	Chairman, President & CEO, AGCO Corporation		●
Niels Pörksen	61	2021	Chairman, Chief Executive Officer, Südzucker AG				●	●
David Sagehorn	61	2022	Former Executive Vice President and Chief Financial Officer, Oshkosh Corporation			●	●			●
Matthew Tsien	64	2021	Former Executive Vice President, Chief Technology Officer, General Motors and Former President, General Motors Ventures			●				●

EC	Executive Committee	FC	Finance Committee	SC	Sustainability Committee	●	Chair

AC	Audit Committee	GC	Governance Committee	TC	Talent and Compensation Committee	●	Member
(1)Ms. Golodryga was appointed to the Board effective April 1, 2025. The Board expects to appoint Ms. Golodryga to one or more of its committees, with such committee assignment(s) to be determined at a later date.
2025 Proxy Statement     3

SUMMARY

DIVERSITY OF NOMINEES	BOARD TENURE OF NOMINEES(1)*

(1)As of March 7, 2025.	* Average Board Tenure - approximately 5 years
GOVERNANCE
We have focused significant attention on a systematic and comprehensive review of our governance practices. Our governance best practices include:
•Annual election of the Board of Directors
•Five-year term limit for our Lead Director and chairs of our Audit, Governance and Talent and Compensation Committees;
•Continuation of our Board refresh process, with the addition of five new independent members since 2021;
•Regular review of committee assignments in order to bring fresh perspectives;
•Single class of shares
•Share ownership requirements for our directors, CEO and all other executive officers; and
•Compensation recovery policy and hedging and pledging policy.
The Governance Committee will continue to review and update our governance practices to serve the best interests of all of our stockholders.
EXECUTIVE COMPENSATION ADVISORY VOTE
We are asking stockholders to approve on an advisory basis our named executive officer compensation.
For more information on the Company’s executive compensation programs, please see “Proposal 2 — Non-Binding Advisory Resolution to Approve the Compensation of the Company’s NEOs” and “Compensation Discussion and Analysis” in this proxy statement.
4     AGCO Corporation

SUMMARY
APPROVAL OF AGCO CORPORATION EMPLOYEE STOCK PURCHASE PLAN
We are asking our stockholders to approve the AGCO Corporation Employee Stock Purchase Plan (the “ESPP”). The Board adopted the ESPP on December 12, 2024, subject to stockholder approval. The purpose of the ESPP is to provide employees of the Company and its participating subsidiaries and affiliates with an opportunity to acquire an interest in the Company through the purchase of shares of our common stock (which are offered at a discounted purchase price). The ESPP is intended to build an ownership mindset among employees, foster employees’ commitment to the Company and allow employees to share in the growth and success of the Company.
The ESPP includes two components. One component is geared toward U.S. participants and is structured to comply with the requirements of Section 423 of the Internal Revenue Code (the “423 Component”). The Company intends that the 423 Component of the ESPP, if approved, qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code so that employees located in the U.S. who participate in the ESPP will enjoy certain tax advantages. The other component is geared toward non-U.S. participants and is not structured to comply with the requirements of Section 423 of the Code (the “Non-423 Component”). The Non-423 Component enables the Company to tailor the benefits provided under the ESPP for participants located in jurisdictions outside of the U.S.
For more information on the AGCO Corporation Employee Stock Purchase Plan, please see “Proposal 3 — Approval of AGCO Corporation Employee Stock Purchase Plan” in this proxy statement.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
As a matter of good corporate governance, we are asking our stockholders to ratify the Audit Committee’s appointment of KPMG LLP as our independent registered public accounting firm for 2025. KPMG LLP served as the Company’s independent registered public accounting firm for 2024 and is considered to be well-qualified. The Company’s Audit Committee considered a number of factors when selecting KPMG LLP, including qualifications, staffing considerations, and independence and quality controls.
Set forth below is summary information with respect to KPMG LLP’s fees for services provided in 2024 and 2023.

	2024	2023
Type of Fees	(in thousands)
Audit Fees	$10,891	$7,873
Audit-Related Fees	74	97
Tax Fees	—	—
Other Fees	—	—
Total	$10,965	$7,970
2025 Proxy Statement     5

6     AGCO Corporation

Information Regarding the Annual Meeting
INFORMATION REGARDING PROXIES
This proxy solicitation is made by the Board of Directors of AGCO Corporation, which has its principal executive offices at 4205 River Green Parkway, Duluth, Georgia 30096. By signing and returning the enclosed proxy card, you authorize the persons named as proxies on the proxy card to represent you at the meeting and vote your shares.
If you attend the meeting, you may vote by ballot. If you do not attend the meeting, your shares can be voted only when represented by a proxy either pursuant to the enclosed proxy card or otherwise. You also may vote over the telephone or electronically via the internet as described on the proxy card provided to you. You may indicate a vote on the enclosed proxy card in connection with any of the listed proposals, and your shares will be voted accordingly. If you indicate a preference to abstain from voting, no vote will be cast. You may revoke your proxy card before balloting begins by notifying the Corporate Secretary in writing at 4205 River Green Parkway, Duluth, Georgia 30096. In addition, you may revoke your proxy card before it is voted by signing and delivering prior to the voting a proxy card bearing a later date. You may also revoke your proxy card by attending the meeting and voting in person. If you return a signed proxy card that does not indicate your voting preferences, the persons named as proxies on the proxy card will vote your shares (i) in favor of all of the nine director nominees described below; (ii) in favor of the non-binding advisory resolution to approve the compensation of the Company’s NEOs; (iii) in favor of approval of the AGCO Corporation Employee Stock Purchase Plan; (iv) in favor of ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2025; and (v) in their best judgment with respect to any other business brought before the Annual Meeting.
The enclosed proxy card is solicited by the Board, and the cost of solicitation of proxy cards will be borne by the Company. The Company may retain an outside firm to aid in the solicitation of proxy cards, the cost of which the Company expects would not exceed $25,000. Proxy solicitation also may be made personally or by telephone by directors, officers or employees of the Company, without added compensation. The Company will reimburse brokers, custodians and nominees for their customary expenses in forwarding proxy material to beneficial owners.
This proxy statement and the enclosed proxy card are first being sent to stockholders on or about March 24, 2025. The Company’s 2024 Annual Report on Form 10-K is also enclosed and should be read in conjunction with the matters set forth herein.
INFORMATION REGARDING VOTING
Only stockholders of record as of the close of business on March 7, 2025, are entitled to notice of and to vote at the Annual Meeting. On March 7, 2025, the Company had outstanding 74,582,029 shares of common stock, each of which is entitled to one vote on each matter coming before the meeting. No cumulative voting rights exist, and dissenters’ rights for stockholders are not applicable to the matters being proposed.
QUORUM REQUIREMENT
A quorum of the Company’s stockholders is necessary to hold a valid meeting. The Company’s By-Laws provide that a quorum is present if a majority of the outstanding shares of common stock of the Company entitled to vote at the meeting are present in person or represented by proxy. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspector of elections appointed for the meeting, who determines whether a quorum is present for the transaction of business. Abstentions and “broker non-votes” will be treated as shares that are present and entitled to vote for purposes of determining whether a quorum is present. A broker non-vote occurs on an item when a broker or other nominee is not permitted to vote on that item without instruction from the beneficial owner of the shares and the beneficial owner did not give instruction.
2025 Proxy Statement     7

INFORMATION REGARDING THE ANNUAL MEETING
VOTE NECESSARY FOR THE ELECTION OF DIRECTORS
Directors are elected by a majority of the votes cast in person or by proxy at the Annual Meeting. See “Proposal 1 — Election of Directors” in this proxy statement for a more detailed description of the majority voting procedures set forth in our By-Laws.
Under the New York Stock Exchange (“NYSE”) rules, if your broker holds your shares in its name, your broker is not permitted to vote your shares with respect to the election of directors if your broker does not receive voting instructions from you. Abstentions and broker non-votes will not affect the election outcome.
VOTE NECESSARY TO ADOPT THE NON-BINDING ADVISORY RESOLUTION TO APPROVE THE COMPENSATION OF THE COMPANY’S NEOs
Adoption of the non-binding advisory resolution to approve the compensation of the Company’s NEOs requires the affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting. Because the stockholder vote on this proposal is advisory only, it will not be binding on the Company or the Board. However, the Talent and Compensation Committee will review the voting results and take them into consideration when making future decisions regarding executive compensation as the Talent and Compensation Committee deems appropriate.
Under the NYSE rules, if your broker holds your shares in its name, your broker is not permitted to vote your shares with respect to the non-binding advisory resolution to approve the compensation of the Company’s NEOs if your broker does not receive voting instructions from you. Abstentions and broker non-votes will not affect the vote on this proposal.
VOTE NECESSARY TO APPROVE THE AGCO CORPORATION EMPLOYEE STOCK PURCHASE PLAN
Approval of the AGCO Corporation Employee Stock Purchase Plan requires the affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting.
Under the NYSE rules, if your broker holds your shares in its name, your broker is not permitted to vote your shares with respect to the approval of the AGCO Corporation Employee Stock Purchase Plan even if your broker does not receive voting instructions from you. Abstentions and broker non-votes will not affect the vote on this proposal.
VOTE NECESSARY TO RATIFY THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2025 requires the affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting.
Under the NYSE rules, if your broker holds your shares in its name, your broker is permitted to vote your shares with respect to the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2025 even if your broker does not receive voting instructions from you. Abstentions and broker non-votes will not affect the vote on this proposal.
OTHER MATTERS
With respect to any other matter that may properly come before the Annual Meeting for stockholder consideration, a matter generally will be approved by the affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting unless the question is one upon which a different vote is required by express provision of the laws of Delaware, federal law, the Company’s Certificate of Incorporation or the Company’s By-Laws or, to the extent permitted by the laws of Delaware, the Board has expressly provided that some other vote shall be required, in which case such express provisions shall govern.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
As required by rules adopted by the United States Securities and Exchange Commission (“SEC”), the Company is making this proxy statement and its annual report available to stockholders electronically via the Internet. The proxy statement and annual report to stockholders are available at www.agcocorp.com. The proxy statement and the annual report to stockholders is available under the heading “Financials & Filings” in our website’s “Investors” section.
8     AGCO Corporation

PROPOSAL 1
ELECTION OF DIRECTORS
The Board recommends a vote “FOR” the nominees.

The Company’s By-Laws provide for a “majority voting” standard for the election of directors in uncontested elections. If an incumbent director does not receive the requisite majority vote, he or she would continue as a “carry over” director, but is required to tender his or her resignation. In that event, the Governance Committee will determine whether to accept the director’s resignation and will submit its recommendation to the Board. In deciding whether to accept a director’s resignation, our Governance Committee and the Board may consider any factors that they deem relevant. Our By-Laws also provide that the director whose resignation is under consideration will abstain from the deliberation process with respect to his or her resignation.
In the event that a stockholder proposes a nominee to stand for election with nominees selected by the Board, and the stockholder does not withdraw the nomination prior to the tenth day preceding our mailing the notice of the stockholders meeting (i.e., a “contested election”), then our By-Laws provide that directors will be elected by a plurality vote.
For this year’s Annual Meeting, the Governance Committee has recommended, and the Board has nominated, the nine individuals named below to serve as directors until the Annual Meeting in 2026 or until their successors have been duly elected and qualified. The following is a brief description of the business experience, qualifications and skills of each of the nominees:
2025 Proxy Statement     9

PROPOSAL 1 ELECTION OF DIRECTORS

MICHAEL C. ARNOLD Age: 68 Director since October 2013 Lead Director since January 2021	SONDRA L. BARBOUR Age: 62 Director since April 2019

•Former President and Chief Executive Officer of Ryerson Inc.
•Various senior management positions with The Timken Company from 1979 to 2010 including Executive Vice President; President, Bearings and Power Transmission Group; President, Industrial Group; Vice President, Bearings and Business Process Advancement; Director, Bearings and Business Process Advancement; Director, Manufacturing and Technology, Europe, Africa and West Asia (Europe)
•Lead Independent Director of the Board of Directors of Kaiser Aluminum Corporation, where he also serves on the Executive Committee and is Chairman of the Nominating and Governance Committee
•Former member of the Board of Directors of Gardner Denver, Inc.

•Former Executive Vice President, Leidos Holdings, Inc. from August 2016 to January 2017
•Former Executive Vice President, Information Systems & Global Solutions, Lockheed Martin Corporation from April 2013 to August 2016
•Various leadership positions at Lockheed Martin Corporation from 1986 to 2013, including Chief Information Officer, Vice President of Corporate Internal Audit, Business Area Chief Information Officer and Vice President of Operations
•Member of the Board of Directors of NiSource, Inc., where she serves on the Audit and Environmental, Social, Nominating and Governance Committees
•Former member of the Board of Directors of 3M Company and Perspecta Inc.
•Chair of the Fox School of Business Management Information Systems Advisory Board

Qualifications and Skills:
As CEO of Ryerson, Mr. Arnold led the transformation of the business under private equity ownership into a leader in its industry, and then through its successful initial public offering in 2014. At Ryerson and previously Timken, Mr. Arnold was a supplier to the agricultural industry and developed extensive manufacturing and distribution expertise at both. As an independent director at Gardner Denver, he had an integral role in the sale of Gardner Denver to KKR. Mr. Arnold brings public company board and management, mergers & acquisitions, capital allocation, manufacturing, distribution, supply chain, strategy and technology expertise to the Board. In addition, Mr. Arnold has significant international experience, having been responsible for global businesses with facilities worldwide.

Qualifications and Skills:
During her 30-year career with Lockheed Martin, retiring as Executive Vice President of Information Systems & Global Solutions, Ms. Barbour oversaw one of the largest and most sophisticated information technology functions in the world, involving not just the routine IT functions of a 110,000+ employee business, but also supporting the design and manufacturing of fighter jets and other complex defense hardware and the provision of a broad range of technical, scientific, logistics, system integration and cybersecurity services to customers. She also managed Lockheed Martin’s internal audit function. Ms. Barbour brings to the Board substantial information technology, internal control and international experience.

10     AGCO Corporation

PROPOSAL 1 ELECTION OF DIRECTORS

SUZANNE P. CLARK Age: 57 Director since April 2017	BOB De LANGE Age: 55 Director since January 2021

•Chief Executive Officer of the U.S. Chamber of Commerce since March 2021
•President of the U.S. Chamber of Commerce since June 2019
•Former Senior Executive Vice President and former Chief Operating Officer of the U.S. Chamber of Commerce
•Led a prominent financial information boutique, Potomac Research Group (PRG), from 2010 through September 2014
•Formerly with the Atlantic Media Company as President of the National Journal Group, a premier provider of information, news and analysis for Washington’s policy and political communities
•Member of the Board of the Economic Club of Washington, D.C.
•Former President of International Women’s Forum (Washington Chapter), a global group of leading women in business, law, government, technology and the arts
•Member of the Board of Directors of TransUnion, where she serves as the Chair of the Risk and Compliance Committee and serves on the Audit Committee

•Group President, Services, Distribution and Digital of Caterpillar Inc., responsible for management of the Caterpillar brand and distribution network
•Various leadership positions since joining Caterpillar Inc. in 1993, including Group President of Construction Industries; Vice President, Excavation Division; and Worldwide Product Manager, Earthmoving Division

Qualifications and Skills:
As Chief Executive Officer of the U.S. Chamber of Commerce, Ms. Clark serves as the U.S. private sector’s top commercial diplomat and has unequaled insight into American industry and commerce as well as the international interests of the Chamber’s 300,000 members. Ms. Clark brings to the Board the ability to provide real-time guidance on many of the critical issues being considered in Washington and elsewhere, which could affect AGCO’s strategy and operations including sustainability, government regulation and trade and commerce.

Qualifications and Skills:
As a senior executive at Caterpillar, Mr. De Lange has unique experience from working at an international business that bears many similarities to AGCO in the issues that it faces as a result of its manufacture and distribution of highly-engineered equipment through a global manufacturing base and a broad network of distributors. Mr. De Lange brings to the Board direct experience and expertise in digitalization and the development of dealer capability against a background of the product design, supply chain, manufacturing and distribution issues experienced by AGCO. Mr. De Lange’s global experience includes world-wide product management responsibilities with significant work assignments in Europe and Asia.

2025 Proxy Statement     11

PROPOSAL 1 ELECTION OF DIRECTORS

ZHANNA GOLODRYGA Age: 69 Director since April 2025	ERIC P. HANSOTIA Age: 56 Director since October 2020

•Currently serves as Executive Vice President, Emerging Energy and Sustainability at Phillips 66, a leading integrated downstream energy, manufacturing and logistics company
•Previously served as Senior Vice President, Chief Digital and Administrative Officer at Phillips 66
•Prior to joining Phillips 66, Ms. Golodryga served as Chief Information Officer and Senior Vice President for Services at Hess Corporation and Chief Information Officer at BHP Billiton Petroleum
•Serves on the Board of Directors of Regions Financial Corporation and chairs the Technology Committee
•Board Member of the Memorial Hermann Foundation

•Chairman, President & CEO since January 1, 2021
•Senior Vice President, Chief Operating Officer of AGCO from January 2019 to December 2020; Senior Vice President, Global Crop Cycle and Fuse Connected Services, from 2015 to January 2019; and Senior Vice President, Global Harvesting and Advanced Technology Solutions, from 2013 to 2015.
•Prior to joining AGCO, Mr. Hansotia held several positions within Deere & Company including Senior Vice President, Global Harvesting, from 2012 to 2013, and Vice President, Global Crop Care based in Mannheim, Germany from 2009 to 2012. Prior positions with John Deere included General Manager, Harvester Works from 2005 to 2009; Vice President, Global Forestry from 2004 to 2005; and various roles at John Deere from 1993 to 2004.
•Member of the Board of Directors of The Toro Company, where he serves on the Nominating and Governance, and the Compensation and Human Resources Committees
•Member of The Business Council
•Member of the North American Agriculture Advisory Board (Rabobank)

Qualifications and Skills:
With more than 30 years of various leadership roles in the energy industry and the information technology field, Ms. Golodryga currently serves as Executive Vice President, Emerging Energy and Sustainability at Phillips 66, where she is responsible for driving Energy Transition and Decarbonization across the enterprise. She has held senior roles at Phillips 66 since 2017 and in her previous role led the business transformation enabled by digital technology, including machine learning and AI. Ms. Golodryga brings to the Board substantial technology, innovation and digital, sustainability, corporate governance and international experience.

Qualifications and Skills:
With more than 30 years of experience in the agricultural equipment industry, including working in Europe, Mr. Hansotia has direct and extensive experience in almost every aspect of our business and has broad industry knowledge in order to be able to address the needs of farmers throughout the world. Mr. Hansotia has extensive experience in the agricultural equipment industry in the areas of engineering, quality, advanced technology, manufacturing and product management. More recently, he has led AGCO’s growing focus on precision agriculture, which we view as critical to the success of our farmers and the long-term sustainability of our food supply. Mr. Hansotia brings to the Board a strong strategic view on the future trends in global agriculture, proven global leadership experience as well as valuable subject matter expertise.

12     AGCO Corporation

PROPOSAL 1 ELECTION OF DIRECTORS

NIELS PÖRKSEN Age: 61 Director since October 2021	DAVID SAGEHORN Age: 61 Director since March 2022

•Chairman and Chief Executive Officer at Südzucker AG since 2020; Südzucker AG (SZU: GR Xetra) is based in Germany and is one of the world’s largest sugar producers
•Former Group Executive of Portfolio Solutions at Nufarm, a leading agricultural chemical company based in Australia
•Former member of the Executive Board of Nordzucker
•Former Chairman of the Board of Industrieverband Agrar, a European agriculture industry association
•Various leadership positions with German-based BASF in various countries including Divisional Head of Global Strategic Marketing, Managing Director for Plant Protection and Head of Product Development, Consulting and Registration

•Former Executive Vice President and Chief Financial Officer of Oshkosh Corporation
•Various other management positions with Oshkosh Corporation, including Vice President and Treasurer; Vice President, Business Development; and Vice President, Defense Segment
•Member of the Board of Directors of Chart Industries, Inc., where he serves on the Compensation Committee and is Chair of the Audit Committee

Qualifications and Skills:
As a senior executive in the agricultural chemicals and commodities industries for over 20 years, Mr. Pörksen brings first-hand experience of many of the issues that farmers face throughout the world. Mr. Pörksen has deep strategy experience combined with operational expertise in agricultural engineering, quality, manufacturing, sales, marketing and product management. He also brings a wealth of knowledge and involvement in international agricultural and commodity markets, especially in Europe/Middle East, from which 58% of AGCO’s sales are derived.

Qualifications and Skills:
Through his service for 13 years as the Chief Financial Officer of a large, multi-national manufacturer of specialty vehicles and access equipment for the construction, defense and other vocational industries, Mr. Sagehorn has first-hand experience with many of the finance and accounting issues faced by AGCO, as well as with the global compliance environment. His prior experience in business development adds value as AGCO continues to consider expansion through acquisitions, particularly in the precision farming area. His expertise also adds depth to the Board’s expertise with audit, public-company disclosure and related functions.

2025 Proxy Statement     13

PROPOSAL 1 ELECTION OF DIRECTORS

MATTHEW TSIEN Age: 64 Director since January 2021

•Director, Magna International since May 2023
•Former Executive Vice President and Chief Technology Officer, General Motors
•Former President, General Motors Ventures, 2020 to 2021
•Former President of General Motors China 2014 to 2020
•Various other leadership positions since joining General Motors in 1976, including Executive Vice President and President of GM China; Vice President Planning, Program Management and Strategic Alliances, China; Executive Vice President, SAIC-GM-Wuling Automotive; Executive Director, Global Technology Engineering; Executive Director, Vehicle Systems, North America Product Development; Chief Technology Officer and Director, Business Planning, GM China

Qualifications and Skills:
Through his 40-year career with General Motors prior to his retirement, including his roles as Executive Vice President and Chief Technology Officer, Mr. Tsien helped lead one of the largest manufacturers in the U.S. evolve through successive generations of technology and performance requirements. He also has exceptional international experience, including his service as President of GM China, where he held profit and loss responsibility and led 50,000 workers producing automobiles for both the Chinese market and export. Mr. Tsien brings to the Board years of experience in engineering, electrification, connectivity, manufacturing, supply chain management and product design. Mr. Tsien has significant expertise in the management of and investment in evolving technologies.

14     AGCO Corporation

PROPOSAL 1 ELECTION OF DIRECTORS
DIRECTOR SKILLS
The following table presents on an individual basis the skills and experience of our Board Nominees in areas that are of importance to our Company. Our Board refreshment efforts over the last several years have strengthened the relevant skill set of our Board. Each Director nominee brings his or her own unique background and range of expertise, knowledge and experience, which provides a comprehensive and optimal mix of skills and qualifications necessary for our Board to effectively fulfill its oversight responsibilities.

Director Skills/Experience

Public Company Leadership Experience serving as Chair, CEO, COO, CFO of publicly traded companies of significant size and complexity.	●					●	●	●

Corporate Governance Experience in U.S. corporate governance through previous Board experience or executive employment.	●	●	●		●	●		●	●

Risk Management / Regulatory Experience identifying, managing and mitigating significant business risks (financial, operational, compliance, reputational, etc.).	●	●	●		●			●

International Experience conducting business inside and outside the U.S., or other meaningful exposures to non-U.S. cultures, markets and economies.	●	●	●	●	●	●	●	●	●

Agriculture Experience in the agriculture industry and understand the impact of growing conditions and economic factors on the industry.	●					●	●

Manufacturing Experience managing manufacturing operations, capabilities, capital needs, supply chains and cost and operating efficiencies.	●	●		●	●	●	●	●	●

Finance & Accounting
Experience and understanding of financial performance and financial reporting processes for public companies and awareness of strategies to ensure accurate and compliant reporting and robust financial controls.
	●	●						●

Sustainability Experience strengthens the Board's oversight of sustainability policies, initiatives and reporting.			●	●	●

Technology, Innovation & Digital Experience in engineering, research and development, product and/or process innovation, information technology, digitization, data and analytics and data management.		●		●	●	●			●

2025 Proxy Statement     15

PROPOSAL 1 ELECTION OF DIRECTORS
DIRECTORS NOT STANDING FOR REELECTION
Two of our directors are not standing for reelection. Mr. George E. Minnich will retire as a result of our mandatory retirement age for directors and after 17 years of service on the Board. The Board thanks Mr. Minnich for his dedicated and excellent service. We currently are in advanced discussions with Tractors and Farm Equipment Limited (“TAFE”) regarding the resolution of the ongoing litigation and various other matters. As a result of those discussions, TAFE desires not to seek nomination on the Board under the Letter Agreement (as defined in the “Certain Relationships and Related Party Transactions” section). Accordingly, Ms. Mallika Srinivasan will not stand for reelection as a director.
DIRECTOR RECRUITMENT
On an ongoing basis, we actively are seeking potential director candidates. Our Governance Committee, working with its independent advisors, identifies the skills that are desirable in light of the skills of our existing directors, particularly those who are expected to retire in the near-term, and regularly interviews potential candidates. In 2025, Zhanna Golodryga joined the Board, bringing further expertise in the technology field, with experience in cybersecurity, digital and business transformation.
16     AGCO Corporation

Board of Directors and
Corporate Governance
DIRECTOR INDEPENDENCE
In accordance with the rules of the NYSE, the Board has adopted categorical standards to assist it in making determinations of its directors’ independence. The Board has determined that in order to be considered independent, a director must not:
•be an employee of the Company or have an “immediate family member,” as that term is defined in the General Commentary to Section 303A.02(b) of the NYSE rules, who is an executive officer of the Company at any time during the preceding three years;
•receive or have an immediate family member who receives or solely own any business that receives during any twelve-month period within the preceding three years direct compensation from the Company or any subsidiary or other affiliate in excess of $120,000, other than for director and committee fees and pension or other forms of deferred compensation for prior service to the Company or, solely in the case of an immediate family member, compensation for services to the Company as a non-executive employee;
•be a current partner or current employee of a firm that is the internal or external auditor of the Company or any subsidiary or other affiliate, or have an immediate family member that is a current partner or current employee of such a firm who personally works on an audit of the Company or any subsidiary or other affiliate;
•have been or have an immediate family member who was at any time during the preceding three years a partner or employee of such an auditing firm who personally worked on an audit of the Company or any subsidiary or other affiliate within that time;
•be employed or have an immediate family member that is employed either currently or at any time within the preceding three years as an executive officer of another company in which any present executive officers of the Company or any subsidiary or other affiliate serve or served at the same time on the other company’s Talent and Compensation Committee; or
•be a current employee or have an immediate family member that is a current executive officer of a company that has made payments to or received payments from the Company or any subsidiary or other affiliate for property or services in an amount which, in any of the preceding three years of such other company, exceeds (or in the current year of such other company is likely to exceed) the greater of $1.0 million or two percent of the other company’s consolidated gross revenues for that respective year.
In addition, in order to be independent for purposes of serving on the Audit Committee, a director may not:
•accept any consulting, advisory or other compensatory fee from the Company or any subsidiary; or
•be an “affiliated person,” as that term is used in Section 10A(m)(3)(B)(ii) of the Securities Exchange Act of 1934 (the “Exchange Act”), of the Company or any of its subsidiaries.
Finally, in order to be independent for purposes of serving on the Talent and Compensation Committee, a director may not:
•be a current or former employee or former officer of the Company or an affiliate or receive any compensation from the Company other than for services as a director;
•receive remuneration from the Company or an affiliate, either directly or indirectly, in any capacity other than as a “director,” as that term is defined in Section 162(m) of the Internal Revenue Code; or
•have an interest in a transaction required under SEC rules to be described in the Company’s proxy statement.
These standards are consistent with the standards set forth in the NYSE rules, the Internal Revenue Code and the Exchange Act. In applying these standards, the Company takes into account the interpretations of, and the other guidance available from, the NYSE. In affirmatively determining the independence of any director who will serve on the Talent and Compensation Committee, the Board of Directors considers all factors specifically relevant to determining whether such director has a relationship to the Company that is material to that director’s ability to be independent from management in connection with the duties of the Talent and Compensation Committee member, including the independence factors set forth in the NYSE rules.
2025 Proxy Statement     17

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Based upon the foregoing standards, the Board has determined that all of its directors are independent in accordance with these standards except for Mr. Hansotia and Ms. Srinivasan, and that none of the independent directors has any material relationship with the Company, other than as a director or stockholder of the Company.
The Company and Tractors and Farm Equipment Limited (TAFE) are parties to an Amended and Restated Letter Agreement, dated April 24, 2024, and that expires on April 24, 2025, regarding the current and future accumulation by TAFE of shares of the Company’s common stock and certain governance matters, including the Company’s nomination of a director candidate selected by TAFE. In April 2024, the Company gave notice to TAFE that the Company was terminating all of its commercial relationships with TAFE. See “Certain Relationships and Related Party Transactions” below for additional information.
COMMITTEES OF THE BOARD OF DIRECTORS
The Board has delegated certain functions to six standing committees: an Executive Committee, an Audit Committee, a Finance Committee, a Governance Committee, a Sustainability Committee and a Talent and Compensation Committee. Each of the committees has a written charter. The Board has determined that each member of the Audit, Governance and Talent and Compensation Committees is an independent director under the applicable rules of the Internal Revenue Code, NYSE and SEC with respect to such committees. The following is a summary of the principal responsibilities and other information regarding each of the committees:

EXECUTIVE COMMITTEE		AUDIT COMMITTEE

Chair: Eric P. Hansotia	Other Members: Michael C. Arnold Sondra L. Barbour Suzanne P. Clark Bob De Lange George E. Minnich	Chair: Sondra L. Barbour*	Other Members: George E. Minnich* David Sagehorn* Matthew Tsien *indicates “audit committee financial expert,” as defined under the regulations of the SEC

Principal Responsibilities
•Is authorized, between meetings of the Board, to take such actions in the management of the business and affairs of the Company which, in the opinion of the Executive Committee, should not be postponed until the next scheduled meeting of the Board, except as limited by the General Corporation Law of the State of Delaware, the rules of the NYSE, the Company’s Certificate of Incorporation or By-Laws or other applicable laws or regulations.

Principal Responsibilities
•Assists the Board in its oversight of the integrity of the Company’s consolidated financial statements, the Company’s compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence and the performance of the Company’s internal audit function and independent registered public accounting firm.
•Reviews the Company’s internal accounting and financial controls, considers other matters relating to the financial reporting process and safeguards of the Company’s assets and produces an annual report of the Audit Committee for inclusion in the Company’s proxy statement.
•Reviews with management the Company’s enterprise risk assessment and risk management framework as well as relevant mitigation strategies.
•Oversees cyber risk, information security and technology risk, including management’s actions to identify, assess, mitigate and remediate material cybersecurity issues and risks.
•The report of the Audit Committee for 2024 is set forth under the caption “Audit Committee Report.”

18     AGCO Corporation

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

FINANCE COMMITTEE		GOVERNANCE COMMITTEE

Chair: George E. Minnich	Other Members: Sondra L. Barbour Niels Pörksen David Sagehorn	Chair: Michael C. Arnold	Other Members: Bob De Lange George E. Minnich Niels Pörksen

Principal Responsibilities
•Assists the Board in the oversight of the financial management of the Company including:
•the capital structure of the Company;
•the Company’s global financing strategies, objectives and plans;
•the Company’s credit profile and ratings;
•capital expenditure and investment programs of the Company;
•the Company’s interests in finance joint ventures; and
•the Company’s annual budget process and review.

Principal Responsibilities
•Assists the Board in fulfilling its responsibilities to stockholders by:
•identifying and screening individuals qualified to become directors of the Company, consistent with independence, diversity and other criteria approved by the Board, and recommending candidates to the Board for all directorships and for service on the committees of the Board;
•developing and recommending to the Board a set of corporate governance principles and guidelines applicable to the Company; and
•overseeing the evaluation of the Board.

SUSTAINABILITY COMMITTEE		TALENT AND COMPENSATION COMMITTEE

Chair: Bob De Lange	Other Members: Suzanne P. Clark Mallika Srinivasan	Chair: Suzanne P. Clark	Other Members: Sondra L. Barbour David Sagehorn Matthew Tsien

Principal Responsibilities
•Assists the Board in the oversight of:
•the Company’s policies, strategies and practices related to environmental matters;
•the Company’s workplace safety and human rights policies, practices, and strategies;
•the Company’s public disclosure of its sustainability posture and stockholder engagement related to the Company’s environmental and social footprint activities; and
•the Company’s identification, assessment and management of risks associated with sustainability issues, including, but not limited to, climate-related risks.

Principal Responsibilities
•Assists the Board with respect to the Company’s compensation programs and compensation of the Company’s executives.
•Responsible for the succession process for the Chief Executive Officer and other executive officers, including assisting the Board with respect to selecting, developing, evaluating and retaining the Chief Executive Officer, other executive officers and key talent.
•Produces an annual report of the Talent and Compensation Committee on executive compensation for inclusion in the Company’s proxy statement.

2025 Proxy Statement     19

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
COMMITTEE COMPOSITION AND MEETINGS
The following table shows the current membership of each committee and the number of meetings held by each committee during 2024. The Company will determine the composition and chair positions of the respective committees for the remainder of 2025 following the Annual Meeting.

Director	Executive	Audit	Finance	Governance	Sustainability	Talent and Compensation
Michael C. Arnold	●			●
Sondra L. Barbour	●	●	●			●
Suzanne P. Clark	●				●	●
Bob De Lange	●			●	●
Zhanna Golodryga(1)
Eric P. Hansotia	●
George E. Minnich(2)	●	●	●	●
Niels Pörksen			●	●
David Sagehorn(3)		●	●			●
Mallika Srinivasan(4)					●
Matthew Tsien		●				●
Total meetings in 2024	4	11	4	6	3	5

●	Committee Chair	●	Member
(1)Ms. Golodryga was appointed to the Board effective April 1, 2025. The Board expects to appoint Ms. Golodryga to one or more of its committees, with such committee assignment(s) to be determined at a later date.
(2)Mr. Minnich will not stand for reelection as he is retiring effective as of the 2025 Annual Meeting.
(3)Mr. Sagehorn joined the Finance Committee in April 2024.
(4)Ms. Srinivasan will not stand for reelection as discussed in the “Directors Not Standing for Reelection” section.
During 2024, the Board held five meetings, and each director attended at least 75% of the aggregate number of meetings of the Board and respective committees on which he or she served while a member thereof. Of the five meetings held during 2024, four were held in-person and one was held virtually.
IDENTIFICATION AND EVALUATION OF DIRECTOR NOMINEES
The Governance Committee has an ongoing process in place to identify potential Board candidates who possess the skills and personal characteristics that will allow the Board and its committees to best fulfill their responsibilities. As part of this process, the Governance Committee develops specific candidate profiles to guide Board refreshment as needs arise. It has retained a leading global search firm to assist in identifying candidates where appropriate. Since 2021, the Board has added five independent directors who each possess the desired expertise and meet the candidate profiles developed by the Committee.
In addition to the specific profiles established for individual searches, there are a number of factors that the Committee generally views as relevant and is likely to consider to ensure the entire Board, collectively, embraces a wide variety of characteristics. These include:
•career experience, particularly experience that is germane to the Company’s business, such as with agricultural products and services, international operations, technology, distribution, product development and worldwide product management, sales, marketing, sustainability, legal, human resources and finance experience;
•experience serving on other boards of directors or in the senior management of companies that have faced issues generally of the level of sophistication that the Company faces;
•integrity and reputation;
•wisdom and judgment;
•independence;
•willingness and ability to participate fully in the work of the Board and to attend meetings in person; and
•current membership on the Company’s Board — our Board values continuity (but not entrenchment).
20     AGCO Corporation

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
The Governance Committee does not assign a particular weight to these individual factors. Similarly, the Committee does not expect to see all (or even more than a few) of these factors in any individual candidate. Rather, the Committee looks for a mix of factors that, when considered along with the experience and credentials of the other candidates and existing directors, will provide stockholders with a diverse and experienced Board.
The Committee strives to recommend candidates who bring a unique perspective to the Board in order to contribute to the collective diversity of the Board. The Board believes that a diversity of thought, experience, educational and professional background and other factors contributes to effective governance over the affairs of the Company for the benefit of its stockholders, and in every director search it strives to interview a diverse group of candidates. Dependent upon the specific needs of the Board at that time, when evaluating candidates for nomination as new directors, the Governance Committee ensures that included in any initial list of candidates, which is developed and from which new director nominees are to be identified by the Committee, will be candidates with a diversity of race, ethnicity and gender and the Committee considers candidates with diverse backgrounds in terms of knowledge, experience, skills and other characteristics in any initial list of candidates developed as part of a director search. The Governance Committee reviews potential Board candidates against the criteria it has established, develops a short list of candidates to recommend to the Board, obtains Board input on the candidates, arranges interviews and ultimately makes final recommendations to the Board for consideration. The Committee closely monitors the size and composition of the Board and makes recommendations as to the pace of Board refreshment so that it has the benefit of both fresh perspectives and the knowledge that tenure and experience with the Company provide.
The Governance Committee welcomes recommendations for nominations from the Company’s stockholders and evaluates stockholder nominees in the same manner that it evaluates a candidate recommended by other means. In order to make a recommendation, the Committee requires that a stockholder send the Committee:
•a resume for the candidate detailing the candidate’s work experience and academic credentials;
•written confirmation from the candidate that he or she (i) would like to be considered as a candidate and would serve if nominated and elected, (ii) consents to the disclosure of his or her name, (iii) has read the Company’s Global Code of Conduct (the “Code”) and that during the prior three years has not engaged in any conduct that, had he or she been a director, would have violated the Code or required a waiver, (iv) is, or is not, “independent” as that term is defined in the committee’s charter, and (v) has no plans to change or influence the control of the Company;
•the name of the recommending stockholder as it appears in the Company’s books, the number of shares of common stock that are owned by the stockholder and written confirmation that the stockholder consents to the disclosure of his or her name. (If the recommending person is not a stockholder of record, he or she should provide proof of share ownership);
•personal and professional references for the candidate, including contact information; and
•any other information relating to the candidate required to be disclosed in solicitations of proxies for election of directors or as otherwise required, in each case, pursuant to Regulation 14A of the Exchange Act.
The foregoing information should be sent to the Governance Committee, c/o Corporate Secretary, AGCO Corporation, 4205 River Green Parkway, Duluth, Georgia 30096, who will forward it to the chair of the Committee. The advance notice provisions of the Company’s By-Laws provide that for a proposal to be properly brought before a meeting by a stockholder, such stockholder must disclose certain information and give the Company timely notice of such proposal in written form meeting the requirements of the Company’s By-Laws no later than 60 days and no earlier than 90 days prior to the anniversary date of the immediately preceding Annual Meeting of stockholders. The Committee does not necessarily respond directly to a submitting stockholder regarding recommendations.
In the event that a stockholder decides to formally nominate an individual for election as a director, as contrasted with recommending an individual to the Governance Committee, the process for such nomination is described in the By-Laws of the Company.
STOCKHOLDER OUTREACH AND GOVERNANCE UPDATE
STOCKHOLDER OUTREACH
We value and place a great importance on maintaining an active stockholder outreach process. We engage in discussions with stockholders throughout the year and invite stockholders representing approximately 50% of our shares that request the opportunity to discuss AGCO with them and hold discussions with each stockholder who requests a meeting. These discussions include the topics of business strategy, financial performance, Board composition and refreshment, sustainability and compensation. We also talked with over 100 other stockholders during the course of 2024 as part of regular engagement with our investor relations team.
2025 Proxy Statement     21

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
GOVERNANCE UPDATE
Our Governance Committee regularly conducts a systematic and comprehensive review of governance practices with the objective of considering topics at each meeting and, over a reasonable time, updating our practices where the Committee concludes that there may be alternative or additional practices that would be in the best interests of our stockholders. To assist them in this process, the independent directors continue to retain a recognized independent expert. The Governance Committee regularly reviews various governance topics, including:
•Committee Chair Rotation. The Governance Committee continues to employ a term limit of five years for the Chairs of the Audit, Governance, and Talent and Compensation Committees. We believe that the limit better assures fresh perspectives in each committee’s consideration of appropriate topics. We also believe that a five-year limit is a best practice.
•Committee Structure and Refreshment. We regularly review the Board committee structure and have considered the suggestion that there be a separate Strategy Committee. That suggestion was not adopted based on the strong belief of our directors that strategy is the responsibility of all directors and should not be delegated. We also regularly review Board committee membership and committee assignments to enhance Board knowledge and to bring fresh perspectives. Most recently, in 2022, we added a Sustainability Committee.
•Lead Director Duties. The Governance Committee previously expanded the Lead Director duties to include, among other things, a clearer role in overseeing meetings of non-management and independent directors, authority to implement decisions and recommendations of independent directors, authority to retain advisors and consultants with respect to all Board functions (and not just with respect to compensation and recruiting), and a broader role in reviewing the performance of the Board. We believe that our Lead Director duties provide a robust role and reflect best practices.
•Lead Director Rotation. Consistent with the discussion above of committee chair rotation, the Governance Committee maintains a limit for the Lead Director role, in the absence of exceptional circumstances, of five years.
•Share Ownership Requirements. The Governance Committee regularly reviews the share ownership requirements for directors and current requirement of share ownership of common stock, or other equity equivalents, for non-employee directors is equal in value to five-times the value of the annual retainer.
At the same time, the Governance Committee currently requires a share ownership requirement for our CEO and other executive officers of six-times and three-times their base compensation, respectively. We believe that these ownership requirements reflect best practices.
•Board Size and Composition. Consistent with its annual practice, the Governance Committee reviewed the Board’s size and structure and considered it relative to the extensive ongoing Board refresh process the Board is pursuing. The Board has added five new independent members since 2021 and believes that the refreshment process should proceed in a manner that gives new Board members the benefit of interacting with those having longer tenure. In addition, with the assistance of a third-party advisor, we completed a comprehensive refreshment of our strategy that was reviewed and adopted by the full Board. The Governance Committee determined that the specific expertise it had identified for its ongoing Board search was consistent with the strategic plan and would best serve the Company.
•Hedging and Pledging. Our current policy prohibits hedging and pledging. At the request of Ms. Srinivasan, as a result of her role at TAFE, the policy was narrowed to cover only securities where the director or officer directly or indirectly controls a majority of the equity securities of the owner of the AGCO securities or otherwise directly controls the equity securities of the Company. We believe that these prohibitions are best practices and, with the exception of the narrowing requested by Ms. Srinivasan, are the most stringent possible.
Independent of the systematic process of considering governance updates, the Governance Committee also considered the separation of the Chairman and CEO roles in connection with the retirement of our Chairman and CEO at the end of 2020. Although the Committee considers the Board and executive leadership structure regularly, in this instance, the specific consideration of the combination/separation of the Chairman and CEO roles took place at no fewer than six different Committee meetings over 10 months, as well as at executive sessions, full-Board meetings and meetings of the independent directors only. We also solicited input of stockholders with respect to retaining the combined role, and more stockholders were supportive of retaining the combined role than not. The Committee, and ultimately the full Board, considered an extensive range of issues and factors and unanimously concluded, other than Ms. Srinivasan, that it was in the best interests of stockholders to continue with a robust Lead Director structure. The process followed with respect to whether to separate the CEO and Chairman roles was careful, well-considered and lengthy, with all directors having numerous opportunities to join meetings and share their views. The Governance Committee will continue to review this topic on an annual basis.
As time permits at future meetings, the Governance Committee will continue its review of governance practices, which may include director term limits, director mandatory retirement age, stockholder requirements for calling special meetings, stockholder ability to act by written consent, clawbacks, limitations on other Board service (overboarding), proxy access and other appropriate topics that are brought to the Committee’s attention.
22     AGCO Corporation

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
BOARD LEADERSHIP STRUCTURE
Mr. Hansotia, who is also the Chief Executive Officer of the Company, serves as Chairman of the Board; Mr. Arnold serves as Lead Director of the Board. The Company holds executive sessions of its non-management directors at each regular meeting of its Board. The Lead Director presides over executive sessions and at all meetings of the Board in the absence of the Chairman, provides input to the Chairman on setting Board agendas, generally approves information sent to the Board (including meeting schedules to assure sufficient discussion time for all agenda items), ensures that he is available for consultation and direct communication at the request of major stockholders, leads the performance evaluation process of the Chief Executive Officer and has the authority to call meetings of the independent directors.
The Board reviews the Company’s Board leadership structure annually. As part of this process, the Board considered the structures used by peer companies, alternative structures and the effectiveness of the Company’s current structure. The Board believes that having the Chief Executive Officer serve as Chairman is important because it best reflects the Board’s intent that the Chief Executive Officer function as the Company’s overall leader, while the Lead Director provides independent leadership to the directors and serves as an intermediary between the independent directors and the Chairman. The resulting structure sends a message to our employees, customers and stockholders that we believe in having strong, unifying leadership at the highest levels of management. At the same time, having a Lead Director with a well-defined role provides an appropriate level of independent oversight and an effective channel for communications when needed.
RISK OVERSIGHT
The Company’s management maintains an enterprise risk assessment process that considers the risks that face the Company that management has identified as the most significant. The risk assessment process also considers appropriate strategies to mitigate those risks. Using an outline provided by the Center on Executive Compensation (“CEC”), we completed an assessment in early 2024 to determine whether our compensation programs discourage plan participants from taking “excessive risks.” The assessment confirmed, using the CEC criteria, that our compensation program discourages taking excessive risks. Management periodically meets with the Company’s Audit Committee and Talent and Compensation Committee and reviews these and other risks, including cyber-related risks and relevant strategies.
CORPORATE GOVERNANCE PRINCIPLES, COMMITTEE CHARTERS AND GLOBAL CODE OF CONDUCT
The Company provides various corporate governance and other information on its website. This information, which is also available in printed form to any stockholder of the Company upon request to the Corporate Secretary, includes the following:
•our corporate governance principles and charters for the Audit, Executive, Finance, Governance, Sustainability, and Talent and Compensation Committees of the Board are available under the “Investors” section of our website under the heading “Governance;” and
•the Company’s Global Code of Conduct is available under the “About Us” section of our website under the heading “Code of Conduct.”
In the event of any waivers of the Global Code of Conduct with respect to certain executive officers, those waivers will be available in the heading “Code of Conduct” of our website.
In addition, the Board also has a set of “Roles, Responsibilities and Expectations” designed to provide for a uniform understanding of the operation and functioning of the Board and its collegial operations.
2025 Proxy Statement     23

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
TALENT AND COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
During 2024, Messrs. Sagehorn and Tsien and Mses. Barbour and Clark (Chair) served as members of the Talent and Compensation Committee. No member of the Talent and Compensation Committee was an officer or employee of the Company or any of its subsidiaries during 2024. None of the Company’s executive officers serve on the Board of Directors of any company of which any director of the Company serves as executive officer.
DIRECTOR COMPENSATION
The following table provides information concerning the compensation of the members of the Board for the most recently completed year. As reflected in the table, each non-employee director received an annual base retainer of $135,000 plus $185,000 in restricted shares of the Company’s common stock for Board service. Committee chairs received an additional annual retainer of $15,000 (or $25,000 for the chair of the Audit Committee, $20,000 for the chair of the Talent and Compensation Committee and $17,500 for the chair of the Governance Committee). Mr. Arnold, who was the Lead Director in 2024, also received an additional annual $40,000 Lead Director’s fee. Each non-employee director received an additional annual retainer of $6,000 if they served on three or more Board committees (excluding the Executive Committee). The Company does not have any consulting arrangements with any of its directors.

2024 DIRECTOR COMPENSATION

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards(2) ($)	Total ($)
Michael C. Arnold	192,500	185,000	377,500
Sondra L. Barbour	166,000	185,000	351,000
Suzanne P. Clark	155,000	185,000	340,000
Bob De Lange	150,000	185,000	335,000
George E. Minnich	156,000	185,000	341,000
Niels Pörksen	135,000	185,000	320,000
David Sagehorn(3)	139,104	185,000	324,104
Mallika Srinivasan	135,000	185,000	320,000
Matthew Tsien	135,000	185,000	320,000
(1)Mr. Hansotia, as an employee of the Company, was not compensated for his service on the Board.
(2)The Long-Term Incentive Plan provides for annual restricted stock grants of the Company’s common stock to all non-employee directors. For 2024, each non-employee director was granted $185,000 in restricted stock. All restricted stock grants are restricted as to transferability for a period of one year following the award. In the event a director departs from the Board, the non-transferability period expires immediately. The 2024 annual grant occurred on April 25, 2024, resulting in 1,572 shares per director. The amounts above reflect the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, “Compensation-Stock Compensation” (“ASC 718”).
After shares were withheld for income tax purposes in certain jurisdictions, each director held the following shares as of December 31, 2024 related to this grant: Mr. Arnold — 1,572 shares; Ms. Barbour — 1,572 shares; Ms. Clark — 1,572 shares; Mr. De Lange — 1,572 shares; Mr. Minnich — 1,021 shares; Mr. Pörksen — 1,289 shares; Mr. Sagehorn — 1,572 shares; Ms. Srinivasan — 1,100 shares; and Mr. Tsien — 1,572 shares.
(3)Mr. Sagehorn joined the Finance Committee, in addition to his existing roles on the Audit and Talent and Compensation Committee, in April 2024 and received a pro-rata portion of the annual $6,000 retainer for serving on three or more Board committees (excluding the Executive Committee) during 2024.
24     AGCO Corporation

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
DIRECTOR ATTENDANCE AT THE ANNUAL MEETING
It is policy that all directors are expected to attend Annual Meetings of the Company’s stockholders. All of the incumbent directors on the Board attended the Company’s Annual Meeting held in April 2024 in person.
STOCKHOLDER COMMUNICATION WITH THE BOARD OF DIRECTORS
The Company encourages stockholders and other interested persons to communicate with members of the Board. Any person who wishes to communicate with a particular director or the Board as a whole, including the Lead Director or any other independent director, may write to those directors in care of Corporate Secretary, AGCO Corporation, 4205 River Green Parkway, Duluth, Georgia 30096. The correspondence should indicate the writer’s interest in the Company and clearly specify whether it is intended to be forwarded to the entire Board or to one or more particular directors. The Corporate Secretary will forward all correspondence satisfying these criteria.
2025 Proxy Statement     25

PROPOSAL 2
NON-BINDING ADVISORY RESOLUTION TO APPROVE THE COMPENSATION OF THE COMPANY’S NEOs
The Board recommends a vote “FOR” the non-binding advisory resolution to approve the compensation of the Company’s NEOs.

In accordance with the requirements of Section 14A of the Exchange Act, the Board is submitting a “say-on-pay” proposal for stockholder consideration. While the vote on executive compensation is non-binding and solely advisory in nature, the Board and the Talent and Compensation Committee will review the voting results and seek to determine the causes of any negative voting result to better understand any issues and concerns that our stockholders may have. We intend to hold annual say-on-pay votes. Stockholders who want to communicate with the Board or management regarding compensation-related matters should refer to “Stockholder Communication with the Board of Directors” in this proxy statement for additional information.
Our compensation philosophy, program design and application are described under “Compensation Discussion and Analysis.”
COMPENSATION PHILOSOPHY AND PROGRAM DESIGN
The Company’s compensation philosophy and program design is intended to support the Company’s business strategy and align executives’ interests with those of stockholders and employees (i.e., pay for performance). A significant portion of the Company’s executive compensation opportunity is related to factors that directly and indirectly influence stockholder value. The Company believes that as an executive’s responsibilities increase, so should the proportion of his or her total pay comprised of annual incentive cash bonuses and long-term incentive compensation, which supports and reinforces the Company’s pay for performance philosophy.
BEST PRACTICES IN EXECUTIVE COMPENSATION
The Talent and Compensation Committee regularly reviews best practices related to executive compensation to ensure alignment with the Company’s compensation philosophy, business strategy and stockholder focus. The Company’s executive compensation programs consist of the following, several features of which were added in response to stockholder feedback:
•A formal compensation philosophy approved by the Talent and Compensation Committee that generally targets executive’s total compensation levels (including NEOs) at the median (or 50th percentile) of the market and provides opportunity for upside compensation levels for excellent performance;
•A well-defined peer group of similar and reasonably-sized industrial and manufacturing companies to benchmark NEO and other officer compensation;
•An annual incentive compensation plan (“AIP Plan”) that includes targets that are 40% based upon adjusted operating margin and 40% based on Return on Net Assets (“RONA”), both of which are adjusted on a sliding scale based upon changes in industry conditions to address agricultural equipment industry cyclicality that often does not reflect the performance of the overall economy. The sliding scale addresses this cyclicality by normalizing targets so executives will be rewarded for operational performance and quick response to changing demands. In addition, the targets also include 10% based on “employee engagement” and 10% based on “customer satisfaction;”
•A balanced long-term incentive plan (“LTI Plan”) consisting of (i) a performance share plan, which comprises approximately 60% of an NEO’s target LTI award and (ii) restricted stock units (“RSUs”), which comprise approximately 40% of an NEO’s target LTI award. The performance share plan includes targets that are 50% based upon three-year revenue growth and 50% based upon three-year RONA (which is adjusted on a sliding scale based on changes in industry conditions to address agricultural equipment industry cyclicality), both subject to a relative Total Shareholder Return (“TSR”) modifier of +/- 20%;
•Awards under the LTI Plan include so-called “double trigger” equity vesting in the event of change of control;
•A compensation recovery policy, compliant with NYSE listing standards, requiring the Company to recoup erroneously awarded incentive compensation from executive officers in the event of certain accounting restatements;
•Stock ownership requirements that encourage executives to own a specified level of stock, which emphasizes the alignment of their interests with those of stockholders;
•Modest perquisites for executives (including NEOs);
26     AGCO Corporation

PROPOSAL 2 NON-BINDING ADVISORY RESOLUTION TO APPROVE THE COMPENSATION OF THE COMPANY’S NEOs
•A plan design that mitigates the possibility of excessive risk that could harm long-term stockholder value;
•Following Mr. Crain’s retirement at the end of 2024, no remaining NEO is entitled to a gross-up for excise taxes on severance payments due to a change of control; and
•A conservative approach to share usage associated with our stock compensation plans.
When the Talent and Compensation Committee considers exceptions from these practices it does so only after careful deliberation and input from its compensation consultant. Ultimately, the Talent and Compensation Committee has and will continue to take action to structure the Company’s executive compensation practices in a manner that is consistent with its compensation philosophy, business strategy and stockholder focus.
We are asking our stockholders to indicate their support for the Company’s NEO compensation as described in this proxy statement. This proposal gives our stockholders the opportunity to express their views on the Company’s NEO compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s NEOs and the philosophy, policies and practices thereof described in this proxy statement. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2024 Summary Compensation Table and the other related tables and accompanying narrative set forth in this Proxy Statement.”
2025 Proxy Statement     27

PROPOSAL 3
APPROVAL OF THE AGCO CORPORATION EMPLOYEE STOCK PURCHASE PLAN
The Board recommends a vote “FOR” the approval of the approval of the AGCO Corporation Employee Stock Purchase Plan.

OVERVIEW
We are asking our stockholders to approve the AGCO Corporation Employee Stock Purchase Plan (ESPP). The Board adopted the ESPP on December 12, 2024, subject to stockholder approval. The purpose of the ESPP is to provide employees of the Company and its participating subsidiaries and affiliates with an opportunity to acquire an interest in the Company through the purchase of shares of our common stock (which are offered at a discounted purchase price). The ESPP is intended to build an ownership mindset among employees, foster employees’ commitment to the Company and allow employees to share in the growth and success of the Company.
The ESPP includes two components. One component is geared toward U.S. participants and is structured to comply with the requirements of Section 423 of the Internal Revenue Code (the “423 Component”). The Company intends that the 423 Component of the ESPP, if approved, qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code so that employees located in the U.S. who participate in the ESPP will enjoy certain tax advantages, as described below. The other component is geared toward non-U.S. participants and is not structured to comply with the requirements of Section 423 of the Code (the “Non-423 Component”). The Non-423 Component enables the Company to tailor the benefits provided under the ESPP for participants located in jurisdictions outside of the U.S.
DESCRIPTION OF THE EMPLOYEE STOCK PURCHASE PLAN
The principal provisions of the ESPP are summarized below. This summary is qualified in its entirety by reference to the ESPP document, a copy of which is attached as an appendix at the end of this proxy statement. To the extent that the description below may differ from the text of the ESPP, the text of the ESPP will control.
ADMINISTRATION
The ESPP will be administered by a “Committee.” The Talent and Compensation Committee will generally constitute this Committee. However, to the extent not prohibited by applicable law, the Talent and Compensation Committee may appoint one or more officers or employees to carry out some or all of its responsibilities under the ESPP. Where applicable, references to the “Committee” in the summary below will be deemed to refer to any such appointee of the Talent and Compensation Committee. Additionally, the Board may at any time exercise the rights and duties of the Committee under the ESPP, except with respect to matters which under applicable law are required to be determined in the sole discretion of the Talent and Compensation Committee or a committee of independent directors.
Subject to the express provisions of the ESPP and applicable law, the Committee’s administrative authorities include, among other things: the designation of entities and participants eligible to participate in the ESPP, the determination of contribution rates and other terms for eligible participants, the ability to appoint a broker to manage participant accounts under the ESPP, the authority to adopt rules necessary for administration of the ESPP, and the authority to interpret and construe the ESPP in its sole discretion. The Committee is explicitly authorized to make modifications to the terms of the ESPP in order to administer and implement the provisions of the Non-423 Component in non-U.S. jurisdictions to the fullest extent possible, including through the adoption of rules, procedures and sub-plans for the Non-423 Component that are outside of the scope of Section 423 of the Internal Revenue Code.
AMENDMENT OF THE ESPP
The Committee may amend the ESPP in its discretion at any time for any reason, except that any amendment that requires stockholder approval under applicable law must be approved by the Board and then submitted to our stockholders for approval. The Internal Revenue Code generally requires stockholder approval if an amendment to a qualified Section 423 employee stock purchase plan that seeks to increase the aggregate number of shares that may be issued under the plan (other than certain permitted adjustments), change the designation of corporations whose employees may participate in the plan (unless, as provided in the ESPP, the plan provides that designations of participating corporations may be made from time to time from among a group consisting of the granting corporation and its related corporations), or change the granting corporation or the stock available for purchase under the plan.
28     AGCO Corporation

PROPOSAL 3 APPROVAL OF THE AGCO CORPORATION EMPLOYEE STOCK PURCHASE PLAN
TERMINATION OF THE ESPP
Assuming the ESPP is approved by our stockholders, it will expire by its terms on December 12, 2034. However, the Committee may suspend or terminate the ESPP in its discretion at any earlier time for any reason.
PARTICIPANTS
Generally, a U.S.-based employee of the Company or a participating subsidiary will be eligible to participate in the 423 Component if the employee: (i) has been continuously employed for more than 90 days (or such longer period, not to exceed two years, as determined by the Committee prior to a particular offering period), and (ii) is customarily employed for at least 20 hours per week and for more than five months in any calendar year.
Notwithstanding the foregoing, the Committee may exclude from participation in the ESPP or any offering under the 423 Component, in a manner permitted under Section 423 of the Internal Revenue Code, employees who are (i) “highly compensated employees” (within the meaning of Section 414(q) of the Internal Revenue Code) with compensation above a certain level or who are officers or subject to the disclosure requirements of Section 16(a) of the Exchange Act or (ii) citizens or residents of a foreign jurisdiction where the grant of an option under the ESPP to such employee would be prohibited under the laws of the foreign jurisdiction or the grant of an option under the ESPP to such employee in compliance with the laws of the foreign jurisdiction would cause the ESPP to violate the requirements of Section 423 of the Internal Revenue Code, as determined by the Committee in its discretion.
Generally, unless otherwise determined by the Committee, a non-U.S. based-employee of the Company or a participating subsidiary will be eligible to participate in the Non-423 Component if the employee has been continuously employed for more than 90 days (or such longer period as determined by the Committee prior to a particular offering period).
Additionally, no employee may be granted an option to purchase shares under the ESPP if (i) such employee, immediately after the grant, would own capital stock of the Company or options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any subsidiary, or (ii) to the extent the option would permit the employee’s rights to purchase shares under all of our employee stock purchase plans (in accordance with Section 423(b)(8) of the Internal Revenue Code) to accrue at a rate exceeding USD 25,000 of the fair market value of such stock (determined as of the option grant date) for each calendar year in which the option is outstanding.
As of February 21, 2025, the Company and its subsidiaries and affiliates employed approximately 23,500 individuals, approximately 4,000 of which were U.S.-based individuals and approximately 19,500 of which were non-U.S.-based individuals. Each such employee would be eligible to participate in the ESPP, to the extent that (i) the individual is employed by the Company, or a subsidiary or affiliate that is designated by the Committee to participate in the ESPP, and (ii) the individual meets the applicable eligibility requirements.
SHARES AVAILABLE FOR ISSUANCE
Subject to certain adjustments, the maximum number of shares that may be issued under the ESPP is 4,000,000 shares of common stock. Shares of common stock issued under the ESPP may be newly issued shares, treasury shares or shares acquired on the open market.
The market value of a share of common stock as of March 7, 2025 was $102.70.
TERMS AND CONDITIONS OF OPTIONS
The ESPP provides for offering periods which occur each year during (i) the six-month period starting on January 1 and ending on June 30 of such year, and (ii) the six-month period starting on July 1 and ending on December 31 of such year. The first offering period will commence at such time as the Committee determines in its discretion. The Committee shall have the authority to change the duration, frequency, start and end dates of offering periods, provided that no offering period may be longer than 27 months.
An eligible employee may elect to become a participant in the ESPP by submitting an enrollment form to the Company in accordance with the procedures established by the Committee. During each offering period, a participant may contribute between 1% and 10% (or such other maximum percentage as the Committee may establish prior to a particular offering) of the participant’s eligible compensation into the plan. Unless otherwise determined by the Committee before a particular offering period, “compensation” for purposes of the ESPP generally includes base salary and base wages (excluding overtime) before deduction for any salary deferral contributions made by the employee to a 401(k) plan, a nonqualified deferred compensation plan, or a cafeteria plan. The Committee has the discretion to determine the application of this definition of “compensation” to non-U.S. participants. Unless otherwise determined by the Committee, a participant’s contribution rate will generally automatically remain in effect for future offering periods, if the participant doesn’t change it.
2025 Proxy Statement     29

PROPOSAL 3 APPROVAL OF THE AGCO CORPORATION EMPLOYEE STOCK PURCHASE PLAN
On the first trading day of the offering period (the “offering date”), each participant will be granted an option to purchase, on the last trading day of the offering period (the “purchase date”), a number of shares determined by dividing their accumulated contributions by the applicable purchase price. On the purchase date, a participant’s option to purchase shares will be exercised automatically and the participant’s accumulated contributions will be used to purchase the maximum number of whole shares and, unless otherwise determined by the Committee, fractional shares, possible. The purchase price for each share will be 90% of the fair market value of a share on the purchase date. However, prior to an offering period, the Committee may (1) change the percentage above to 85% or more and/or (2) change the purchase price so that it means an amount equal to the prescribed percentage of the lesser of (i) the fair market value of a share on the offering date and (ii) the fair market value of a share on the purchase date. No participant may purchase more than 10,000 shares (subject to certain adjustments, as described below under the heading “Adjustments”) in a particular offering period (which number may be modified by the Committee prior to a particular offering).
As soon as reasonably practicable after the purchase date for an offering period, we will arrange for the delivery to each participant of the shares purchased upon exercise of the participant’s option. Unless otherwise determined by the Committee, the shares will be deposited directly into a share account established by a designated broker and maintained on the participant’s behalf, and may not be transferred out of the share account (i) for a two-year period (or such other period as determined by the Committee, which may be “indefinitely”) or (ii) until an earlier disposition of the shares. In addition, unless otherwise determined by the Committee, participants are restricted from disposing of shares acquired under the ESPP for six months after the purchase date (or such other period determined by the Committee, which may not exceed the longer of two years from the offering date or one year from the purchase date).
If an offering is over-subscribed, the Committee will reduce the number of shares each participant can purchase in a pro-rata manner.
If the ESPP is terminated, the Committee may elect to terminate any outstanding offering period either immediately, or after shares have been purchased on the last trading day of the offering period (which may, in the discretion of the Committee, be accelerated) and all amounts that have not been used to purchase shares will then be returned to participants.
WITHDRAWAL AND TERMINATION OF EMPLOYMENT
Participants may elect to withdraw from an offering and receive accumulated contributions that have not yet been used to purchase shares by submitting a revised enrollment form to the Company at least 15 days prior to the purchase date (or such other period as determined by the Committee). No contributions will be made for future offering periods unless the participant re-enrolls in the ESPP. Participants who terminate employment or whose employment is terminated for any reason before the end of an offering period will be deemed to have withdrawn from the ESPP and accumulated contributions that have not yet been used to purchase shares will be returned to the participant.
ADJUSTMENTS
In the event that any dividend or other distribution (whether in the form of cash, shares, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, or exchange of our shares or our other securities, or other change in our structure affecting our shares occurs, then in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the ESPP, our Committee will, in such manner as it deems equitable, adjust the number and class of shares that may be delivered under the ESPP, the purchase price per share and the number of shares covered by each outstanding option under the ESPP and certain numerical limits in the ESPP.
CORPORATE TRANSACTIONS
In the event of a merger, consolidation, acquisition of property or stock, separation, reorganization or other corporate event described in Section 424 of the Internal Revenue Code, each outstanding option will be assumed or an equivalent option substituted by the successor corporation, or a parent or subsidiary of such successor corporation. If the successor corporation refuses to assume or substitute the option, the offering period with respect to which the option relates will be shortened by setting a new purchase date that occurs before the date of the applicable transaction.
MISCELLANEOUS
Contributions, rights with respect to the exercise of an option and rights to receive shares under the ESPP are generally not transferable during a participant’s lifetime. In the event of a participant’s death, the Company will deliver any accumulated contributions to the executor or administrator of the participant’s estate or, if permitted by the Committee, to a designated beneficiary.
30     AGCO Corporation

PROPOSAL 3 APPROVAL OF THE AGCO CORPORATION EMPLOYEE STOCK PURCHASE PLAN
A participant in the ESPP who is granted an option will have none of the rights or privileges of a stockholder of the Company unless and until shares are delivered to the participant upon the exercise of the option.
To the extent required by applicable law, a participant must make arrangements satisfactory to the Company for the payment of any withholding or similar tax, social insurance contribution or other obligations that arise in connection with the ESPP.
U.S. FEDERAL INCOME TAX CONSEQUENCES
The following describes the federal income tax consequences of participation in the 423 Component of the ESPP. It is only a summary and does not address all aspects of taxation that may be relevant to a particular participant, according to the participant’s personal circumstances. Participants should consult with their personal tax and legal advisors concerning the application of the principles described below to their own situations. Tax laws are subject to change.
A participant contributes to the 423 Component through payroll deductions. The participant recognizes ordinary income on the gross amount of those payroll deductions, which are subject to withholding by the employer (and the employer is entitled to a corresponding deduction). Amounts that are contributed to the 423 Component on behalf of a participant are net of any taxes withheld.
The grant of an option under the 423 Component at the commencement of an offering period does not give rise to taxable income and the employer has no corresponding deduction.
A participant’s subsequent federal income tax liability will depend on whether the participant makes a “qualifying disposition” or “disqualifying disposition” of the shares acquired upon automatic exercise of an option under the 423 Component. A qualifying disposition will generally occur if the sale or other disposition of those shares is made after the participant has held the shares until the later of (i) the expiration of the two-year period from the offering date, or (ii) the expiration of the one-year period from the purchase date. A disqualifying disposition will generally occur if the sale or other disposition of those shares occurs before the end of the above-described holding period. Under the terms of the ESPP, a participant is required to promptly notify the Company of any disqualifying disposition.
QUALIFYING DISPOSITION
The participant will generally recognize ordinary income in the year of the qualifying disposition equal to the lesser of: (i) the excess of the fair market value of the shares at the time of the disposition over the purchase price paid for the shares or (ii) the discount on the shares as calculated based on the fair market value of the shares on the offering date. The amount of ordinary income the participant recognizes upon such a qualifying disposition will generally be reported by the employer on a W-2 wage statement for the year of such disposition. Such ordinary income is not subject to federal income tax withholding. The participant must make arrangements to pay any tax obligations. The employer is not generally entitled to a corresponding deduction.
Any additional gain recognized upon the qualifying disposition will be long-term capital gain. If the fair market value of the shares on the date of the qualifying disposition is less than the purchase price the participant paid for the shares, there will be no ordinary income, and any loss recognized will be a long-term capital loss.
DISQUALIFYING DISPOSITION
The participant will generally recognize ordinary income in the year of the disqualifying disposition equal to the excess of (i) the fair market value of the shares on the purchase date over (ii) the purchase price paid for the shares, regardless of the price at which the participant sells the shares. The amount of ordinary income the participant recognizes upon such a disqualifying disposition will be reported by the employer on a W-2 wage statement for the year of such disposition. Such ordinary income is not subject to federal income tax withholding. The participant must make arrangements to pay any tax obligations. The employer is generally entitled to a corresponding deduction.
Any additional gain recognized upon the disqualifying disposition will be capital gain. If the sale price is less than the fair market value of the shares on the purchase date, then the participant will have a capital loss equal to this difference. Such capital gain or loss will be long-term if the shares are held for more than one year or short-term if the shares are held for one year or less.
TAX CONSEQUENCES OUTSIDE THE U.S.
Tax consequences of participation in the Non-423 Component of the ESPP may vary by jurisdiction.
2025 Proxy Statement     31

PROPOSAL 3 APPROVAL OF THE AGCO CORPORATION EMPLOYEE STOCK PURCHASE PLAN
NEW PLAN BENEFITS
The receipt and allocation of benefits under the ESPP depend on whether eligible employees elect to participate in the ESPP and the fair market value of shares on future dates. Accordingly, it is not possible to predict the receipt or allocation of such benefits at this time.
EQUITY COMPENSATION PLAN INFORMATION
AGCO maintains its 2006 Long-Term Incentive Plan pursuant to which we may grant equity awards to eligible persons. The following table gives information about equity awards under our Plan.

	(a)	(b)	(c)
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Awards Under the Plans	Weighted-Average Exercise Price of Outstanding Awards Under the Plans (S)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)
Equity compensation plans approved by security holders	879,102	126.48	3,441,051
Equity compensation plans not approved by security holders	—	—	—
Total	879,102	126.48	3,441,051
If the ESPP is approved by our stockholders at our Annual Meeting, then the Company intends to register shares issuable under the ESPP on a Form S-8 Registration Statement filing with the SEC prior to the occurrence of the first purchase date.
32     AGCO Corporation

PROPOSAL 4
RATIFICATION OF COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2025
The Board recommends a vote “FOR” the ratification of the Company’s independent registered public accounting firm for 2025.

The Company’s independent registered public accounting firm is appointed annually by the Audit Committee. The Audit Committee examined a number of factors when selecting KPMG LLP, including qualifications, staffing considerations, and independence and quality controls. The Audit Committee has appointed KPMG LLP as the Company’s independent registered public accounting firm for 2025. KPMG LLP served as the Company’s independent registered public accounting firm for 2024 and is considered to be well-qualified.
In view of the difficulty and expense involved in changing independent registered public accounting firms on short notice, should the stockholders not ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for 2025 under this proposal, it is contemplated that the appointment of KPMG LLP for 2025 will be permitted to stand unless the Board finds other compelling reasons for making a change. Disapproval by the stockholders will be considered a recommendation that the Board select another independent registered public accounting firm for the following year.
A representative of KPMG LLP is expected to be present at the Annual Meeting and will be given the opportunity to make a statement, if they desire, and to respond to appropriate questions.
Other Business
The Board does not know of any matters to be presented for action at the Annual Meeting other than the proposals described above. If any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy card intend to vote thereon in accordance with their best judgment.
2025 Proxy Statement     33

Principal Holders of Common Stock
The following table sets forth certain information as of March 7, 2025, regarding persons or groups known to the Company who are, or may be deemed to be, the beneficial owner of more than five percent of the Company’s common stock. This information is based upon SEC filings by the individual and entities listed below, and the percentage given is based on 74,582,029 shares outstanding.

Name and Address of Beneficial Owner	Shares of Common Stock		Percent of Class
Mallika Srinivasan Tractors and Farm Equipment Limited Old No. 35, New No. 77, Nungambakkam High Road Chennai 600 034, India	12,173,865	(1)	16.3%
The Vanguard Group 100 Vanguard Boulevard Malvern, PA 19355	7,565,114	(2)	10.1%
T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202	6,512,528	(3)	8.7%
BlackRock, Inc. 50 Hudson Yards New York, NY 10001	6,253,576	(4)	8.4%
(1)For Ms. Srinivasan, includes shares held individually (23,713 shares), shares held through TAFE (8,886,831 shares), and shares held through TAFE Motors and Tractors Limited (3,263,321 shares). For TAFE, includes shares held directly (8,886,831 shares) and shares held through TAFE Motors and Tractors Limited (3,263,321 shares). Ms. Srinivasan is the Chairman and Managing Director of TAFE. The Company owns a 20.7% interest in TAFE.
(2)The Vanguard Group has sole voting power with respect to none of its shares, shared voting power with respect to 26,319 of its shares, sole dispositive power with respect to 7,471,438 shares and shared dispositive power with respect to 93,676 of its shares.
(3)T. Rowe Price Associates, Inc. has sole voting power with respect to 6,116,915 shares and sole dispositive power with respect to 6,512,528 shares.
(4)BlackRock, Inc. has sole voting power with respect to 6,067,310 shares and sole dispositive power with respect to 6,253,576 shares.
34     AGCO Corporation

PRINCIPAL HOLDERS OF COMMON STOCK
The following table sets forth information regarding beneficial ownership of the Company’s common stock by the Company’s directors, the director nominees, the Chief Executive Officer of the Company, the Chief Financial Officer of the Company, the other NEOs and all executive officers and directors as a group, all as of March 7, 2025. Except as otherwise indicated, each such individual has sole voting and investment power with respect to the shares set forth in the table.

Name of Beneficial Owner	Shares of Common Stock(5)	Shares That May be Acquired Within 60 Days	Percent of Class
Michael C. Arnold	20,465	—	*
Sondra L. Barbour	8,945	—	*
Suzanne P. Clark	10,484	—	*
Zhanna Golodryga(1)	—	—	*
Bob De Lange	11,190	—	*
George E. Minnich(2)	22,865	—	*
Niels Pörksen	3,395	—	*
David Sagehorn	4,209	—	*
Mallika Srinivasan(3)	12,173,865	—	16.3%
Matthew Tsien	5,222	—	*
Damon J. Audia	17,509	—	*
Robert B. Crain	34,018	—	*
Seth H. Crawford(4)	15,024	—	*
Timothy O. Millwood	3,628	—	*
Eric P. Hansotia	199,318	—	*
All executive officers and directors as a group (21 persons)	12,639,348	—	16.9%
*    Less than one percent
(1)Ms. Golodryga was appointed to the Board effective April 1, 2025.
(2)Mr. Minnich will not stand for reelection as he is retiring effective as of the 2025 Annual Meeting.
(3)Includes shares held individually (23,713 shares) and through TAFE (8,886,831 shares) and TAFE Motors and Tractors Limited (3,263,321 shares). Ms. Srinivasan is the Chairman and Managing Director of TAFE. The Company owns a 20.7% interest in TAFE. Ms. Srinivasan will not stand for reelection as discussed in the Directors Not Standing for Reelection section in “Proposal 1 Election of Directors.”
(4)Mr. Crawford’s last day of employment will be May 6, 2025.
(5)Includes the following number of restricted shares of the Company’s common stock as a result of restricted stock grants under the Company’s incentive plans by the following individuals: Mr. Arnold — 1,572; Ms. Barbour — 1,572; Ms. Clark — 1,572; Mr. De Lange — 1,572; Mr. Minnich — 1,021; Mr. Pörksen — 1,289; Mr. Sagehorn — 1,572; Ms. Srinivasan — 1,100; and Mr. Tsien — 1,572; All directors as a group — 12,842.
2025 Proxy Statement     35

Certain Officers
Below is information as of March 7, 2025, with respect to our executive officers and certain other employees.

Name	Age	Positions
Eric P. Hansotia(1)	56	Chairman, President & CEO
Damon J. Audia	54	Senior Vice President, Chief Financial Officer
Roger N. Batkin	56	Senior Vice President, General Counsel, Chief ESG Officer and Corporate Secretary
Kelvin Bennett	57	Senior Vice President, Engineering
Stefan Caspari	46	Senior Vice President, Customer Success and Business Effectiveness
Torsten R.W. Dehner	57	Senior Vice President, General Manager, Fendt/Valtra
Luis F.S. Felli	59	Senior Vice President, General Manager, Massey Ferguson
Ivory M. Harris	51	Senior Vice President, Chief Human Resources Officer
Timothy O. Millwood	55	Senior Vice President, Chief Supply Chain Officer
Viren Shah	57	Senior Vice President, Chief Digital & Information Officer
(1)Mr. Hansotia’s biography is located under the section titled “Proposal 1 Election of Directors.”
Damon J. Audia has been Senior Vice President, Chief Financial Officer since July 2022. He is responsible for ensuring AGCO is well-positioned to achieve its Farmer-First strategy, delivering significant value to all stakeholders and achieving our growth ambitions.
Prior to joining AGCO, Mr. Audia served as Vice President and CFO at Kennametal, Inc. and Senior Vice President and CFO at Carpenter Technology Corporation, consecutively. He also spent 10 years in various leadership roles at The Goodyear Tire & Rubber Company, including serving as Senior Vice President of Finance for the company's North America division. In addition, Mr. Audia held various financial positions at Delphi Corporation and General Motors.
Mr. Audia received a Master of Business Administration degree from Carnegie Mellon University and an undergraduate degree in general studies from the University of Michigan.
Roger N. Batkin has been Senior Vice President, General Counsel, Chief ESG Officer and Corporate Secretary since January 2022. Mr. Batkin has overall responsibility for the company's legal matters, including the ethics and compliance program, litigation, regulatory and securities filings, intellectual property, mergers, acquisitions, joint ventures and other worldwide legal activities. Additionally, as Chief ESG Officer, he leads AGCO's sustainability efforts. Mr. Batkin is also responsible for global governmental affairs, corporate administration and records, and he is Chair of the AGCO Agriculture Foundation. Mr. Batkin supports and counsels the Board of Directors on governance and legal matters.
Mr. Batkin joined AGCO in 2000 as European Legal Counsel. Prior to AGCO, Mr. Batkin was an Associate at an international law firm.
Kelvin Bennett has been Senior Vice President, Engineering since January 2021. In this role, he is responsible for leading research and development of the full spectrum of AGCO products and integration with the brands. Mr. Bennett has a proven track record of driving change. His strong leadership skills and diverse experience encourage cross-functional cooperation and uniquely qualified him to assume this role as of January 1, 2021.
Mr. Bennett joined AGCO in Hesston, Kansas, USA, in 2007 as an Engineering Manager and was promoted to Chief Engineer for Combines in 2009. In 2011, he moved to Jackson, Minnesota, U.S., to assume the role of Vice President, Engineering, Tractors and Global Sprayers. As part of our succession-planning process, he was identified as a potential global engineering lead. Mr. Bennett accepted his first international assignment and relocated to Canoas, Rio Grande do Sul, Brazil, in 2015 to assume the role of Vice President, South America, Engineering, where he retained Global Engineering responsibilities for Associated Equipment Distributor products. In 2018, he relocated to France as Vice President, Engineering, Beauvais, for Massey Ferguson tractors to develop a broader understanding of the critical Europe and the Middle East market. During this time, he led the implementation of multiple Stage V and critical platform projects. Prior to AGCO, Mr. Bennett held Engineering positions at CNH Industrial, Husqvarna Group and Nilfisk.
Mr. Bennett holds a Master of Science degree in Mechanical Engineering and a bachelor’s degree in Bio and Agricultural Engineering from the University of Arkansas at Fayetteville.
Stefan Caspari has been Senior Vice President, Customer Success and Business Effectiveness for AGCO since October 2023. Mr. Caspari is responsible for making farmers successful by ensuring AGCO’s brands deliver the best end-to-end customer experiences worldwide. His division includes Product & Brand management, Distribution Management, Parts, Customer Support, Customer Experience and Enterprise Business Solutions.
36     AGCO Corporation

CERTAIN OFFICERS
Most recently at AGCO, Mr. Caspari served as the Senior Vice President and General Manager of Grain & Protein (“G&P”) where he led the transformation of G&P into a leaner, more efficient, higher-performing division. Prior to that he was the Vice President of Fuse, Connected Services and Technology, where he drove AGCO’s connected fleet and telemetry strategy as well as the smart farming technology implementation. He was promoted to Vice President in 2015, leading Global Strategy and Integration. In that role he led AGCO’s global strategy development, company-wide performance improvement and growth as well as merger and acquisition initiatives. Other roles included Director, Multi-Brand Strategy and Governance in Europe, Africa and Middle East, and Director, Strategy and Integration.
Prior to joining AGCO, he held several leadership positions in the areas of sales, marketing and operations in the insurance and consulting industries, including Zurich Financial Services and Arthur D. Little.
Mr. Caspari holds a degree in Agricultural Engineering with majors in Economics and Marketing from the University of Bonn in Germany. He also completed the Advanced Management Program at Harvard Business School. He serves on the Board of Directors for the German American Chamber of Commerce South.
Torsten R.W. Dehner has been Senior Vice President and General Manager, Fendt/Valtra, since January 2022. In this role, Mr. Dehner is responsible for growing and reinforcing these two core brands’ leading market position worldwide.
Mr. Dehner joined AGCO in 2010 as Vice President, Purchasing & Materials for Europe and the Middle East (“EME”) and became Vice President of Global Parts and EME Parts & Services in 2018. His most recent role was Senior Vice President and General Manager, Europe and the Middle East.
Prior to joining AGCO, Mr. Dehner held a number of international leadership positions at Behr GmbH & Co. KG during his 12-year tenure. In his final role at Behr, he served as Group Vice President, Purchasing, leading the group’s purchasing operations in Europe, North and South America, Asia Pacific, and South Africa. Mr. Dehner holds an Aeronautical Engineering degree from the University of Stuttgart and an MBA from the University of Reutlingen.
Luis F.S. Felli has been Senior Vice President and General Manager, Massey Ferguson, since January 2022. In this role, Mr. Felli is responsible for growing and strengthening this historic global brand.
Mr. Felli joined AGCO in 2018 to lead AGCO South America’s strategy development, operations, and execution.
Prior to AGCO, Mr. Felli accumulated extensive experience in multinational and national companies, having worked in the agrochemical, petrochemical, sugar and ethanol, and cellulose industries. He also has a significant understanding of agricultural practices and products gained from his experience running a large family soy farming operation in Brazil’s state of Maranhão.
Mr. Felli’s career includes roles as General Director to Unipar Indupa Brasil & Argentina, as well as Executive Vice President for Braskem, Operations Vice President for Atvos, and Chief Operations Officer for Eldorado Brasil Celulose. He began his career at FMC Agricultural Products, ultimately living and working in the United States with responsibility for North America Marketing Intelligence and the Global Herbicides Business.
Mr. Felli is an Agronomist Engineer graduated from Luiz de Queiroz College of Agriculture – University of São Paulo, Brasil (ESALQ USP, SP, Brasil), and has an MBA from Columbia University in New York.
Ivory M. Harris has been Senior Vice President, Chief Human Resources Officer since May 2021. Ms. Harris is responsible for leading the development and execution of high-impact talent strategies that deliver winning outcomes for AGCO’s employees and stakeholders.
Prior to AGCO, Ms. Harris spent 17 years with BASF, where she held HR leadership roles of increasing scope and responsibility throughout her tenure. Her most recent role was Vice President, People Service, US. Previous roles included Vice President, Total Rewards & Corporate HR Solutions, North America and Global Director, Human Resources, Bioscience Research. Ms. Harris also previously held a Senior Project Expert, International Delegation role that was based in Ludwigshafen, Germany.
Ms. Harris holds a bachelor’s degree in Social Sciences and Psychology from the University of Houston.
Timothy O. Millwood has been Senior Vice President, Chief Supply Chain Officer, since August 2022. He is responsible for ensuring timely delivery of the high quality, innovative solutions farmers need to sustain their operations and livelihoods. He joined AGCO in August 2022 following a more than 30-year career at Cummins Inc. where he most recently served as Vice President, Global Manufacturing.
Mr. Millwood’s career at Cummins included multiple international assignments, culminating in his leadership of purchasing and manufacturing over the past decade.
Mr. Millwood holds a bachelor’s degree in industrial engineering from the Georgia Institute of Technology.
Viren Shah has been Senior Vice President, Chief Digital & Information Officer since January 2024. He leads the development, design and implementation of the company’s digital vision and strategy, including IT and data analytics.
He joined AGCO in January 2024 following more than 20 years’ experience in IT, supply chain and digital roles across multiple industries. Most recently he was a leader at GE Appliances, where he served as the Chief Digital Officer since October 2018. Prior to that role, he held global leadership positions including Chief Information Officer (“CIO”) at Masco Cabinetry, CIO at Specialty Fashion Group and various positions at Walmart.
Mr. Shah holds a Master of Business Administration from New York Institute and an undergraduate degree in computer science from University of Mumbai (Bombay), India.
2025 Proxy Statement     37

Compensation Discussion & Analysis
NAMED EXECUTIVE OFFICERS (NEOs)

Eric P. Hansotia Chairman, President & CEO	Damon J. Audia Senior Vice President, Chief Financial Officer	Robert B. Crain Senior Vice President and General Manager, Grain & Protein*	Seth H. Crawford Senior Vice President and General Manager, PTx**	Timothy O. Millwood Senior Vice President, Chief Supply Chain Officer
*    Mr. Crain retired from the Company effective December 31, 2024.
**    Mr. Crawford’s last day of employment will be May 6, 2025.
EXECUTIVE SUMMARY
OUR 2024 BUSINESS PERFORMANCE AND FINANCIAL HIGHLIGHTS

NET SALES ($ BILLIONS)	ADJUSTED OPERATING MARGIN* (%)	ADJUSTED EPS* ($)

$9.1
$11.1
$12.7
$14.4
$11.7
2020
2021
2022
2023
2024

7.0%
9.1%
10.3%
12.0%
8.9%
2020
2021
2022
2023
2024

$15.55
$12.42
$10.38
$7.50
$5.61
2020
2021
2022
2023
2024

*    Refer to the Reconciliation of Non-GAAP Measures at the end of this proxy statement.
38     AGCO Corporation

COMPENSATION DISCUSSION & ANALYSIS
BUSINESS HIGHLIGHTS
2024 was a transformative year for AGCO. The Company underwent the largest portfolio shift in its history, forged ahead on its technology journey and launched long-term structural changes to more efficiently serve farmers. The transformation began with the Company’s completion of the PTx Trimble joint venture (“PTx Trimble”) transaction in April 2024. The Company quickly merged the PTx Trimble brand with its Precision Planting brand and introduced its new precision ag portfolio, PTx. We believe PTx creates a global-leading mixed-fleet precision agriculture platform and enhances AGCO’s technology stack offering. Additionally, we divested the majority of our Grain & Protein (“G&P”) business, which we believe has improved the margin profile of the business and has strategically positioned us to focus on our three high-margin growth levers and to better serve farmers with a focused portfolio of award-winning agricultural machinery and precision ag technology products. Additionally, the Company focused on operational efficiencies to build a more resilient business. We announced a restructuring program (the “Program”) in response to increased weakening demand in the agriculture industry. The initial phase of the Program is focused on further reducing structural costs, streamlining the Company’s workforce and enhancing global efficiencies related to changing the Company’s operating model for certain corporate and back-office functions and better leveraging technology and global centers of excellence.
FINANCIAL PERFORMANCE
The Company’s full-year adjusted operating margin performance of 8.9% was its best performance in an industry downturn. The strong performance in 2024 was underpinned by our three high-margin growth initiatives: globalizing a full-line of Fendt-branded products, expanding our precision ag business and growing our parts and service business. The Company’s intense focus on cost controls underscores the ongoing structural transformation at AGCO as we deliver more resilient and higher earnings across the cycle.
Net sales for 2024 were approximately $11.7 billion, or 19.1% lower than 2023. Excluding unfavorable currency translation impacts of 0.6%, net sales for the full year decreased approximately 18.5% compared to 2023. Reported income (loss) from operations was approximately $(0.1) billion in 2024 compared to $1.7 billion in 2023. Adjusted operating margins were 8.9% of net sales in 2024 as compared to 12.0% in 2023. The decrease in income from operations in 2024 was primarily the result of lower sales and production volumes reflecting weak industry conditions, the recognition of the loss on sale of the majority of the Company's G&P business as well as impairment charges and restructuring and business optimization expenses. Reported net income (loss) was $(5.69) per share, and adjusted net income was $7.50 per share. These results compare to reported net income of $15.63 per share and adjusted net income per share of $15.55 per share for 2023.
Adjusted operating margin, adjusted EPS, net sales excluding the impact of currency translation, and adjusted net income are all non-GAAP measures, and we provide reconciliations to the closest GAAP measures in the appendix at the end of this proxy statement.
OVERVIEW
The Talent and Compensation Committee considers AGCO’s performance during 2024 to reflect the success of its focus on its three high-margin growth initiatives and intense focus on cost controls. Consistent with our compensation program design the past few years, certain performance targets for both the short-term AIP plan and the LTI plan were set on a “sliding scale” based upon changes in industry conditions. The sliding scale applies to adjusted operating margin and RONA in the AIP plan and to RONA in the LTI plan. As a result, the performance targets remained appropriately challenging but reasonable for management to achieve in contrast to fixed targets that are easily met when industry conditions are strong and missed when industry conditions weaken. The Committee believes the design of the incentive programs are effective at aligning pay with performance. This is demonstrated through the cash awards paying well-below target under the short-term incentive program during the industry’s recent downturn.
2025 Proxy Statement     39

COMPENSATION DISCUSSION & ANALYSIS
STOCKHOLDER OUTREACH AND ENGAGEMENT
STOCKHOLDER OUTREACH
We continued an active stockholder outreach process. The outreach was broad:
•We contacted our largest stockholders representing approximately 50% of our shares, and requested the opportunity to discuss AGCO with them.
•We held discussions with each stockholder who requested a meeting. Our Lead Director and Chief Financial Officer participated in all of these discussions.
•Some large stockholders are passive investment funds that do not generally meet with company representatives.
We also talked with over 100 other stockholders during the course of 2024 as part of regular engagement with our investor relations team.
The discussions were candid, and the feedback was consistently supportive. The principal topics of discussion related to AGCO’s company strategy, financial performance, Board composition and refreshment, sustainability and compensation.
None of the stockholders as part of our outreach discussions expressed any concerns regarding our current compensation approach and our efforts to provide further alignment with our key stakeholders.
Generally, stockholders continued to recognize and appreciate the efforts by the Board beginning in 2020 to update our governance and compensation approaches. We continue to closely tie our compensation plans to performance and business strategy and have established performance targets for both short-term and certain long-term incentives on a sliding scale model to account for business cyclicality. Further, since 2023, all executive AIP plan pay-outs are aligned 100% to Corporate metrics, eliminating any brand or regional weighting.
We continue our commitment to integrating sustainability into our core business strategy with a focus of reducing greenhouse gas emissions in AGCO’s operations and across its value chain. Refer to our 2024 Sustainability Report for additional information on AGCO’s environmental goals.
The feedback was shared with our Governance Committee, our Talent and Compensation Committee, and our Board and reflected in our approach to these issues. The full Board had robust discussions and thoughtfully considered our stockholders’ feedback. The topics raised by stockholders are addressed below and elsewhere in this Proxy Statement, with sustainability and human capital addressed in our Annual Report on Form 10-K.
40     AGCO Corporation

COMPENSATION DISCUSSION & ANALYSIS
2025 INCENTIVE PROGRAM OVERVIEW
The Talent and Compensation Committee determined to generally maintain the 2024 incentive program design in 2025, and there were no significant structural changes to the program for 2025.

	Compensation Vehicle	Measurement Period	Metric	Link to Performance and Strategy

Short-Term Incentive (STI) Program (AIP Plan)	Annual Cash Incentives	One year	Adjusted Operating Margin (40%) (sliding scale relative to industry)	Aligns pay with performance and uses sliding scale approach for performance targets to manage cyclicality

			Return on Net Assets (RONA) (40%) (sliding scale relative to industry)	Margin improvement and sound asset management are key to improving financial performance

			Employee Engagement (10%)	Employee engagement supports employee retention and is critical to our ability to successfully implement our strategy

			Customer Satisfaction (10%)	Improved customer experience leads to better customer retention and improved sales

	Compensation Vehicle	Measurement Period	Metric	Mix	Link to Performance and Strategy

Long-Term Incentive (LTI) Program	Performance Share Plan Units (“PSP Units”)	Three years	3-year Revenue growth (50%)		Aligns pay with performance

			3-year Return on Net Assets (RONA) (50%) (sliding scale relative to industry)	60%	Revenue and RONA metrics balance between growth and asset return discipline. RONA uses sliding scale approach for performance targets to manage cyclicality

			Both subject to relative TSR modifier (+/- 20%)		Relative TSR modifier creates stronger pay-for-performance alignment

	Restricted Stock Units (RSUs)	Three years	3-year ratable vesting period	40%	Promotes retention of key talent

2025 Proxy Statement     41

COMPENSATION DISCUSSION & ANALYSIS
RELATIONSHIP BETWEEN COMPENSATION METRICS AND FINANCIAL PERFORMANCE

DRIVERS OF OPERATING MARGIN (SHORT-TERM INCENTIVE)	DRIVERS OF RETURN ON NET ASSETS (SHORT-TERM AND LONG-TERM INCENTIVES)	DRIVERS OF 3-YEAR REVENUE GROWTH (LONG-TERM INCENTIVE, PSP)

•Focus on profitability •Cost control/expense management •Streamline operations •Near-term business execution	•Focus on profitability •Efficient use of long-term assets •Working capital efficiency •Accountability for acquisition returns	•Market share •Successful execution of business strategy •Focus on customer trends and requirements
FINANCIAL PERFORMANCE AND COMPENSATION METRICS – IMPACT OF CYCLICALITY

NET SALES AND ADJUSTED EPS

Our success depends in large part on the strength of the agricultural equipment industry. Historically, demand for agricultural equipment has been cyclical and generally reflected the economic health of the agricultural industry, which is impacted by a variety of economic and other factors such as commodity prices, farm income and government support. Accordingly, our financial results, including net sales, margins, earnings and cash flows, are heavily dependent on industry conditions in a given year. As reflected above, the global agricultural equipment cycle last peaked in 2023 and declined significantly in 2024 with industry conditions below mid-cycle levels, driven largely by decreases in commodity prices and farm income.
Establishing appropriate performance targets is particularly challenging due to the cyclicality of our industry – a cyclicality that often does not reflect the performance of the overall economy. Our objective is to provide targets that, with appropriate performance, are challenging but reasonable within the expected industry conditions over the duration of a performance period. Since industry conditions are difficult to forecast, our compensation payouts historically have varied significantly, largely due to unforeseen changes in conditions.
In order to address industry cyclicality, several of the targets in our incentive compensation program are set on a sliding scale tied to the 10-year average sales data for the agricultural equipment industry. The target adjustments are based upon comparing the current fiscal year’s industry sales to the 10-year average. In periods where the industry experiences an increase in sales, our targets will shift upward to account for the industry improvement. In periods where the industry experiences a decrease in sales, our targets will shift downward to account for industry decline. By adjusting targets to changes in the industry cycle, the targets remain demanding but reasonable regardless of industry conditions, rewarding management for good decisions that take advantage of improving demand, and controlling costs and working capital when demand declines. By normalizing targets for cyclical industry conditions, executives will be rewarded for operational performance and quick response to changing demand.
42     AGCO Corporation

COMPENSATION DISCUSSION & ANALYSIS
ADJUSTING FOR CYCLICALITY IN GOAL-SETTING

HOW SLIDING SCALE GOALS WORK

As an example of how our sliding scale will work in practice, below are visual representations of both the Adjusted Operating Margin and RONA goals as they will adjust along the 10-year industry sales average axis.

2024 PERFORMANCE EVALUATION AND COMPENSATION
AGCO entered 2024 following a record year in 2023. However, we began experiencing softening demand in the fourth quarter of 2023, and industry demand declined sharply in 2024. To navigate the challenging market dynamics, we focused on our primary growth initiatives, executing portfolio changes, and aggressive cost control actions, including our ongoing restructuring program. While these efforts mitigated some of the impacts of the weakened market demand, our key measures of performance decreased in 2024 compared to 2023. For 2024, sales decreased by 19.1%, RONA decreased by 640 basis points, and adjusted operating margins decreased by 310 basis points, these being three of the metrics that are reflected in our incentive compensation plan approach.
2025 Proxy Statement     43

COMPENSATION DISCUSSION & ANALYSIS
COMPONENTS OF 2024 EXECUTIVE COMPENSATION

Short-Term	Mid-Term	Long-Term

Fixed	Variable

Base Salary Cash	AIP Plan Cash	Performance Share Units (PSP Units) Stock	Restricted Stock Units (RSUs) Stock

Purpose
Market-competitive base salary reflecting contribution, background, knowledge, skills and performance	Annual cash incentive based on achievements of key financial targets	Based on AGCO’s performance vs. financial goals aligned with generating stockholder value over the long-term	Employee Retention

Performance Period
N/A	1 year	3 years	3 years

Performance Measures
N/A	Adjusted Operating Margin (40%) Return on Net Assets (40%) Customer Satisfaction (10%) Employee Engagement (10%)	Revenue Growth (50%) Return on Net Assets (50%) Subject to a TSR modifier of +/- 20% relative to an agribusiness index	Stock Price Appreciation, as the ultimate award value upon settlement depends upon stock price

We believe that as an executive’s responsibilities increase, so should the portion of his or her total pay comprised of incentive compensation. As illustrated below, in 2024 on average, over 70% of our NEO compensation was variable or “at risk” and tied to AGCO’s performance, with the greatest portion associated with long-term incentives:

CHIEF EXECUTIVE OFFICER	OTHER NEOs

44     AGCO Corporation

COMPENSATION DISCUSSION & ANALYSIS
2024 BASE SALARY
Base salary for NEOs establishes the foundation of total compensation and supports attraction and retention of qualified executives. Each NEO’s base salary is generally targeted at median levels of executives with similar roles and responsibilities at other industrial companies of similar revenue and complexity.
Base salary increases are primarily performance driven, but adjustments may be made to recognize additional responsibilities or market inequities. Generally, annual increases are effective on May 1st of each year, and the information below reflects base salary following any annual increase.

	2023	2024	% Change
Mr. Hansotia	$1,350,000	$1,400,000	4%
Mr. Audia	$721,000	$749,840	4%
Mr. Crain	$605,986	$605,986	0%
Mr. Crawford(1)	$—	$525,357	—%
Mr. Millwood(1)	$—	$508,820	—%
(1)Mr. Crawford and Mr. Millwood were not named executive officers in 2023. Their base salary rates for 2024 account for an annual increase on May 1, 2024.
2024 ANNUAL INCENTIVE (AIP PLAN)
Annual incentives are intended to facilitate alignment of management with corporate objectives in order to achieve outstanding performance and to meet specific AGCO financial targets. Incentive plan performance measures and targets are evaluated annually to ensure they support our strategic business objectives.
The AIP Plan is based on AGCO’s performance, and in certain years, on the individualized contribution of executive officers through the leadership of their respective regional or functional areas. For 2024, AIP Plan compensation awards for all NEOs and senior vice presidents were based 100% on corporate goals for global alignment purposes, and there were no individualized goals. However, AIP Plan participants must maintain certain individual performance ratings in order to be eligible to earn an award. AIP Plan opportunities are expressed as a percentage of each executive officer’s base salary. The annual award opportunities for the NEOs in 2024 were:

	Opportunity as a Percentage of Base Salary
Name	Minimum Award	Target Award	Maximum Award
Mr. Hansotia	75%	150%	300%
Mr. Audia	50%	100%	200%
Mr. Crain	45%	90%	180%
Mr. Crawford	45%	90%	180%
Mr. Millwood	45%	90%	180%
The corporate objectives and targets are set at the beginning of each year and approved by the Talent and Compensation Committee based upon the prior year’s results as well as a budget reviewed by the Finance Committee and approved by the Board. Unless determined otherwise, the Talent and Compensation Committee excludes certain predetermined items from the calculation of adjusted operating margin and Return on Net Assets in order to ensure the calculations are equitable and reflect normalized operating results. In addition, the Talent and Compensation Committee has the ability to make adjustments based upon other appropriate circumstances.
The charts below summarize the performance measures, weightings and results that the Talent and Compensation Committee approved for the 2024 annual incentive.
2025 Proxy Statement     45

COMPENSATION DISCUSSION & ANALYSIS
DESCRIPTION OF PERFORMANCE MEASURES

PERFORMANCE MEASURE AND WEIGHTING	DEFINITION	RATIONALE

Adjusted Operating Margin (40%)	Adjusted income from operations divided by net sales.	Margin improvement links to earnings and is key to increasing company performance and stockholder value.

Return on Net Assets (40%)	Adjusted income from operations divided by net assets.	Return on net assets promotes improving returns through an efficient use of capital and is an important indicator of stockholder value.

Customer Satisfaction (10%)	Utilizes the Net Promoter Score, a metric that measures customer satisfaction and loyalty, to calculate the willingness of our customers to recommend AGCO products to others. This calculation is a proxy to gauge the customer’s overall satisfaction with AGCO’s products and the customer’s loyalty to the AGCO brand.	Improved customer experience leads to better customer retention and improved sales.

Employee Engagement (10%)	The level of our employees’ commitment and connection to our organization. Employee Engagement is measured through an annual survey; the survey measures our employees’ collective level of engagement via their responses to four questions that comprise our “employee engagement index.”	Employee engagement supports employee retention and is critical to our ability to successfully implement our strategy.

2024 ANNUAL INCENTIVE PAYOUTS
As described previously, the financial targets for the annual incentive plan are adjusted on a sliding scale relative to actual industry conditions in order to address industry cyclicality. The performance targets remained appropriately challenging for management to achieve in contrast to fixed targets that might not have been met (due to the downturn in the agricultural industry in 2024) and, therefore, would not have provided an appropriate incentive.
As a result of the overall performance of the agricultural equipment industry and the Company’s approach to align targets based upon the industry’s 10-year average, the targets for adjusted operating margin and Return on Net Assets for 2024 were increased on a sliding scale by approximately 100 basis points and 1,580 basis points, respectively, from the 2023 targets. The 2024 target for Return on Net Assets also reflects the exclusion of the Company's Grain & Protein business given the Company's ongoing strategic review at the time the target was set; the Company completed its divestiture of the majority of the Grain & Protein business in November 2024. In future years, the targets will be increased or decreased as appropriate to reflect the industry’s cyclical status at that time.
In order to ensure that the calculations under the AIP plan reflect what is within and what is outside of management's control, and to ensure they reflect normalized operating results, the Talent and Compensation Committee excludes certain predetermined items from the calculation of adjusted operating margin and RONA, as described in the reconciliation for each metric to the closest U.S. GAAP measure at the end of this proxy statement.
In addition, the Talent and Compensation Committee has the ability to exclude other items as deemed appropriate. Accordingly, the Talent and Compensation Committee determined that the results related to the PTx Trimble joint venture in the first year of acquisition should be excluded from the calculations of adjusted operating margin and RONA because the 2024 targets were established prior to the completion of the joint venture transaction.
As indicated below, for 2024, adjusted operating margin was equal to the threshold goal at 9.2% and RONA was below the threshold target of 42.8% at 32.4%. If the PTx Trimble joint venture had not been excluded from the calculations, the results would have been 8.9% for adjusted operating margin and 20.1% for RONA. Reconciliation of 8.9% for adjusted operating margin and 20.1% for RONA to the closest U.S. GAAP measures is provided at the end of this proxy statement.
With respect to the first of our non-financial measures, Customer Satisfaction, for 2024, we set our goal based on Net Promoter Score. We achieved a metric of 66% for this goal, which was above the target threshold of 65%. As to employee engagement, for 2024, we set our goal based on the results of our annual employee survey. We achieved a metric of 67% for this goal, which was below the target threshold of 72%.
Accordingly, the Talent and Compensation Committee determined that AGCO performed at a cumulative 27.5% of the established short-term incentive targets for 2024.
46     AGCO Corporation

COMPENSATION DISCUSSION & ANALYSIS
2024 ANNUAL INCENTIVE PERFORMANCE MEASURES AND RESULTS

Measure	Weight	Bonus Objective	Percent Achieved	Earned Award

Adjusted Operating Margin			50.0%	20.0%

Return on Net Assets			0.0%	0.0%

Customer Satisfaction			75.0%	7.5%

Employee Engagement			0.0%	0.0%

Total	27.5%

The short-term incentive payouts in 2024 were as follows:

Name	Target as a % of Base Salary	Achievement as a % of Target	As a % of Salary	Actual Amount
Mr. Hansotia	150%	27.5%	41%	$570,681
Mr. Audia	100%	27.5%	28%	$203,584
Mr. Crain	90%	27.5%	25%	$149,982
Mr. Crawford(1)	90%	—%	—%	$—
Mr. Millwood	90%	27.5%	25%	$124,332
(1)Mr. Crawford was not eligible to receive a short-term incentive payout in 2024.
2025 Proxy Statement     47

COMPENSATION DISCUSSION & ANALYSIS
LONG-TERM INCENTIVE
LTI is intended to engage executives in achieving longer-term performance goals and to make decisions in the best interest of the stockholders. LTI performance goals are reviewed annually to ensure they are appropriately aligned with stockholder interests and the strategic business objectives of AGCO.
In January 2024, the Talent and Compensation Committee approved long-term incentive awards for 2024 eligible plan participants. The target award levels for each award type were set at median level of market competitiveness.
The following table summarizes type of equity awarded to our NEOs for 2024 under our LTI Plan:

AWARD TYPE	OVERVIEW	RATIONALE

Performance Share Plan (PSP): 60%	•50% 3-year Revenue Growth •50% 3-year Return on Net Assets (RONA) •+/- 20% TSR modifier
Both metrics are meaningful measures of our performance and have a strong correlation to generating stockholder value over the long-term. The relative TSR modifier aligns with creating value for our stockholders.

Restricted Stock Units (RSUs): 40%	•3 year ratable vesting	Encourages executive retention. Creates alignment with long-term stockholder value.

2022 – 2024 PERFORMANCE SHARE PLAN (PSP)
The performance period for the PSP awards granted in 2022 was completed at the end of 2024.
Targets for the 2022-2024 performance cycle were set in 2022 based upon the following:
•For RONA, the target was set on a relative industry sliding scale above the target set for RONA in the short-term AIP plan for 2022 to reflect an expectation of improvement for a three-year compared to a one-year target.
•For Revenue Growth, the target was set based on achieving revenue above AGCO’s prior year performance for each year in the three-year period.
In order to ensure that the calculations under the PSP reflect what is within and what is outside of management's control, and to ensure they reflect normalized operating results, the Talent and Compensation Committee excludes certain predetermined items from the calculation of revenue growth and RONA. When measuring revenue growth, the Talent and Compensation Committee excludes the impact from foreign currency translation, acquisitions and pricing, as well as adjusting for changes in the industry, in order to better assess AGCO’s revenue growth year-over-year and performance while minimizing the positive or negative impact of external conditions. Accordingly, the results related to the PTx Trimble joint venture in the first year of acquisition was excluded from the calculation of revenue growth. When measuring RONA, the Talent and Compensation Committee excludes certain predetermined items from the calculation, as described in the reconciliation for the metric to the closest U.S. GAAP measure at the end of this proxy statement.
In addition, the Talent and Compensation Committee has the ability to exclude other items as deemed appropriate. Accordingly, consistent with the 2024 AIP plan, the Talent and Compensation Committee determined that the results related to the PTx Trimble joint venture in the first year of acquisition should be excluded from the calculation of RONA because the 2024 targets were established prior to the completion of the joint venture transaction.
•We evaluate performance for each year of the three-year periods independently, which provides more opportunity for consistent payouts and allows for alignment in a challenging industry environment. At the end of the three-year performance period, we average the three-year performance results to determine the number of performance shares earned. We then apply a relative TSR modifier that could result in an increase or a reduction of shares earned by 20%, dependent on the quartile of TSR performance relative to the MVIS Global Agribusiness Index for the three-year performance period.
48     AGCO Corporation

COMPENSATION DISCUSSION & ANALYSIS

	RONA	% of RONA Performance Shares Earned	Weighted % of Total PSP Shares Earned
Threshold	27.1%	33.3%	16.5%
Target	33.1%	100.0%	50.0%
Maximum	36.1%	200.0%	100.0%
Actual	34.8%	156.7%	78.4%

	Revenue Growth	% of “Revenue Growth” Performance Shares Earned	Weighted % of Total PSP Shares Earned
Threshold	0.0%	33.3%	16.5%
Target	3.0%	100.0%	50.0%
Maximum	6.0%	200.0%	100.0%
Actual	2.8%	95.6%	47.8%

TSR Modifier Applied to Number of Performance Shares Earned
Percentile Rank Achieved(1)	Earned Adjustment
>75th percentile	+ 20% share adjustment
>25th percentile and <75th percentile	No adjustment
< 25th percentile	- 20% share adjustment
(1)Quartile of performance relative to the MVIS Global Agribusiness Index.
At the conclusion of the cycle, the Talent and Compensation Committee determined that, based on the Company’s performance, we achieved 34.8% with respect to RONA and 2.8% with respect to Revenue Growth. We achieved between the 25th and 75th percentile for TSR, ranking in the 63rd percentile, and therefore did not apply a TSR modifier to the number of performance shares earned. The Committee made no adjustments for the 2022-2024 PSP awards. The awards paid out at 126.2% of target.
The target award and actual number of shares received by the NEOs for the three-year PSP performance cycle (2022-2024) are shown below:

	Three-Year Performance Cycle (2022-2024)
Name	Target Award (100%)	Actual Award (126.2%)
Mr. Hansotia	45,577	57,517
Mr. Audia	4,948	6,244
Mr. Crain	4,750	5,994
Mr. Crawford	4,750	5,994
Mr. Millwood	1,023	1,291
2024-2026 PERFORMANCE SHARE PLAN (PSP)
We granted PSP awards in 2024 with the same design as the 2022 PSP awards described above. Revenue growth will continue to be measured on a year-over-year basis over the three-year performance period. For RONA, we set targets that we believe are appropriately challenging but are reasonable for management to achieve using a sliding scale approach to manage industry cyclicality. We intend to disclose the specific RONA target goals for the 2024 PSP awards at the conclusion of the three-year performance period because of the potential for competitive harm for the Company.

2025 Proxy Statement     49

COMPENSATION DISCUSSION & ANALYSIS
MATRIX OF AWARD OPPORTUNITIES FOR AWARDS GRANTED IN 2024

	Return on Net Assets
	Below Threshold	Threshold	Target	Outstanding
Outstanding	100.0%	116.5%	150.0%	200.0%
Target	50.0%	66.6%	100.0%	150.0%
Threshold	16.5%	33.3%	66.6%	116.5%
Below Threshold	—%	16.5%	50.0%	100.0%
If the actual performance of the goal falls in between the established goals for threshold, target and outstanding performance, the associated payout factor will be calculated using a straight-line interpolation between the two goals. In addition, the shares earned are subject to a relative TSR modifier that is determined at the end of the three-year performance cycle, that could result in an increase or a reduction of shares earned by 20%, dependent on the quartile of performance relative to the MVIS Global Agribusiness Index. The increase or reduction in shares is determined by the following percentile ranking: Less than or equal to the 25th percentile results in a 20% reduction, greater than the 25th percentile and less than the 75th percentile results in no adjustment and greater than or equal to the 75th percentile results in a 20% increase.
JOINT VENTURE TRANSACTION AWARD
On April 1, 2024, AGCO closed the PTx Trimble joint venture transaction pursuant to the Amended and Restated Sale and Contribution Agreement with Trimble. Immediately following the closing and as a result of the transaction, the Company owns an 85% interest in the PTx Trimble joint venture.
In connection with the transaction, the Talent and Compensation Committee approved a transaction-based bonus for certain employees involved in the execution of the transaction and post-merger integration. As a result of the closing of the transaction, on April 1, 2024, Mr. Audia and Mr. Crawford each received a transaction cash bonus award of $270,375 and $189,432, respectively, at the closing of the transaction, as reflected in the 2024 Summary Compensation Table. These NEOs were also eligible to earn a transaction RSU grant on May 1, 2025, with the same dollar value as their transaction cash bonus awards, generally contingent upon performance in the year following the transaction. While the 2024 cash bonus was awarded in recognition of efforts in the execution of the transaction, the 2025 RSU grant awards will not be granted as the conditions for the grant are not expected to be satisfied.
ESTABLISHMENT OF THE AGCO EMPLOYEE STOCK PURCHASE PLAN
In December 2024, the Talent and Compensation Committee recommended that the Board adopt the Employee Stock Purchase Plan (ESPP) subject to stockholder approval, as described in more detail in Proposal 3. Employees of the Company and certain of its subsidiaries and affiliates, (including, if applicable, NEOs), will be eligible to participate in the ESPP. The purpose of the ESPP is to provide participants with an opportunity to purchase shares of our common stock at a discounted purchase price. If approved by stockholders, the ESPP will become effective as of the date it is approved by stockholders, and the first offering period under the ESPP is expected to commence on July 1, 2025.
ROLE OF THE TALENT AND COMPENSATION COMMITTEE
The Talent and Compensation Committee approves all compensation for executive officers, including the structure and design of the compensation programs. We perform competitive market analysis with respect to cash compensation, long-term equity incentives and executive retirement programs to enable the Talent and Compensation Committee to review, monitor and establish appropriate and competitive compensation guidelines, determine the appropriate mix of compensation programs and establish the specific compensation levels for our executives. The Talent and Compensation Committee also exercises its judgment as to what is in the best interest of the Company and its stockholders. In addition, the Talent and Compensation Committee oversees the succession process for executive officers.
The process for compensation decisions made by the Talent and Compensation Committee involves:
•Reviewing the prior year say-on-pay voting results
•Considering feedback received from stockholders throughout the year
•Obtaining recommendations and market data from our independent compensation consultant
•Assessing business climate and industry factors
•Receiving input from our CEO and other senior members of management
•Evaluating NEO performance in alignment with Company goals
50     AGCO Corporation

COMPENSATION DISCUSSION & ANALYSIS
PAY GOVERNANCE AND PAY-FOR-PERFORMANCE PHILOSOPHY
The compensation provided to our senior leaders is guided by a pay-for-performance approach and the following principles:

Philosophy	Approach

Align with Stockholders’ Interests	Compensation paid should align directly with the long-term interests of our stockholders, and our executives should share with them in the performance and value of our common stock.

Support Business Strategy
Compensation should be based on challenging Company performance and strategic goals, which are within our executive’s control and reward performance aligned with AGCO’s strategy, values and desired behaviors.

Pay for Performance
Target compensation should have an appropriate mix of short-term and long-term pay elements. In general, compensation is highly weighted -- on average, over 70% -- to variable or “at risk” compensation.

Encourage Executive Stock Ownership	Executives should meet minimum requirements for share ownership.

Competitive Compensation - Attract and Retain Quality Management	Executive pay is market competitive but also performance-based and structured so that it addresses retention, recruitment, market scarcity and other business concerns.

WHAT WE DO:
  Talent and Compensation Committee composed entirely of independent directors who are advised by an independent compensation consultant
  Talent and Compensation Committee annually reviews financial performance objectives in our annual and long-term incentive plans
  Annual and long-term incentive plans with performance objectives aligned to business goals
  Long-term vesting period for equity awards
  Compensation programs support a conservative approach to share usage
  Double-trigger equity vesting in the event of change-in-control
  Require substantial stock ownership for all executive officers and directors
  Clawback provisions in plans

WHAT WE DON’T DO:
  Tax gross-ups on change-in-control benefits (for all employment contracts since 2017, including the CEO)
  Encourage excessive or unnecessary risk-taking
  Reprice equity awards without stockholder approval
  Allow directors or executives to engage in hedging or pledging of AGCO’s securities

2025 Proxy Statement     51

COMPENSATION DISCUSSION & ANALYSIS
COMPENSATION CONSIDERATIONS
The Talent and Compensation Committee reviews recommendations from management and, with input from its independent compensation consultant, considers various factors when making executive compensation decisions, including:
•The cyclical nature of the business
•Agricultural equipment industry outlook
•Performance relative to peers and competitors
•Current competitive market conditions
•Key areas where management can influence results over the short- and long-term
•Development and retention of top talent

BENCHMARKING COMPENSATION TO PEERS
The Talent and Compensation Committee’s goal is to provide target total direct compensation (target total cash plus target LTI opportunity) for each NEO that is competitive with the median levels of other industrial companies of similar size and complexity.
The Talent and Compensation Committee annually reviews the peer group for compensation comparisons and makes updates as needed to ensure that the included companies are appropriate comparators for determining whether total compensation for NEOs aligns with market. In determining the appropriate peer group, the Talent and Compensation Committee considers the attributes of company size as well as similarity of industry and business, as outlined in the table below.
52     AGCO Corporation

COMPENSATION DISCUSSION & ANALYSIS

PEER GROUP – SELECTION PROCESS

REVIEW OF CURRENT COMPENSATION PEER GROUP
REVIEW CRITERIA
Our assessment of potential peer companies involved a series of key guidelines and parameters, along with sound judgment, to arrive at an appropriate compensation peer group. Note that not all compensation peer companies match all criteria, and not all criteria are of equal importance.

Review Items	Review Criteria	Consideration
Size	•Revenue falls within a range of ~0.3x to ~2x AGCO’s revenues during trailing 12-month period
•For most companies, revenue is a proxy for business complexity and has the highest correlation to executive pay opportunity.
•Market cap is also a useful reference (when combined with revenue). We typically consider potential peers that fall within a wider range of ~0.2x to ~5x the Company market cap.

Similar Industry	Compete within the following similar industries: •Machinery Industry •Building Products Industry •Transportation Manufacturer/Parts & Equipment •Aerospace and Defense
•Industry serves as a good reference for a company’s competition for business, capital and talent.
•For AGCO, there are a limited number of public ag/farm machinery companies, so we expanded our search to include other machinery and equipment companies.

Business Similarity
•Manufacturer of heavy-duty equipment and/or parts
•International sales are more than 30% of total sales
•Digitalization as a key initiative
•Does not rely on one single dealer or distributor (with sales no more than 10% of total sales)
•These factors may impact the Company’s organization structure, market risk, KPls, sales forces and other factors, which will eventually impact the Company’s pay program design.
The Talent and Compensation Committee generally reviews our peer group annually. Therefore, the peer group that was used for compensation decisions in early 2024 had been previously reviewed by the Talent and Compensation Committee in July 2023 with the assistance of its compensation consultants. The composition of that peer group (16 companies) is shown below:

BorgWarner Inc.	Oshkosh Corporation	Thor Industries, Inc.
Cummins Inc.	PACCAR Inc.	Trane Technologies Plc
Dana Incorporated	Parker Hannifin Corporation	Westinghouse Air Brake Technologies Corporation
Dover Corporation	Rockwell Automation, Inc.	Xylem Inc.
Flowserve Corporation	Stanley Black & Decker, Inc.
Illinois Tool Works Inc.	Textron Inc.

With the assistance of its independent consultants, the Talent and Compensation Committee reviewed our peer group in July 2024 and decided that CNH Industrial N.V. and Otis Worldwide Corporation would be added to the peer group as they are both more comparable to AGCO in terms of the peer group revenue parameters noted above and operate in similar industries, and Flowserve Corporation would be removed as its revenue is not within the range of AGCO’s trailing twelve-month revenue that is described above, and it is, therefore, no longer sufficiently comparable. The composition of the current peer group following these changes (17 companies) is shown below:

BorgWarner Inc.	Oshkosh Corporation	Textron Inc.
CNH Industrial N.V.	Otis Worldwide Corporation	Thor Industries, Inc.
Cummins Inc.	PACCAR Inc.	Trane Technologies Plc
Dana Incorporated	Parker Hannifin Corporation	Westinghouse Air Brake Technologies Corporation
Dover Corporation	Rockwell Automation, Inc.	Xylem Inc.
Illinois Tool Works Inc.	Stanley Black & Decker, Inc.

2025 Proxy Statement     53

COMPENSATION DISCUSSION & ANALYSIS
EXECUTIVE COMPENSATION AND RISK MANAGEMENT
The Talent and Compensation Committee regularly reviews compensation plans and practices to ensure they are appropriately structured and aligned with business objectives and not designed to encourage executives to take excessive risks. Using an outline provided by the Center on Executive Compensation (CEC), in early 2024 we completed an assessment to determine whether our compensation programs discourage plan participants from taking “excessive risks.” The assessment confirmed, using the CEC criteria, that our compensation program discourages taking excessive risks.
STOCK OWNERSHIP REQUIREMENTS
The Company requires its directors and officers to own AGCO shares as it emphasizes the alignment of their interests with those of stockholders. The ownership program covers all directors and executive officers. The requirements are as follows:
•Chief Executive Officer to own common stock, or other equity equivalents, equal in value to six times annual salary
•Other Executive Officers to own common stock, or other equity equivalents, equal in value to three times their respective annual salaries
•Non-employee directors to own common stock, or other equity equivalents, equal in value to five times the value of the annual retainer
Any person becoming a director or executive officer has five years from his or her election or promotion, or from an increase in the requirement, to comply with the stock ownership requirements. A person is considered to be in compliance once the minimum ownership level is reached (if he or she continues to hold at least the number of shares that initially was required, regardless of the change in market value of the underlying equity securities). As of December 31, 2024, all of our directors and executive officers were either in compliance with the stock ownership policy or were within the five-year transition period.
OTHER COMPENSATION, BENEFITS AND CONSIDERATIONS
NEO EMPLOYMENT AGREEMENTS
AGCO maintains employment agreements with each of the NEOs, all of which the Company believes to be consistent with market practices. These agreements generally provide for the following:
•Annual base salary
•Participation in annual cash and long-term incentive equity programs
•Severance benefits, as described below
•For Messrs. Crain and Hansotia, participation in the Company’s supplemental retirement program (Executive Nonqualified Pension Plan or “ENPP”), and for Messrs. Audia, Crawford and Millwood (and beginning in 2025, when the ENPP is frozen to future accruals, for Mr. Hansotia), participation in the Company’s Nonqualified Defined Contribution Plan, each described below
•A company car and reimbursement for customary expenses
•For Mr. Hansotia: (1) Reimbursement of the cost of one club membership, (2) term life insurance equal in value to six-times his base salary and (3) 50 hours of flight time annually for personal use of the Company-provided aircraft (subject to a carryover of unused flight time of up to 10 hours)
•Customary non-compete and non-solicitation provisions for two years post-employment, and a confidentiality provision for five years post-employment
•During the two-year (for Mr. Hansotia, three-year) period following a change in control, no reduction in position, duties, responsibilities and compensation, and no relocation of office
54     AGCO Corporation

COMPENSATION DISCUSSION & ANALYSIS
POST-TERMINATION AND CHANGE IN CONTROL BENEFITS
Employment agreements with the executives provide severance benefits when the termination by the Company is without “cause” (or other such similar term as included in the applicable employment agreement or incentive plan) or by the executive with “good reason.” The size of the severance benefits depends on whether the termination is within two years following a change of control.
SEVERANCE BENEFITS WITHOUT A CHANGE OF CONTROL
For terminations by the Company without “cause” or by an executive for “good reason” that do not involve a change of control, the severance benefit includes:
•Mr. Hansotia will receive his base salary for two years upon termination, and Messrs. Audia, Crain, Crawford and Millwood will receive their respective base salaries for one year upon termination
•For Messrs. Audia, Crain, Crawford, Millwood and Hansotia, continued life insurance benefits and up to 18 months COBRA coverage at active employee rates
•For Mr. Hansotia, a two-times bonus (calculated based on the three-year average of annual cash bonus received during the prior two completed years and the current year’s trend), payable in a lump sum
•For Messrs. Audia, Crain, Crawford and Millwood, a pro-rata portion of bonus or other incentive benefits for the year of termination
•However, if Messrs. Audia, Crain, Crawford, Hansotia or Millwood’s termination of employment occurs at age 65 or older, the executive will not be eligible for the base salary continuation and bonus payments described above
In addition to the cash severance payments, certain additional vesting benefits will apply upon a termination by the Company without “good cause” that does not involve a change of control:
•Beginning with 2024 grants, equity awards provide for pro-rata vesting of the next tranche of RSUs scheduled to vest, and pro-rata vesting of PSP units based on the attainment of performance conditions at the end of the performance period, subject to the execution of a release of claims.
•A terminated executive also is entitled to receive any vested benefits under the ENPP payable beginning at age 65.
SEVERANCE BENEFITS TRIGGERED ON TERMINATION FOLLOWING A CHANGE OF CONTROL
For terminations by the Company without “cause” or by an executive for “good reason” within two years following a change of control, the severance benefit includes:
•A lump-sum payment representing 3x base salary for Mr. Hansotia and 2x base salary for Messrs. Audia, Crain, Crawford and Millwood.
•Pro-rata portion of bonus or other incentive benefits for year of termination.
•For Mr. Hansotia, a 3x bonus; for Messrs. Audia, Crain, Crawford and Millwood, a 2x bonus (calculated based on the three-year average of annual cash bonus received during the prior two completed years and the current year’s trend), payable in a lump sum.
•Continued life and/or group health coverage or benefits at the same rates in effect at the time of termination, or payment in lieu of such amounts, for a post-termination period equal to: for Mr. Hansotia, three years; for Messrs. Audia, Crain, Crawford and Millwood, two years.
In addition to the cash severance payments, certain enhanced vesting benefits exist following a change in control:
•All unvested equity awards include a “double-trigger” provision that provides for accelerated vesting of any unvested portion of the award, contingent on a change in control and either termination of employment (by the Company without “good cause” or by the executive for “good reason,” with a release of claims required, beginning with 2024 grants) or failure of the acquiring company to assume outstanding equity grants or provide participants with the value equal to that of the unvested equity grants.
•All benefits under the ENPP that have been earned based on years of service also become vested upon a change of control, regardless of whether the participant experiences a termination following the change in control.
•Accelerated vesting of the executive’s account under the Nonqualified Defined Contribution Plan, regardless of whether the participant experiences a termination following such change in control.
2025 Proxy Statement     55

COMPENSATION DISCUSSION & ANALYSIS
Mr. Crain, who retired at the end of 2024, was the only NEO contractually entitled to receive a gross-up for excise taxes due on the change of control payments described above. Based upon discussions with stockholders, we eliminated the gross-up for excise taxes on severance payments due to a change in control for any executive receiving an employment agreement in 2017 and beyond. Under the provisions of Messrs. Audia’s, Crawford’s, Hansotia’s and Millwood’s employment contracts, there are no excise tax gross-ups for severance payments. This provision was removed from Mr. Hansotia’s agreement in 2021.
For purposes of these benefits, a “change of control” occurs, in general, when (i) one or more persons acquire common stock of the Company that, together with other stock owned by the acquirers, amounts to more than 50% of the total fair market value or total voting power of the stock; (ii) one or more persons acquire during a 12-month period stock of the Company that amounts to 30% or more of the total voting power of the stock; (iii) a majority of the members of our Board of Directors are replaced in any 12-month period by directors who are not endorsed by a majority of the directors then in office; or (iv) with some exceptions, one or more persons acquire assets from the Company that have a total fair market value equal to or greater than 40% of the aggregate fair market value of all of our assets.
RETIREMENT
Executive officers participate in our various employee benefit plans designed to provide retirement income. Our qualified and nonqualified pension plans provide a retirement income base, and our qualified and nonqualified plans permit additional retirement savings. To encourage retirement savings under the qualified and nonqualified plans, we provide an employer matching contribution (as noted below). In addition, we provide certain benefits under our AIP and equity awards upon retirement, as described below.

PLAN TYPE	DESCRIPTION	STATUS

AGCO 401(k) Plan
For the Company’s 401(k) plan, we generally contributed approximately $18,975 to each eligible U.S.-based executive’s 401(k) account during 2024, which was the maximum contribution match allowable under the Company’s 401(k) plan.
Active

Executive Nonqualified Pension Plan	The ENPP provides the Company’s eligible U.S.-based executives with retirement income for a period of 15 years based on a percentage of their final average compensation, including base salary and annual incentive bonus, reduced by the executive’s social security benefits and 401(k) plan benefits attributable to employer matching contributions.	ENPP frozen to future salary benefit accruals as of December 31, 2024

Executive Defined Contribution (“DC”) Plan
The Company maintains a DC plan with respect to which it makes contributions for certain senior U.S.-based executives. Executives who previously participated in the ENPP will receive future contributions under the DC plan beginning in 2025 in connection with the freeze of the ENPP. For Senior Vice Presidents, we annually contribute 10% of the executive officer’s salary plus his or her annual incentive compensation, less the maximum contribution match allowance under the AGCO 401(k) plan, to the DC Plan. For the Chief Executive Officer, the annual contribution percentage is 15%, similarly adjusted.
Active

Annual Incentive Plan
If a participant in the AIP terminates employment before an AIP award is paid due to approved retirement, a pro-rated award will be paid out based on actual performance results at the same time as awards are paid to other participants.
Active

Equity Awards
Upon retirement, there will be pro-rata vesting of the next tranche of RSUs scheduled to vest, and pro-rata vesting of PSP units based upon the attainment of performance conditions at the end of the performance period. If the retirement occurs following a change in control, there will be accelerated vesting of any unvested portion of the awards.
Active

56     AGCO Corporation

COMPENSATION DISCUSSION & ANALYSIS
The ENPP was frozen to future salary benefit accruals as of December 31, 2024. No further accruals to the executive retirement benefit for compensation or service changes were made after that date. As of January 1, 2025, any remaining participants have transitioned to our Executive Defined Contribution plan.
DEATH, DISABILITY AND OTHER BENEFITS
In the event of an NEO’s death, the executive’s estate would receive the executive’s base salary in effect at the time of death for a period of three months. The estate is also entitled to all sums payable to the executive through the end of the month in which death occurs, including the pro-rata portion of the executive’s bonus earned at this time.
Upon the termination of the NEO’s employment due to disability, the executive would receive all sums otherwise payable to the executive by the Company through the date of the termination of employment, including the pro-rata portion of the bonus earned.
AIP awards and outstanding equity awards generally receive the same treatment upon death or disability as upon retirement, as described in the section entitled “Retirement” above.
Executives also participate in our other benefit plans on the same general terms as other employees. These plans may include medical, dental and disability insurance coverage.

LIMITED PERQUISITES

We believe that cash and incentive compensation should be the primary focus of compensation and that perquisites should be modest.
•The primary perquisites available to executives are the use of a leased automobile and the reimbursement of dues associated with a social or athletic club.
•Supplemental life and disability insurance is also provided for executives. The life insurance generally provides for a death benefit of six times the executive officer’s base salary.
•For executives on international assignments, certain additional expatriate and relocation benefits are provided.
•Mr. Hansotia is allowed to use our aircraft for up to 50 hours of personal use each year. The cost of this use is taken into consideration by the Talent and Compensation Committee as part of the establishment of Mr. Hansotia’s compensation and, as a result, each year Mr. Hansotia is allowed to carryover unused flight time up to 10 hours. No other executives are allowed personal use.

COMPENSATION RECOVERY POLICY
We maintain the AGCO Corporation Policy for the Recovery of Erroneously Awarded Compensation (the Compensation Recovery Policy), which became effective in late 2023, to comply with NYSE listing standards implementing Exchange Act Rule 10D-1. The Compensation Recovery Policy generally provides that in the event of certain accounting restatements, the Talent and Compensation Committee will take prompt action to recover erroneously awarded incentive compensation from executive officers that was “received” (within the meaning of the rules) in the three prior completed fiscal years. The policy provides the Talent and Compensation Committee with broad discretion regarding the means of recovery. Previously, we maintained the Compensation Adjustment and Recovery Policy, which provided for recovery if the Board learned of any misconduct by an officer of AGCO or one of its subsidiaries that contributed to our having to restate our published financial statements.
2025 Proxy Statement     57

COMPENSATION DISCUSSION & ANALYSIS
HEDGING AND PLEDGING POLICY
Our Hedging and Pledging Policy prohibits Board members and officers from directly or indirectly, pledging with respect to any equity securities of the Company, or hedging with respect to any equity securities of the Company. For these purposes, “pledging” includes the intentional creation of any form of pledge, security interest, deposit, lien or other hypothecation, including the holding of shares in a margin account, that entitles a third-party to foreclose against, or otherwise sell, any equity securities, whether with or without notice, consent, default or otherwise, but does not include either the involuntary imposition of liens, such as tax liens or liens arising from legal proceedings, or customary purchase and sale agreements, such as Rule 10b5-1 plans, and “hedging” includes any instrument or transaction, including put options and forward-sale contracts, through which the insider offsets or reduces exposure to the risk of price fluctuations in a corresponding equity security. For these purposes, “equity securities” include the Company’s common stock, preferred stock and options and other securities exercisable for, or convertible into, settled in, or measured by reference to, any other equity security determined on an as-exercised and as-converted basis. The equity securities attributable to a Board member or officer for these purposes shall include equity securities attributable to the Board member or officer under either Section 13 or Section 16 of the Exchange Act, provided that equity securities owned by entities shall be included only if the Board member or officer directly or indirectly controls a majority of the equity securities of the entity or otherwise directly controls those equity securities of the Company. Pledges of equity securities made by Board members or officers prior to December 3, 2020 (each a “Grandfathered Pledge”) in compliance with the Company’s prior pledging policy, may remain pledged until such time when the Grandfathered Pledges are terminated. Equity securities that are pledged shall not be counted toward the ownership requirements under other policies of the Company.
INSIDER TRADING POLICY
We have adopted an insider trading policy governing the purchase, sale and other disposition of our securities by our directors, officers, and employees, and by the Company. We believe this policy is reasonably designed to promote compliance with insider trading laws, rules, and regulations and listing standards applicable to the Company. We comply with all applicable securities laws when transacting in our own securities.
TIMING OF EQUITY AWARDS
We do not currently grant stock options or stock appreciation rights, and therefore we do not have a policy or practice regarding the timing for granting these types of awards. We historically granted stock-settled appreciation rights, but have not done so since 2020. Assuming our stockholders approve the AGCO Corporation Employee Stock Purchase Plan at the Annual Meeting, eligible employees may voluntarily enroll in the plan and receive an option to purchase shares at a discount using payroll deductions accumulated during the applicable offering period.
Our current long-term incentive program is comprised of restricted stock units and performance-share plan units. We typically have two regular equity award grant dates, one in January and one in July. On the date of the Talent and Compensation Committee’s regularly scheduled meeting in January of each year, we generally grant annual equity awards to our named executive officers and other eligible employees. On the date of the Talent and Compensation Committee’s regularly scheduled meeting in July of each year, the Talent and Compensation Committee and/or its delegates generally grant off-cycle equity awards, such as new hire awards, retention awards, or performance recognition awards. In addition, we occasionally make special equity award grants at other times during the year, such as in connection with the closing of a transaction.
58     AGCO Corporation

Summary of 2024 Compensation
The following table provides information concerning the compensation of the NEOs for the Company’s three most recently completed years ended December 31, 2024, 2023 and 2022.
In the column “Salary,” we disclose the amount of base salary paid to the NEO during the year.
In the column “Bonus,” we disclose bonuses earned by the NEOs outside of our AIP during the year, if any.
In the column “Stock Awards,” we disclose the award of stock (specifically RSUs and PSP awards) measured in dollars and calculated in accordance with ASC 718 Compensation - Stock Compensation. For awards of RSUs, the ASC 718 aggregate grant date fair value per share is equal to the closing price of our common stock on the date of grant decreased by the present value of the future dividends estimated to be distributed. For the PSP awards that included a market condition, the company measured the fair value using a Monte Carlo simulation. The amounts disclosed as the aggregate grant date fair value of the stock awards granted under the PSP are computed at the probable outcome of the performance conditions, or “target” level. The actual amounts that will be earned are dependent upon the achievement of applicable performance goals. Please also refer to the table below under the caption “2024 Grants of Plan-Based Awards.” For more information on our 2024 RSU and PSP grants (including applicable vesting and performance conditions), see the section entitled “Long-Term Incentive.”
In the column “Non-Equity Incentive Plan Compensation,” we disclose amounts earned under our AIP Plan. The amounts included with respect to any particular year are dependent on whether the achievement of the relevant performance measure was satisfied during the year. For more information on our 2024 AIP program (including applicable performance metrics), see the section entitled “2024 Annual Incentive (AIP Plan).”
In the column “Change in Pension Value and Non-Qualified Earnings,” we disclose the aggregate change in the actuarial present value of the NEO’s accumulated benefit under all defined-benefit and actuarial-benefit plans (including supplemental plans) in 2024.
In the column “All Other Compensation,” we disclose the sum of the dollar value of all perquisites and other personal benefits, or property, unless the aggregate amount of such compensation is less than $10,000.
The Company currently has employment agreements with Messrs. Hansotia, Audia, Crain, Crawford and Millwood, as described in the section entitled “NEO Employment Agreements” above.
2025 Proxy Statement     59

2024 Summary Compensation Table

Name and Principal Position(1)	Year	Salary(2) ($)	Bonus(3) ($)	Stock Awards(4) ($)	Non-Equity Incentive Plan Compensation(5) ($)	Change in Pension Value and Non- Qualified Earnings(6) ($)	All Other Compensation(7) ($)	Total ($)
Eric P. Hansotia Chairman, President & CEO	2024	1,383,333	—	9,916,044	570,681	2,552,817	300,003	14,722,878
	2023	1,316,667	—	9,252,255	3,732,750	2,567,180	402,414	17,271,266
	2022	1,216,667	—	8,573,886	2,986,271	363,569	210,060	13,350,453
Damon J. Audia Senior Vice President — Chief Financial Officer	2024	740,227	270,375	1,932,397	203,584	—	246,700	3,393,283
	2023	714,000	—	1,205,287	1,349,460	—	158,548	3,427,295
	2022	350,000	—	3,207,997	609,406	—	625,153	4,792,556
Robert B. Crain Senior Vice President and General Manager, Grain & Protein	2024	605,986	—	954,008	149,982	786,599	128,066	2,624,641
	2023	605,986	—	964,172	1,030,782	1,059,727	61,500	3,722,167
	2022	605,986	—	960,378	941,884	—	54,446	2,562,694
Seth H. Crawford Senior Vice President and General Manager, PTx	2024	518,622	189,432	954,008	—	—	173,657	1,835,719
Timothy O. Millwood Senior Vice President, Chief Supply Chain Officer	2024	502,297	—	954,008	124,332	—	168,719	1,749,356
(1)Mr. Audia joined the Company as Chief Financial Officer on July 1, 2022. Messrs. Crawford and Millwood became NEOs in 2024 and therefore their compensation is only disclosed in the table for that year. Mr. Crain retired from the Company effective December 31, 2024. Mr. Crawford’s last day of employment will be May 6, 2025.
(2)Annual base salary increases generally go into effect on May 1.
(3)The amounts in this column reflect the transaction cash bonuses paid to Mr. Audia and Mr. Crawford related to the PTx Trimble joint venture transaction on April 1, 2024.
(4)The amounts in this column reflect the grant date fair value of stock awards computed in accordance with ASC 718. The assumptions on which these valuations are based are set forth in Note 15 to the audited financial statements included in the Company’s annual report on Form 10-K filed with the SEC on February 24, 2025. Amounts included in this column with respect to PSP awards granted in 2024 reflect the aggregate grant date fair value computed in accordance with ASC 718 in relation to the 2024-2026 three-year performance cycle at the probable outcome of the performance conditions, or “target” level, at the date of grant. Assuming the maximum level of performance, the following would be the values of the award on the date of grant: Mr. Hansotia — $12,172,357; Mr. Audia — $2,372,058; Mr. Crain — $1,171,139; Mr. Crawford — $1,171,139; and Mr. Millwood — $1,171,139. The following were the grant date fair value of the time-vested RSUs granted in 2024 as reported in this column: Mr. Hansotia — $3,829,865; Mr. Audia — $746,368; Mr. Crain — $368,439; Mr. Crawford — $368,439; and Mr. Millwood — $368,439.
(5)All annual, cash incentive awards were performance-based. All awards earned for a specific performance in the year are paid no later than March 15 of the following year.
(6)The change in each officer’s pension value is the change in the Company’s obligation to provide pension benefits (at a future retirement date) from the beginning of the year to the end of the year. The obligation shown in the “2024 Pension Benefits Table” presented below is the value today of a benefit that will be paid at the officer’s normal retirement age, based on the benefit formula and his or her current salary and service. The values shown in the Summary Compensation Table represent the change in the pension obligation since the prior year.
Change in pension values during the year may be due to various sources such as:
•Service accruals: The benefits payable from the pension plans increase as participants earn additional years of service. Therefore, as each executive officer earns an additional year of service during the year, the benefit payable at retirement increases. Each of the NEOs who participate in a pension plan earned an additional year of benefit service during 2024.
•Compensation increases/decreases since prior year: The benefits payable from the pension plans are related to salary. As executive officers’ salaries increase (or decrease), then the expected benefits payable from the pension plans will increase (decrease) as well.
•Aging: The amounts shown above are changes in the present values of retirement benefits that will be paid in the future. As the officers approach retirement, the present value of the liability increases due to the fact that the executive officer is one year closer to retirement than he was at the prior measurement date.
60     AGCO Corporation

2024 SUMMARY COMPENSATION TABLE
•Changes in assumptions: The amounts shown above are changes in the present values of retirement benefits that will be paid in the future. The discount rate used to determine the present value is updated each year based on current economic conditions. This assumption does not impact the actual benefits paid to participants. The discount rate increased from 2023 to 2024, which contributed to a decrease in the present value of the officers’ benefits. The change in pension value is subject to many external variables discussed above, such as discount rates, that are not related to Company performance.
•Plan amendments: The Company periodically amends its retirement programs in order to remain competitive locally and/or align with our global benefits strategy. During 2021, the Company amended the ENPP to freeze future salary benefit accruals as of December 31, 2024, and to eliminate a lifetime annuity feature for participants reaching age 65 subsequent to December 31, 2022.
During 2024, the pension annuity values for Mr. Hansotia and Mr. Crain increased due to service and compensation changes. These increases, in addition to an increase in discount rate during 2024, resulted in a net increase in pension value for both. The pension benefits and assumptions used to calculate these values are described in more detail below under the caption “Pension Benefits.”
(7)The amount shown as “All Other Compensation” includes the following perquisites and personal benefits for the year ended December 31, 2024:

Name	Club Membership ($)	Defined Contribution Match ($)	Life Insurance(a) ($)	Car Lease and Maintenance(b) ($)	Other(c) ($)	Total ($)
Eric P. Hansotia	16,093	18,975	16,678	39,933	208,324	300,003
Damon J. Audia	—	208,969	7,772	18,026	11,933	246,700
Robert B. Crain	16,093	18,975	17,856	19,864	55,278	128,066
Seth H. Crawford	12,593	134,720	5,461	14,239	6,644	173,657
Timothy O. Millwood	—	132,643	2,395	25,440	8,241	168,719
(a)These amounts represent the value of the benefit to the executive officer for life insurance policies funded by the Company.
(b)These amounts represent car lease payments made by the Company for cars used by executives and/or their family members, as well as payments for related gas and maintenance costs.
(c)In 2024, in accordance with his employment contract, Mr. Hansotia used the corporate aircraft for personal use for an aggregate of approximately 48 hours (reflecting approximately 7 hours of personal use carried over from 2023) for an aggregate incremental cost of $207,784. Incremental cost for corporate aircraft includes, calculated on a per hour basis, (1) fuel and oil, (2) travel, lodging and other crew expenses, (3) landing, parking, flight planning, customs and similar fees, (4) deadhead and positioning costs, (5) catering costs, (6) maintenance (when not considered a fixed cost), and (7) other similar costs. Since our aircraft is used predominately for business travel, incremental costs exclude fixed costs such as depreciation, crew compensation, hangar rent and insurance. Also included in Mr. Hansotia’s “Other” column is a de minimis amount for home office expenses. The amounts for Messrs. Audia, Crain, Crawford and Millwood include commercial airfare-related costs related to attendance by the NEO’s significant other at a business-related event — $11,933, $8,665, $6,644 and $8,241, respectively. The amount for Mr. Crain also includes a payment for unused vacation upon his retirement effective December 31, 2024 for $46,613.
2025 Proxy Statement     61

2024 Grants of Plan-Based Awards
In this table, we provide information concerning each grant of an award made to an NEO in the most recently completed year. This includes the awards under the Company’s AIP Plan, as well as PSP awards and RSUs under the LTI Plan, each of which is discussed in greater detail under the caption “Compensation Discussion and Analysis.” The “Threshold,” “Target” and “Maximum” columns reflect the range of estimated payouts under the AIP Plan and the range of number of shares to be awarded under the PSP. In the second-to-last column, we report the number of shares of common stock underlying RSUs granted in the year. In the last column, we report the aggregate ASC 718 grant date fair value of all stock awards made in 2024.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3) (#)	Grant Date Fair Value of Stock Awards ($)
Name	Award Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (# of shares)	Target (# of shares)	Maximum (# of shares)
Eric P. Hansotia	AIP		1,037,603	2,075,205	4,150,410
	PSP	1/31/24				15,940	47,821	95,642		6,086,179
	RSU	1/31/24							31,881	3,829,865
Damon J. Audia	AIP		370,153	740,305	1,480,610
	PSP	1/31/24				3,106	9,319	18,638		1,186,029
	RSU	1/31/24							6,213	746,368
Robert B. Crain	AIP		272,694	545,387	1,090,774
	PSP	1/31/24				1,534	4,601	9,202		585,569
	RSU	1/31/24							3,067	368,439
Seth H. Crawford	AIP		233,405	466,809	933,618
	PSP	1/31/24				1,534	4,601	9,202		585,569
	RSU	1/31/24							3,067	368,439
Timothy O. Millwood	AIP		228,142	452,115	912,569
	PSP	1/31/24				1,534	4,601	9,202		585,569
	RSU	1/31/24							3,067	368,439
(1)Amounts included in the table above represent the potential payout levels related to corporate objectives for the fiscal year 2024 under the Company’s AIP, described in more detail in the Compensation Discussion and Analysis above. These awards were paid on February 28, 2025. Refer to Note 5 of the 2024 Summary Compensation Table.
(2)PSP awards vest based on the attainment of revenue growth and RONA over a three-year period, subject to a total shareholder return modifier. The amounts shown represent the number of shares the executive would receive if the “Threshold,” “Target” and “Maximum” levels of performance are reached for revenue growth and RONA for the PSP awards granted in 2024 under the LTI Plan. The executives could receive a lower number of shares in the event that one of the performance metrics was “Below Threshold” and the other was at “Threshold,” and/or if the total shareholder return modifier resulted in a reduction to the number of shares earned.
(3)Amounts represent RSUs, which vest in equal annual installments on the first three anniversaries of the date of grant.
62     AGCO Corporation

Outstanding Equity Awards at Year-End 2024
The following table provides information concerning unexercised stock-settled stock appreciation rights (“SSARs”) and stock (including RSUs and PSP awards) that have not been earned or vested for each NEO and are outstanding as of the end of the Company’s most recently completed year. Each outstanding award is represented by a separate row that indicates the number of securities underlying the award.
For SSAR awards, the table discloses the exercise price and the expiration date. For stock-based awards, the table provides the total number of shares of stock that have not vested (or have not been earned) and the aggregate market value of shares of stock that have not vested (or have not been earned).

		SSAR Awards				Stock Awards
Name	Year of Grant	Number of Securities Underlying Unexercised SSARs Exercisable (#)	Number of Securities Underlying Unexercised SSARs Unexercisable(1) (#)	SSAR Exercise Price ($)	SSAR Expiration Date	Number of Shares or Units of Stock that Have Not Vested(2) (#)	Market Value of Shares or Units of Stock that Have Not Vested(3) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested(4) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested(5) ($)
Eric P. Hansotia	2019	9,300	—	62.85	1/22/2026	—	—	—	—
	2020	9,750	—	72.74	1/22/2027	—	—	—	—
	2022	—	—	—	—	7,315	683,806	—	—
	2022	—	—	—	—	2,813	262,959	—	0
	2023	—	—	—	—	17,528	1,638,517	39,440	3,686,851
	2024	—	—	—	—	31,881	2,980,236	47,821	4,470,307
Damon J. Audia	2022	—	—	—	—	9,136	854,033	—	—
	2023	—	—	—	—	2,283	213,415	5,138	480,300
	2024	—	—	—	—	6,213	580,791	9,319	871,140
Robert B. Crain	2020	2,550	—	72.74	12/31/2025	—	—	—	—
	2022	—	—	—	—	1,055	98,621	—	—
	2023	—	—	—	—	1,826	170,694	4,110	384,203
	2024	—	—	—	—	3,067	286,703	4,601	430,101
Seth H. Crawford	2022	—	—	—	—	619	57,864	—	—
	2022	—	—	—	—	436	40,757	—	—
	2023	—	—	—	—	1,826	170,694	4,110	384,203
	2024	—	—	—	—	3,067	286,703	4,601	430,101
Timothy O. Millwood	2023	—	—	—	—	3,277	306,334	3,068	286,797
	2024	—	—	—	—	3,067	286,703	4,601	430,101
(1)SSAR awards vested ratably, or 25% annually, over four years beginning from the date of grant, which was January 22, 2019 for the 2019 grants, and January 22, 2020 for the 2020 grants. As of December 31, 2024, there were no SSARs that have not been earned. We have not granted SSARs since 2020.
(2)The 2022, 2023, and 2024 RSU awards vest in equal installments over three years on the applicable anniversaries of the grant date, which were January 20, 2022, January 30, 2023 and January 31 2024 (other than 2,813 RSUs granted to Mr. Hansotia, 9,136 RSUs granted to Mr. Audia and 436 RSUs granted to Mr. Crawford, each of which were granted on 7/13/2022). For Mr. Crain, this column includes a total of 2,738 RSUs that he vested into in connection with his retirement (i.e., a pro-rata amount of the next tranche of RSUs scheduled to vest following his retirement). Because he is considered a “specified employee” under the Internal Revenue Code, those RSUs will be settled following the six-month delay period after his retirement. The remaining unvested RSUs were forfeited as of his retirement.
(3)The market value of RSU awards that have not vested is based on the closing price of the Company’s common stock on December 31, 2024, which was $93.48.
2025 Proxy Statement     63

OUTSTANDING EQUITY AWARDS AT YEAR-END 2024
(4)The amounts shown represent the number of shares awarded but unearned at “target” level of performance under the PSP awards granted in January 2023 and January 2024, respectively. The actual amounts that will be earned under the 2023 and 2024 PSP awards are dependent upon the achievement of performance goals during the respective performance cycles (2023 - 2025 and 2024 - - 2026). Based on the Company’s performance in 2023 and 2024, the PSP grants made in those years are currently trending below the “target” level of performance. However, the awards are subject to further vesting periods, which may result in above or below target payout, with each ultimate award that is earned determined based upon the average of the three annual percentages, subject to a relative total shareholder return modifier. As a result of Mr. Crain’s retirement, the PSP awards granted in 2023 and 2024 will remain outstanding through the end of the applicable performance period and vest on a pro-rated basis, subject to the actual achievement of the performance goals.
(5)Based on the closing price of the Company’s common stock on December 31, 2024, which was $93.48.
SSAR Exercises and Stock Vested in 2024
The following table provides information concerning exercises of SSARs and vesting of stock awards including time-based restricted stock units and PSP awards during the most recently completed year for each of the NEOs. The table reports the number of securities acquired upon exercise of SSARs, the aggregate dollar value realized upon exercise of SSARs, the number of shares of stock that have vested and the aggregate dollar value realized upon such vesting.

	SSAR Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)
Eric P. Hansotia	1,250	23,550	84,202	8,892,993
Damon J. Audia	—	—	16,522	1,661,965
Robert B. Crain	—	—	9,057	965,705
Seth H. Crawford	—	—	8,605	903,973
Timothy O. Millwood	—	—	2,932	332,985
(1)The value realized is the fair market value on the exercise date, net of the exercise price.
(2)The value realized is the fair market value on the vesting date.
64     AGCO Corporation

Pension Benefits
The “2024 Pension Benefits Table” provides further details regarding the executive officers’ defined benefit retirement plan benefits. Because the pension amounts shown in the “2024 Summary Compensation Table” and the “2024 Pension Benefits Table” are projections of future retirement benefits, numerous assumptions must be applied. In general, the assumptions should be the same as those used to calculate the pension liabilities in accordance with ASC Topic 715, “Compensation – Retirement Benefits,” on the measurement date, although the SEC specifies certain exceptions, as noted in the table below.
EXECUTIVE NONQUALIFIED PENSION PLAN
Only executives promoted or hired prior to August 1, 2015 participate in the ENPP, and executives promoted or hired on or after August 1, 2015 participate in the Executive Nonqualified Defined Contribution Plan. In 2021, the ENPP was “frozen” and further salary benefit accruals under the ENPP ended on December 31, 2024. In addition, the lifetime annuity feature was terminated for all participants who had not yet retired. As of January 1, 2025, the remaining participants in the ENPP retained any vested ENPP benefits but otherwise transitioned to the Executive Nonqualified Defined Contribution Plan as to future benefits.
The ENPP provides the Company’s eligible executives with retirement income for a period of 15 years based on a percentage of their final average compensation, including base salary and annual incentive bonus, reduced by the executive’s social security benefits and Company 401(k) Savings Plan benefits attributable to employer matching contributions. In addition, executives who reached age 65 prior to or in 2021, and who remain with AGCO until age 65 will have their benefits continue as a lifetime annuity after the 15-year post-retirement period ends (i.e., at age 80). The ENPP balances are invested in funds selected by the Company and not at the option of the eligible executive.
The key provisions of the ENPP are as follows:
Monthly Benefit. Senior executives with a vested benefit will be eligible to receive the following retirement benefits each month for 15 years beginning on their normal retirement date (age 65): 3% of final average monthly compensation times years of service up to 20 years, reduced by each of (i) the senior executive’s U.S. social security benefit or similar government retirement program to which the senior executive is eligible, (ii) the benefits payable from the AGCO 401(k) Savings Plan (payable as a life annuity) attributable to the Company’s matching contributions (at the maximum level) and earnings thereon, and (iii) the benefits payable from any retirement plan sponsored by the Company in any foreign country attributable to the Company’s contributions.
Final Average Monthly Compensation. The final average monthly compensation is the average of the three years of base salary and annual cash incentive payments under the AIP Plan paid to the executive during the three years in which such sum was the highest from among the 10 years prior to his or her death, termination or retirement, divided by 12.
Vesting. Executives become vested after meeting all three of the following requirements: (i) turn age 50; (ii) completing 10 years of service with the Company; and (iii) achieving five years of participation in the ENPP. An executive must (i) remain with the Company until age 65 (and must reach age 65 by December 31, 2022), (ii) have at least 10 years of service (five years must include participation in the ENPP), and (iii) have a separation from service with the Company or an applicable affiliate or die prior to December 31, 2022 (at which point, executive must be fully vested in the ENPP pursuant to the previous sentence), to vest in the life annuity portion of this benefit that begins at age 80. Alternatively, all participants will become vested in the plan in the event of a change of control, as defined in the ENPP.
Early Retirement Benefits. Executives do not receive benefits under the ENPP prior to normal retirement age, other than in the case of a change in control, at which time the executive would fully vest in his or her accrued benefit and annuity, as determined on the date of the change in control, subject to continued employment through the change in control.
2025 Proxy Statement     65

2024 Pension Benefits Table

		Number of Years of Credited Service	Present Value of Accumulated Benefit(1)	Payments During Last Year
Name	Plan Name	(#)	($)	($)
Eric P. Hansotia	AGCO Executive Nonqualified Pension Plan	11.50	8,795,486	—
Damon J. Audia(2)	N/A	N/A	N/A	N/A
Robert B. Crain	AGCO Executive Nonqualified Pension Plan	19.00	8,455,632	—
Seth H. Crawford(2)	N/A	N/A	N/A	N/A
Timothy O. Millwood(2)	N/A	N/A	N/A	N/A
(1)Based on plan provisions in effect as of December 31, 2024. The executive officers’ pension plan will provide a monthly annuity benefit upon retirement, as described under header “Executive Nonqualified Pension Plan.” The values shown in this column are the estimated lump-sum value today of the monthly benefits they will receive in the future (based on their current salary and service, as well as the assumptions and methods prescribed by the SEC), computed as the same pension plan measurement date used for our Annual Report on Form 10-K for the year ended December 31, 2024; see Note 20. These values are not the monthly or annual benefits that the applicable executive would receive.
(2)Messrs. Audia, Crawford and Millwood are not participants in any AGCO pension plan.
Pension values may fluctuate significantly from year to year depending on a number of factors, including age, years of service, average annual earnings, changes in plan provisions and the assumptions used to determine the present value, such as the discount rate. For 2024, the discount rate assumption used to determine the actuarial present value of accumulated pension benefits was higher than in 2023. The Company cautions that the values reported in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column in the Summary Compensation Table, as well as the amounts above in the Present Value of Accumulated Benefit column, are theoretical as those amounts are calculated pursuant to SEC requirements and are based on assumptions used in preparing the Company’s audited financial statements for the applicable fiscal years. The Company’s retirement plans utilize a different method of calculating actuarial present value for the purpose of determining a lump-sum payment, if any. The change in pension value from year to year as reported in the table is subject to market volatility and may not represent the value that an NEO will actually accrue or receive under the Company’s retirement plans during any given year.
66     AGCO Corporation

2024 Pension Benefits Table
EXECUTIVE NONQUALIFIED DEFINED CONTRIBUTION PLAN
The Company maintains an Executive Nonqualified Defined Contribution Plan with respect to which it makes contributions for certain senior U.S.-based executives. Mr. Audia, Mr. Crawford and Mr. Millwood were the only NEOs who participated in the Executive Nonqualified Defined Contribution Plan during 2024. However, executives who participated in the ENPP at the end of 2024 transitioned to the Executive Nonqualified Defined Contribution Plan in 2025 in connection with the freeze of the ENPP, as discussed above. For participating Senior Vice Presidents, we annually contribute 10% of the executive officer’s salary plus his or her annual incentive compensation, less the maximum amount of match contributions that could have been made during the year with respect to the AGCO 401(k) Savings Plan, to AGCO’s Executive Nonqualified Defined Contribution Plan. For the Chief Executive Officer, the annual contribution percentage is 15%, similarly adjusted. The Executive Nonqualified Defined Contribution Plan balances are invested in funds selected by the Company and not at the option of the eligible executive.

	Plan Name	Executive Contributions in Last FY(1)	Registrant Contributions in Last FY(2)	Aggregate Earnings in Last FY(3)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE(4)
Eric P. Hansotia	N/A	N/A	N/A	N/A	N/A	N/A
Damon J. Audia	Nonqualified Defined Contribution Plan	N/A	$189,994	$4,966	$—	$348,691
Robert B. Crain	N/A	N/A	N/A	N/A	N/A	N/A
Seth H. Crawford	Nonqualified Defined Contribution Plan	N/A	$115,745	$9,958	$—	$404,674
Timothy O. Millwood	Nonqualified Defined Contribution Plan	N/A	$113,668	$2,570	$—	$195,986
(1)There are no Executive contributions to the Nonqualified Defined Contribution Plan.
(2)The Company makes contributions to the Nonqualified Defined Contribution Plan on behalf of eligible participants. The Company contributions shown are included in the "All Other Compensation" column of the 2024 Summary Compensation Table for Messrs. Audia, Crawford and Millwood. The 2024 contributions were not made until 2025.
(3)The aggregate earnings represent deemed investment earnings or losses from the Company contributions. AGCO’s Executive Nonqualified Defined Contribution Plan does not guarantee a return on deferred amounts. For this plan, no amounts included in this column are reported in the 2024 Summary Compensation Table because the plan does not provide for above-market or preferential earnings.
(4)The aggregate balance at last FYE includes the balance as of December 31, 2024, plus the addition of the 2024 company contributions described in Note 2 above. The amounts listed in this column include prior year Company contributions of $152,491 to Mr. Audia’s account, which were reported in the Summary Compensation table in prior years.
2025 Proxy Statement     67

Other Potential
Post-Employment Payments
Each NEO’s employment agreement with the Company includes provisions for post-employment compensation related to certain employment termination events.
Mr. Crain retired from the Company effective December 31, 2024. In connection with his retirement, he was entitled to receive the applicable benefits described in the “Retirement” section in the Compensation Discussion and Analysis above. Specifically, he received his AIP award of $149,892 as reflected in the Non-Equity Incentive Plan column of the 2024 Summary Compensation Table, which was not subject to pro-ration because he was employed during the entirety of 2024. In addition, he received pro-rata vesting on the tranche next scheduled to vest for his outstanding RSUs. His PSP awards with open performance periods remained outstanding, on a pro-rata basis, and eligible to vest upon the attainment of performance conditions at the end of the applicable performance period.
Mr. Crawford’s last day of employment with the Company will be May 6, 2025.
The table below and its accompanying footnotes provide specific detail on the post-employment compensation each NEO, other than Mr. Crain, would have been entitled to in the event of certain employment termination events assuming termination on the last day of the prior year (December 31, 2024).

Executive / Termination Scenario(1)	Severance	Bonus	Vesting of Equity	Benefits	Retirement Benefits		Death Benefit	Disability Benefit	Estimated Total
Eric P. Hansotia
Change in Control(2)(3)(4)	$11,489,702	$570,681	$13,722,771	$194,553	$9,341,565	(9)	$—	$—	$35,319,272
Voluntary Termination without Good Reason	$—	$—	$—	$—	$1,402,934	(9)	$—	$—	$1,402,934
Retirement(5)	$—	$—	$6,166,361	$—	$—		$—	$—	$6,166,361
Death(6)	$350,000	$570,681	$6,166,361	$—	$1,402,934	(9)	$8,400,000	$—	$16,889,976
Disability(7)	$—	$570,681	$6,166,361	$—	$1,402,934	(9)	$—	$3,660,000	$11,799,976
Involuntary with Cause	$—	$—	$—	$—	$1,402,934	(9)	$—	$—	$1,402,934
Involuntary without Cause or Good Reason Resignation(8)	$7,659,801	$570,681	$2,483,514	$80,000	$1,402,934	(9)	$—	$—	$12,196,930
Damon J. Audia
Change in Control(2)(3)(4)	$2,941,313	$203,584	$3,083,220	$180,126	$—		$—	$—	$6,408,243
Voluntary Termination without Good Reason	$—	$—	$—	$—	$—		$—	$—	$—
Retirement(5)	$—	$—	$908,922	$—	$—		$—	$—	$908,922
Death(6)	$249,947	$203,584	$908,922	$—	$—		$4,499,040	$—	$5,861,493
Disability(7)	$—	$203,584	$908,922	$—	$—		$—	$1,395,000	$2,507,506
Involuntary with Cause	$—	$—	$—	$—	$—		$—	$—	$—
Involuntary without Cause or Good Reason Resignation(8)	$749,840	$203,584	$483,977	$19,250	$—		$—	$—	$1,456,651
Seth H. Crawford
Change in Control(2)(3)(4)	$2,056,289	$—	$1,370,448	$125,306	$—		$—	$—	$3,552,043
Voluntary Termination without Good Reason	$—	$—	$—	$—	$—		$—	$—	$—
Retirement(5)	$—	$—	$616,064	$—	$—		$—	$—	$616,064
Death(6)	$131,339	$—	$616,064	$—	$—		$3,152,142	$—	$3,899,545
Disability(7)	$—	$—	$616,064	$—	$—		$—	$835,800	$1,451,864
Involuntary with Cause	$—	$—	$—	$—	$—		$—	$—	$—
Involuntary without Cause or Good Reason Resignation(8)	$525,357	$—	$238,935	$11,050	$—		$—	$—	$775,342
68     AGCO Corporation

OTHER POTENTIAL POST-EMPLOYMENT PAYMENTS

Executive / Termination Scenario(1)	Severance	Bonus	Vesting of Equity	Benefits	Retirement Benefits	Death Benefit	Disability Benefit	Estimated Total
Timothy O. Millwood
Change in Control(2)(3)(4)	$1,837,379	$124,332	$1,309,935	$146,980	$—	$—	$—	$3,418,626
Voluntary Termination without Good Reason	$—	$—	$—	$—	$—	$—	$—	$—
Retirement(5)	$—	$—	$506,716	$—	$—	$—	$—	$506,716
Death(6)	$127,205	$124,332	$506,716	$—	$—	$3,052,920	$—	$3,811,173
Disability(7)	$—	$124,332	$506,716	$—	$—	$—	$798,600	$1,429,648
Involuntary with Cause	$—	$—	$—	$—	$—	$—	$—	$—
Involuntary without Cause or Good Reason Resignation(8)	$508,820	$124,332	$238,935	$14,500	$—	$—	$—	$886,587
(1)All termination scenarios assume termination and/or change of control, as applicable, occurred on December 31, 2024, and a stock price of $93.48, which was the closing price of the Company’s common stock on December 31, 2024.
The employment agreements with executives generally contain certain restrictive covenants that continue for a period of two years after termination of employment, including a non-competition covenant, a non-solicitation of customers covenant and a non-recruitment of employees covenant.
(2)Upon termination within two years following a change of control, the following provisions apply to each of the NEOs:
•Mr. Hansotia would receive a lump-sum payment equal to (i) three times his base salary in effect at the time of termination, (ii) a pro-rata portion of his bonus or other incentive compensation earned for the year of termination and (iii) a bonus equal to three times the three-year average of his respective annual bonus received during the prior two completed years and the current year’s trend, payable in a lump sum. He would continue to receive life insurance and health benefits during a three-year period. Mr. Hansotia no longer has a right to an excise tax gross-up.
•Messrs. Audia, Crawford and Millwood would receive a lump-sum payment equal to (i) two times base salary in effect at the time of termination, (ii) a pro-rata portion of bonus or other incentive compensation earned for the year of termination and (iii) a bonus equal to two times the three-year average of the NEO’s awards received during the prior two completed years and the current year’s trend. Each of the NEOs would continue to receive life insurance, disability and healthcare benefits during a two-year period.
•Mr. Hansotia would receive his ENPP retirement benefit payable as a lump sum. This lump sum is calculated in a similar fashion as values disclosed in the Pension Benefits Table, except it is determined based on the plan’s actuarial equivalence definition rather than the SEC-prescribed assumptions.
(3)All outstanding unvested equity awards are subject to a “double trigger” whereby accelerated vesting is contingent on a change in control and either qualifying termination of employment (as a result of death, disability or retirement, or by the Company without “good cause” or by the executive for “good reason”) or failure of the acquiring company to assume outstanding equity grants or provide participants with the value equal to that of the unvested equity grants. In addition, if the equity grants are assumed on a change in control but then the NEO has a qualifying termination within two years of the change in control, (a) RSUs will vest on a pro-rata basis, (b) PSPs would have by their terms been converted into time-based RSUs upon the change in control (based on the greater of target or actual performance) and will vest pro rata, and (c) SSARs will vest in full on death or disability and pro rata on another type of qualifying termination, in each case, within two years of a change in control.
(4)In the case of a change of control, the retirement benefits are payable as a lump sum six months after termination of employment or, if such termination occurs more than twenty-four months after the change in control, in accordance with the terms of the ENPP. The difference between the “Retirement Benefits” values shown in the table above from the ENPP and the value shown in the “2024 Pension Benefits Table” is due to the fact that the interest and mortality assumptions prescribed by the ENPP in the event of a change of control are different from the assumptions used in the actuarial valuation. There is no enhancement to the benefit amount under a change of control other than immediate vesting of the benefit.
(5)Mr. Hansotia is vested in his ENPP benefit, but was not eligible to commence his benefits as of December 31, 2024. Equity will vest in the same manner as upon death or disability, as described in the note 9 below.
(6)Upon death, the following provisions apply to each of the NEOs:
•The estate would receive the executive’s base salary in effect at the time of death for a period of three months. The estate is also entitled to all sums payable to the executive through the end of the month in which death occurs, including the pro-rata portion of his bonus earned at this time. The “Death Benefit” amount represents the value of the insurance proceeds payable upon death.
•The RSUs that would have vested in the 12-month period following the NEO’s death will accelerate and vest.
•PSP awards remain outstanding and subject to pro-rata vesting at the end of the performance period, based on actual performance. There is no economic benefit represented in the chart above to reflect this treatment.
2025 Proxy Statement     69

OTHER POTENTIAL POST-EMPLOYMENT PAYMENTS
(7)Upon disability, the following provisions apply to each of the NEOs:
•Each of the NEOs would receive all sums otherwise payable to them by the Company through the date of disability, including the pro-rata portion of the bonus earned. The “Disability Benefit” amount represents the annual value of the insurance proceeds payable to the executive on a monthly basis upon disability.
•The RSUs that would have vested in the 12-month period following the NEO’s death will accelerate and vest.
•PSP awards remain outstanding and subject to pro-rata vesting at the end of the performance period, based on actual performance. There is no economic benefit represented in the chart above to reflect this treatment.
(8)If employment is terminated without cause or if the executive voluntarily resigns with good reason (not in connection with a change in control), the following provisions apply to each of the NEOs:
•Messrs. Audia, Crawford and Millwood, each would receive (i) their base salary in effect at the time of termination for a one-year severance period, paid at the same intervals as if they had remained employed with the Company and (ii) a pro-rata portion of their bonus earned for the year of termination, which is payable at the time incentive compensation is generally payable by the Company. Life insurance benefits are continued for Messrs. Audia, Crawford and Millwood for the duration of the severance period; each NEO would also receive up to 18 months of COBRA coverage at active employee rates.
•Mr. Hansotia would receive (i) his base salary in effect at the time of termination for a two-year severance period, paid at the same intervals as if he had remained employed with the Company, (ii) a bonus equal to two times the three-year average of his awards received during the prior two completed years and the current year’s trend, payable in a lump sum, and (iii) continued life insurance benefits and up to 18 months COBRA coverage at active employee rates.
•Beginning with 2024 grants, upon a termination without “good cause,” the NEOs’ equity awards provide for pro-rata vesting of the next tranche of RSUs scheduled to vest and pro-rata vesting of PSP units based on the attainment of performance conditions at the end of the performance period, in each case, subject to the execution of a release of claims.
(9)Mr. Hansotia is currently vested in his ENPP retirement benefit. In the event of Mr. Hansotia’s termination within two years of a change of control, he would receive a $9,341,565 lump-sum payment on the first day of the seventh month following his termination (or earlier in the event of termination as a result of Mr. Hansotia’s death). In the event of his termination not within two years of a change in control, he would receive a $1,402,934 annual annuity for 15 years beginning at age 65. The present value of this annuity equals the benefits disclosed in the Pension Benefits Table, based on the assumptions and methods defined by the SEC. There is no enhancement that would be added to his pension benefit if he had been terminated in the event of his termination due to any other cause on December 31, 2024.
70     AGCO Corporation

Pay Versus Performance
As required by the Dodd-Frank Act and Item 402(v) of Regulation S-K, the Pay Versus Performance disclosure that follows provides information about the relationship between Compensation Actually Paid (“CAP”) to our Principal Executive Officer (“PEO”) and Non-PEO NEOs and certain financial performance measures of the Company. For further information concerning AGCO’s pay-for-performance philosophy and how the Company aligns executive compensation with performance, see the “Compensation Discussion and Analysis.”

					Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for PEO ($)(1)	Compensation Actually Paid to PEO ($)(1)	Average Summary Compensation Table Total for Non-PEO NEO ($)(1)	Average Compensation Actually Paid to Non-PEO NEO ($)(1)	Total Shareholder Return ($)(1)	Peer Group Total Shareholder Return ($)(1)(2)	Net Income ($)(1)	Company-Selected Measure (Adjusted Operating Margin) (%)(3)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2024(4)	14,722,878	(7,601,858)	2,400,750	(9,520)	143.46	105.90	(424.8)	9.2%
2023(4)	17,271,266	17,672,602	3,122,065	3,402,833	180.19	119.43	1,171.4	12.0%
2022(4)	13,350,453	25,100,778	3,122,828	4,771,244	195.59	130.62	889.6	10.3%
2021(4)	11,181,748	11,598,468	2,857,547	2,484,180	156.50	142.11	897.0	9.1%
2020(4)	13,852,298	14,460,470	4,375,062	5,958,183	134.77	114.59	427.1	7.0%
(1)All balances are whole numbers except for net income, which are in millions.
(2)The Peer Group Total Shareholder Return is defined as the MVIS Global Agribusiness Index.
(3)Adjusted operating margin is a non-GAAP measure, and a reconciliation is provided to the closest U.S. GAAP measure at the end of this proxy statement. For 2024, 8.9% represents what our adjusted operating margin would have been before any adjustments related to the PTx Trimble joint venture. As a result of the Company’s Talent and Compensation Committee’s determination that the results related to the PTx Trimble joint venture in the first year of acquisition should be excluded from the calculation, the adjusted operating margin metric that was attained for purposes of our AIP in 2024 was 9.2%. The exclusion is further described in the 2024 Annual Incentive Payouts section in the “Compensation Discussion and Analysis.”
(4)Martin H. Richenhagen was the Company’s PEO for the year ended December 31, 2020. Eric P. Hansotia was the Company’s PEO for the years ended December 31, 2021, 2022, 2023 and 2024. The individuals comprising the Non-PEO NEOs for each year presented are noted below:
•2024 - Damon J. Audia, Robert B. Crain, Seth H. Crawford and Timothy O. Millwood
•2023 - Damon J. Audia, Robert B. Crain, Torsten R.W. Dehner and Luis F.S. Felli
•2022 - Damon J. Audia, Andrew H. Beck, Robert B. Crain, Torsten R.W. Dehner and Hans-Bernd Veltmaat
•2021 - Andrew H. Beck, Robert B. Crain, Torsten R.W. Dehner and Hans-Bernd Veltmaat
•2020 - Andrew H. Beck, Robert B. Crain, Eric P. Hansotia and Hans-Bernd Veltmaat
2025 Proxy Statement     71

PAY VERSUS PERFORMANCE

	PEO	OTHER NEOs
Prior FYE Current FYE Fiscal Year	12/31/2023 12/31/2024 2024	12/31/2023 12/31/2024 2024
Summary Compensation Table Total	$14,722,878	$2,400,750
- Change in Pension Value in Summary Compensation Table	(2,552,817)	(196,650)
+ Pension Service Cost	764,825	111,258
- Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	(9,916,044)	(1,198,605)
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	4,111,134	407,447
+ Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	(7,688,230)	(780,732)
+ Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year that Vested during Fiscal Year	—	21,851
+ Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years for which Applicable Vesting Conditions were Satisfied during Fiscal Year	(7,043,604)	(658,445)
- Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years that Failed to Meet Applicable Vesting Conditions during Fiscal Year	—	(116,394)
Compensation Actually Paid	$(7,601,858)	$(9,520)
Listed below are the three performance measures for AGCO that we consider to be the most important for driving long-term returns for our stockholders. Adjusted operating margin and Return on Net Assets (RONA) are both goals under our annual incentive awards and are more fully discussed under “Compensation Discussion and Analysis – Description of Performance Measures.” Revenue and RONA are both goals for the performance-based awards under our long-term incentive plan. Over time, we have considered different performance measures to be the most important, and we would expect them to change in the future as well.

Most Important Company Performance Measures for Determining NEO Compensation
Adjusted operating margin(1)
RONA(1)
Revenue growth
(1)Adjusted operating margin and RONA are non-GAAP measures, and a reconciliation is provided to the closest U.S. GAAP measure at the end of this proxy statement. The reconciliation does not account for the exclusion of the results of the PTx Trimble joint venture, which are described in the 2024 Annual Incentive Payouts section in the “Compensation Discussion and Analysis.”
72     AGCO Corporation

PAY VERSUS PERFORMANCE
RELATIONSHIPS WITH CERTAIN PERFORMANCE MEASURES
The following graphs provide visual representations of the relationship between both the CAP of our PEO and the average CAP of our non-PEO NEOs and our (i) Total Shareholder Return (TSR), (ii) net income and (iii) our Company-Selected Measure, Adjusted Operating Margin. CAP is influenced by numerous factors, including, but not limited to, the timing of new equity grants and outstanding award vesting, share price volatility during the fiscal year, mix of performance metrics and other factors.
For additional context along with a review of our performance metrics, our process for setting executive compensation, and how our executive compensation design reinforces our compensation philosophy, please see the “Compensation Discussion and Analysis.”

AGCO CORPORATION CAP VS TSR

PEO CAP ($M)	Avg NEO CAP ($M)	AGCO TSR	MVIS Global Agribusiness Index TSR
2025 Proxy Statement     73

PAY VERSUS PERFORMANCE

AGCO CORPORATION CAP VS NET INCOME

PEO CAP ($M)	Avg NEO CAP ($M)	Net Income ($M)

AGCO CORPORATION CAP VS ADJUSTED OPERATING MARGIN

PEO CAP ($M)	Avg NEO CAP ($M)	Adjusted Operating Margin
*    Adjusted operating margin is a non-GAAP measure, and a reconciliation is provided to the closest U.S. GAAP measure at the end of this proxy statement. The reconciliation does not account for the exclusion of the results of the PTx Trimble joint venture, which is described in the 2024 Annual Incentive Payouts section in the “Compensation Discussion and Analysis.”
74     AGCO Corporation

2024 CEO Pay Ratio
For the 2024 CEO Pay Ratio, we used the median employee we previously identified as of the December 31, 2023 determination date, because there had been no change in our employee population or employee compensation arrangements as of December 31, 2024 that we reasonably believe would result in a significant change to our pay ratio.
In 2023, our analysis began by determining that we had approximately 28,800 employees as of a December 31, 2023 determination date, including interns, apprentices, and part-time and seasonal employees. Although permitted by the SEC, we did not use the 5% de minimis rule to exclude or eliminate any employee group. We converted all cash compensation paid in foreign currency into U.S. dollars based upon the December 31, 2023 year-end exchange rates. Based on our consistently applied compensation measure of actual total cash compensation, we initially identified a non-U.S. median employee that had anomalous compensation characteristics. Therefore, we selected as our median employee a U.S.-based employee with substantially similar compensation to that of the non-U.S. employee. The median employee’s total 2024 compensation, as determined in a manner consistent with our Summary Compensation Table, was $55,509, and the CEO’s was $14,722,878.
Based on this methodology, we estimate the ratio of CEO pay to median employee pay is 265:1.

THE FOLLOWING REPORTS OF THE TALENT AND COMPENSATION COMMITTEE AND THE AUDIT COMMITTEE SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE INCORPORATED BY REFERENCE IN ANY PREVIOUS OR FUTURE DOCUMENTS FILED BY THE COMPANY WITH THE SEC UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT THAT THE COMPANY EXPRESSLY INCORPORATES SAID REPORTS BY REFERENCE IN ANY SUCH DOCUMENT.
2025 Proxy Statement     75

Talent and Compensation Committee Report
The Talent and Compensation Committee of the Board has reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement with management. Based on such review and discussion, the Talent and Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement for filing with the SEC.
The Talent and Compensation Committee has engaged Korn Ferry to serve as its independent compensation adviser to advise management and the Talent and Compensation Committee with respect to the Company’s compensation programs and to undertake various related studies and projects since 2020. During 2024, the Talent and Compensation Committee evaluated Korn Ferry’s independence pursuant to SEC and NYSE requirements and determined that no conflicts of interest arose from the work to be performed by Korn Ferry.
The aggregate fees billed by Korn Ferry for consulting services rendered to the Talent and Compensation Committee during 2024 related to the recommendation of the amount or form of executive and director compensation were approximately $275,000. The total amount of fees paid by the Company to Korn Ferry in 2024 for all other services, excluding Talent and Compensation Committee services, was approximately $218,600. These other services primarily related to other compensation products and coaching services. The Talent and Compensation Committee recommended and approved the provision of these additional services to the Company by Korn Ferry.
The foregoing report is submitted by the Talent and Compensation Committee of the Board.
Suzanne P. Clark, Chair
Sondra L. Barbour
David Sagehorn
Matthew Tsien
76     AGCO Corporation

Audit Committee Report
To the Board of Directors:
The Audit Committee consists of the following members of the Board: Sondra L. Barbour (Chair), George E. Minnich, David Sagehorn and Matthew Tsien. Each of the members is “independent” as defined by the NYSE and SEC.
Management is responsible for the Company’s internal controls, financial reporting process and compliance with the laws and regulations and ethical business standards. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements and an audit of the effectiveness of the Company’s internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) and to issue reports thereon. The Audit Committee’s responsibility is to monitor and oversee these processes and to report its findings to the Board. The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent registered public accounting firm, nor can the Audit Committee certify that the independent registered public accounting firm is “independent” under applicable rules. The Audit Committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors and the experience of the Audit Committee’s members in business, financial and accounting matters.
We have reviewed and discussed with management the Company’s audited consolidated financial statements as of and for the year ended December 31, 2024 and management’s assessment of the effectiveness of the Company’s internal control over financial reporting and KPMG LLP’s audit of the Company’s internal control over financial reporting as of December 31, 2024.
We have discussed with KPMG LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (United States) and the U.S. Securities and Exchange Commission.
We have received and reviewed the written disclosures from KPMG LLP required by NYSE listing standards and the applicable requirements of the Public Company Accounting Oversight Board (United States) regarding the independent registered public accounting firm’s communications with the Audit Committee and have discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence.
We also have considered whether the professional services provided by KPMG LLP, not related to the audit of the consolidated financial statements and internal control over financial reporting referred to above or to the reviews of the interim consolidated financial statements included in the Company’s Forms 10-Q for the quarters ended March 31, 2024, June 30, 2024, and September 30, 2024, is compatible with maintaining KPMG LLP’s independence.
Based on the reviews and discussions referred to above, we recommended to the Board that the consolidated financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.
The foregoing report has been furnished by the Audit Committee of the Board.
Sondra L. Barbour, Chair
George E. Minnich
David Sagehorn
Matthew Tsien
2025 Proxy Statement     77

AUDIT COMMITTEE REPORT
AUDIT FEES
The aggregate fees billed by KPMG LLP for professional services rendered for the audit of the Company’s annual consolidated financial statements for 2024 and 2023, the audit of the Company’s internal control over financial reporting for 2024 and 2023, subsidiary statutory audits and the reviews of the financial statements included in the Company’s SEC filings on Form 10-K, Form 10-Q and Form 8-K during such years were approximately $10,891,000 and $7,873,000, respectively.
AUDIT-RELATED FEES
The aggregate fees billed by KPMG LLP for professional services rendered for 2024 and 2023 for audit-related fees were approximately $74,000 and $97,000, respectively. The amounts for 2024 and 2023 primarily represent fees for audits of employee benefit plans and required auditor certifications for various matters required in certain foreign jurisdictions.
TAX FEES
KPMG LLP did not provide any professional tax services during 2024 or 2023.
FINANCIAL AND OPERATIONAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES
KPMG LLP did not provide any information technology services related to financial and operational information systems design and implementation to the Company or its subsidiaries during 2024 or 2023.
ALL OTHER FEES OF KPMG LLP
KPMG LLP did not provide any other services during 2024 or 2023.
A representative of KPMG LLP is expected to be present at the Annual Meeting with the opportunity to make a statement and will be available to respond to appropriate questions.
All of KPMG’s services and fees for services, whether audit or non-audit, are preapproved by the Audit Committee. In some instances, services and fees initially are preapproved by the Chair of the Audit Committee and then re-approved subsequently by the Audit Committee. All services performed by KPMG LLP for 2024 were approved by the Chair of the Audit Committee and the Audit Committee. The Audit Committee has appointed KPMG LLP as the Company’s independent registered public accounting firm for 2025, subject to stockholder ratification. KPMG LLP has served as the Company’s independent registered public accounting firm since 2002.
78     AGCO Corporation

Certain Relationships and Related Party Transactions
The Company has a written related party transaction policy pursuant to which a majority of the independent directors of an appropriate committee must approve transactions that exceed $120,000 in amount in which any director, executive officer, significant stockholder or certain other persons has or have a material interest.
Ms. Srinivasan, who is currently a member of the Company’s Board of Directors, is the Chairman and Managing Director of TAFE. The Company owns approximately 21% of TAFE’s outstanding shares. Through TAFE and TAFE Motors and Tractors Limited, Ms. Srinivasan is the beneficial owner of 12,150,152 shares of the Company’s common stock, not including shares of the Company’s common stock received by Ms. Srinivasan for service as a director. The Company received dividends of approximately $3.3 million from TAFE during 2024. In April 2024, the Company gave notice to TAFE that the Company was terminating all of its commercial relationships with TAFE. During 2024, the Company purchased approximately $165.9 million of tractors and components from TAFE and sold approximately $5.0 million of parts to TAFE.
The Company and TAFE are parties to an Amended and Restated Letter Agreement (the “Letter Agreement”) regarding the current and future accumulation by TAFE of shares of our common stock and certain governance matters. The Letter Agreement expires on April 24, 2025. Pursuant to the Letter Agreement, TAFE has agreed not to (i) purchase in excess of 12,150,152 shares of our common stock, subject to certain adjustments; (ii) subject to its rights to make a non-public offer to acquire all or a part of the Company (or propose another transaction that would result in a change of control of the Company), form or act as part of a group with respect to the ownership or voting of our common stock or to otherwise grant a third-party a proxy or other voting rights with respect to our common stock owned by TAFE or its affiliates (other than to or at the request of the Company), provided that TAFE and its affiliates are expressly permitted to act as a group; or (iii) publicly announce its intention to commence, or commence, an offer to acquire all or part of our common stock.
During the term of the Letter Agreement, the Company has agreed to: (i) nominate a candidate proposed by TAFE for election to our Board of Directors at each annual meeting, as long as the collective beneficial ownership by TAFE and its affiliates is 5% or more of the then outstanding common stock of the Company, subject to certain adjustments and restrictions; and (ii) provide customary assistance to TAFE in selling its shares, including filing a registration statement with the SEC, if TAFE determines to dispose of any shares of our common stock in a public distribution.
We currently are in advanced discussions with TAFE regarding the resolution of the ongoing litigation and various other matters. As a result of those discussions, TAFE desires not to seek nomination on the Board under the Letter Agreement. See “Directors Not Standing for Reelection” in this proxy statement for additional information.
The foregoing description of the Letter Agreement is qualified in its entirety by reference to the Letter Agreement, a copy of which was included as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on April 16, 2024.
2025 Proxy Statement     79

Annual Report to Stockholders
The Company’s 2024 Annual Report to its stockholders and Annual Report on Form 10-K for the year ended December 31, 2024, including consolidated financial statements, but excluding other exhibits, is being furnished with this proxy statement to stockholders of record as of March 7, 2025.
Annual Report on Form 10-K
We will provide without charge a copy of our Annual Report filed on Form 10-K for the year ended December 31, 2024, including the consolidated financial statements, on the written request of the beneficial owner of any shares of our common stock on March 7, 2025. The written request should be directed to: Corporate Secretary, AGCO Corporation, 4205 River Green Parkway, Duluth, Georgia 30096.
Independent Registered Public Accounting Firm
A representative of KPMG LLP, our independent registered public accounting firm for 2024, is expected to attend the Annual Meeting and will have the opportunity to make a statement if he or she desires to do so. The representative also will be available to respond to appropriate questions from stockholders. The Audit Committee has appointed KPMG LLP as our independent registered public accounting firm for 2025, subject to stockholder ratification.
Stockholders’ Proposals
Any stockholder of the Company who wishes to present a proposal at the 2026 Annual Meeting of stockholders of the Company, and who wishes to have such proposal included in the Company’s proxy statement and form of proxy for that meeting, must deliver a copy of such proposal to the Company at its principal executive offices at 4205 River Green Parkway, Duluth, Georgia 30096, Attention: Corporate Secretary, no later than November 24, 2025; however, if next year’s Annual Meeting of stockholders is held on a date more than 30 days before or after the corresponding date of the 2025 Annual Meeting, any stockholder who wishes to have a proposal included in our proxy statement for that meeting must deliver a copy of the proposal to the Company at a reasonable time before the proxy solicitation is made. We reserve the right to decline to include in our proxy statement any stockholder’s proposal which does not comply with the advance notice provisions of our By-Laws or the rules of the SEC for inclusion therein.
Any stockholder of the Company who wishes to present a proposal at the 2026 Annual Meeting of stockholders of the Company, but not have such proposal included in our proxy statement and form of proxy for that meeting, must deliver a copy of such proposal to the Company at its principal executive offices at 4205 River Green Parkway, Duluth, Georgia 30096, Attention: Corporate Secretary no later than February 23, 2026 and no earlier than January 24, 2026 and otherwise in accordance with the advance notice provisions of our By-Laws or the persons appointed as proxies may exercise their discretionary voting authority if the proposal is considered at the meeting. The advance notice provisions of our By-Laws provide that for a proposal to be properly brought before a meeting by a stockholder, such stockholder must disclose certain information and must have given the Company notice of such proposal in written form meeting the requirements of our By-Laws no later than 60 days and no earlier than 90 days prior to the anniversary date of the immediately preceding Annual Meeting of stockholders.
80     AGCO Corporation

Reconciliation of Non-GAAP Measures
The following is a reconciliation of reported income (loss) from operations, net income (loss) attributable to AGCO and net income (loss) per share attributable to AGCO to adjusted income from operations, adjusted net income and adjusted net income per share for the years ended December 31, 2024, 2023, 2022, 2021 and 2020 (in millions, except per share data).

	Years Ended December 31,
	2024			2023			2022
	Income (Loss) from Operations	Net Income (Loss)(1)	Net Income (Loss) per Share(1)	Income from Operations(2)	Net Income(1)	Net Income per Share(1)(2)	Income from Operations	Net Income(1)(2)	Net Income per Share(1)(2)
As reported	$(122.1)	$(424.8)	$(5.69)	$1,700.4	$1,171.4	$15.63	$1,265.4	$889.6	$11.87
Restructuring and business optimization expenses	172.7	135.9	1.82	11.9	9.5	0.13	6.1	4.8	0.06
Amortization of PTx Trimble acquired intangibles	48.2	30.3	0.40	—	—	—	—	—	—
Transaction-related costs	67.7	55.0	0.74	16.0	11.8	0.16	—	—	—
Impairment charges	369.5	236.8	3.17	4.1	4.1	0.05	36.0	23.8	0.32
Loss on sale of business	507.3	507.3	6.80	—	—	—	—	—	—
U.S. pension plan termination and settlement	—	18.5	0.25	—	—	—	—	—	—
Argentina currency devaluation impact	—	—	—	—	45.8	0.61	—	—	—
Divestiture-related foreign currency translation release	—	0.7	0.01	—	8.2	0.11	—	11.4	0.15
Discrete tax items	—	—	—	—	(85.9)	(1.15)	—	—	—
Gain on full acquisition of IAS joint venture	—	—	—	—	—	—	—	(3.4)	(0.05)
Write-down of investment in Russian finance joint venture	—	—	—	—	—	—	—	4.8	0.06
As adjusted	$1,043.3	$559.7	$7.50	$1,732.3	$1,164.9	$15.55	$1,307.5	$930.9	$12.42
2025 Proxy Statement     81

RECONCILIATION OF NON-GAAP MEASURES

	Years Ended December 31,
	2021			2020
	Income from Operations	Net Income(1)	Net Income per Share(1)	Income from Operations	Net Income(1)(2)	Net Income per Share(1)
As reported	$1,001.4	$897.0	$11.85	$599.7	$427.1	$5.65
Impairment charge - tillage joint venture	—	—	—	20.0	10.0	0.13
Restructuring expenses	15.3	11.8	0.16	19.7	19.5	0.26
Deferred income tax adjustment	—	(123.4)	(1.63)	—	—	—
Gain on sale of investment in affiliate	—	—	—	—	(32.5)	(0.43)
As adjusted	$1,016.7	$785.4	$10.38	$639.4	$424.2	$5.61
(1)Net income (loss) and net income (loss) per share amounts are after tax.
(2)Rounding may impact summation of amounts.
The following is a reconciliation of operating margin and adjusted operating margin for the years ended December 31, 2024, 2023, 2022, 2021 and 2020 (in millions, except margin data):

	2024	2023	2022	2021	2020
Net sales	$11,661.9	$14,412.4	$12,651.4	$11,138.3	$9,149.7

Reported income (loss) from operations	(122.1)	1,700.4	1,265.4	1,001.4	599.7
Adjusted income from operations	1,043.3	1,732.3	1,307.5	1,016.7	639.4
Reported operating margin	(1.0)%	11.8%	10.0%	9.0%	6.6%
Adjusted operating margin	8.9%	12.0%	10.3%	9.1%	7.0%
The following is a reconciliation of net cash provided by operating activities to free cash flow for the years ended December 31, 2024 and 2023 (in millions):

	2024	2023
Net cash provided by operating activities	$689.9	$1,103.1
Less:
Purchases of property, plant and equipment	(393.3)	(518.1)
Free cash flow	$296.6	$585.0
The following table sets forth, for the year ended December 31, 2024, the impact to net sales of currency translation (in millions, except percentages):

Years ended December 31,			Change due to currency translation
2024	2023	% change from 2023	$	%
$11,661.9	$14,412.4	(19.1)%	(89.3)	(0.6)%
82     AGCO Corporation

RECONCILIATION OF NON-GAAP MEASURES
The following is a reconciliation of Return on Net Assets (RONA) for the years ended December 31, 2024, 2023 and 2022 (in millions, except RONA data):

	Years Ended December 31,
	2024	2023	2022
Accounts receivable(1)	$1,235.3	$1,458.4	$1,160.5
Inventory	2,731.3	3,440.7	3,189.7
Property, plant & equipment	1,818.6	1,920.9	1,591.2
Goodwill	1,820.4	1,333.4	1,310.8
Intangible assets	728.9	308.8	364.4
Accounts payable(2)	(773.4)	(1,164.2)	(1,356.0)
Accrued expenses	(2,469.6)	(2,903.8)	(2,271.3)
Total net assets	$5,091.5	$4,394.2	$3,989.3

Income (loss) from operations	$(122.1)	$1,700.4	$1,265.4
Restructuring and business optimization expenses	172.7	11.9	6.1
Loss on sale of business	507.3	—	—
Impairment charges	369.5	4.1	36.0
Transaction-related costs	67.7	16.0	—
Amortization of intangibles	81.0	57.7	60.1
Interest income	66.3	64.2	33.1
Discounts on sale of receivables	(118.2)	(148.4)	(71.1)
Return	$1,024.2	$1,705.9	$1,329.6
RONA	20.1%	38.8%	33.3%
(1)Excludes receivables from affiliates of $32.0 million, $146.9 million and $60.8 million as of December 31, 2024, 2023 and 2022, respectively.
(2)Excludes payables to affiliates of $39.7 million, $43.1 million and $29.3 million as of December 31, 2024, 2023 and 2022, respectively.
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Appendix: AGCO Corporation Employee Stock Purchase Plan

1.Purpose. The purpose of the AGCO Corporation Employee Stock Purchase Plan is to provide employees of the Company, Participating Subsidiaries and Participating Affiliates with an opportunity to acquire an interest in the Company through the purchase of shares of Common Stock. The Plan includes two components: a Section 423 of the Code component (the “423 Component”) and a non-Section 423 of the Code component (the “Non-423 Component”). The Company intends that the 423 Component of the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code, and the 423 Component of the Plan shall be interpreted in a manner that is consistent with that intent. In addition, the Plan authorizes the grant of options under the Non-423 Component that does not qualify as an “employee stock purchase plan” under Section 423 of the Code; such options shall be granted pursuant to rules, procedures or sub-plans adopted by the Committee designed to achieve tax, securities laws or other objectives for Eligible Employees and the Company. Except as otherwise provided herein, the Non-423 Component will be operated and administered in the same manner as the 423 Component.
2.Definitions.
“Affiliate” means (i) any entity that, directly or indirectly, is controlled by, controls or is under common control with, the Company and (ii) any entity in which the Company has a significant equity interest, in either case as determined by the Committee, whether now or hereafter existing.
“Board” means the Board of Directors of the Company, as constituted from time to time.
“Code” means the U.S. Internal Revenue Code of 1986, as amended. Any reference to a section of the Code shall be deemed to include any regulations promulgated thereunder.
“Committee” means the Talent and Compensation Committee of the Board, or any successor thereto, provided that the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters that under applicable law are required to be determined in the sole discretion of the Committee or a committee of independent directors.
“Common Stock” means the common stock of the Company, par value USD 0.01 per share.
“Company” means AGCO Corporation, a Delaware corporation, including any successor thereto.
“Compensation” means (unless otherwise determined by the Committee prior to an Offering Period) base salary and base wages, excluding compensation for overtime, paid to an Eligible Employee by the Company, a Participating Subsidiary or a Participating Affiliate as compensation for services to the Company, a Participating Subsidiary or a Participating Affiliate, before deduction for any contributions from salary or wages made by the Eligible Employee to a tax-qualified plan under Section 401(k) of the Code, a non-qualified deferred compensation plan, or a cafeteria plan. The Committee shall have the discretion to determine the manner of application of this definition to Employees outside the U.S.
“Contributions” means the payroll deductions or, if permitted by the Committee to comply with non-U.S. requirements for the Non-423 Component, amounts contributed to the Plan via cash, check or other means, used to fund the exercise of options granted pursuant to the Plan.
“Corporate Transaction” means a merger, consolidation, acquisition of property or stock, separation, reorganization or other corporate event described in Section 424 of the Code.
“Designated Broker” means the financial services firm or other agent designated by the Company to maintain ESPP Share Accounts on behalf of Participants who have purchased shares of Common Stock under the Plan.
“Effective Date” means the date on which the Plan was approved by the Company’s shareholders.
“Employee” means any person who renders services to the Company, a Participating Subsidiary or a Participating Affiliate as an employee pursuant to an employment relationship with such Employer. For purposes of the 423 Component, the employment relationship shall be treated as continuing intact while the individual is on military leave, sick leave or other leave of absence approved by the Company or a Participating Subsidiary that meets the requirements of Treasury Regulation Section 1.421-1(h)(2). Where the period of leave exceeds three months (or such other period of time specified in Treasury Regulation Section 1.421-1(h)(2)), and the individual’s right to re-employment is not guaranteed by statute or contract, the employment relationship shall be deemed to have terminated on the first day immediately following the end of such three-month period (or such other period specified in Treasury Regulation Section 1.421-1(h)(2)). For purposes of the Non-423 Component, the Committee shall have the authority to determine the circumstances pursuant to which the employment relationship shall be treated as continuing intact while the individual is on a leave of absence.
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“Eligible Employee” means, for the 423 Component, an Employee who (i) has been continuously employed by the Company or a Participating Subsidiary for more than 90 days (or such other period, as determined by the Committee prior to a particular Offering Period, which period must be less than two years) and (ii) is customarily employed for more than 20 hours per week and for more than five months in any calendar year. Notwithstanding the foregoing, the Committee may exclude from participation in the Plan or from any Offering under the 423 Component, within a manner permitted under Section 423 of the Code, Employees who are (x) “highly compensated employees” (within the meaning of Section 414(q) of the Code) with compensation above a certain level or who are officers or subject to the disclosure requirements of Section 16(a) of the Exchange Act, or (y) citizens or residents of a foreign jurisdiction where the grant of an option under the Plan to such Employee would be prohibited under the laws of such foreign jurisdiction or the grant of an option under the Plan to such Employee in compliance with the laws of such foreign jurisdiction would cause the Plan to violate the requirements of Section 423 of the Code, as determined by the Committee in its sole discretion. For the Non-423 Component, unless otherwise determined by the Committee, “Eligible Employee” means an Employee who is employed by a Participating Affiliate and has been continuously employed by a Participating Affiliate for more than 90 days (or such other period, as determined by the Committee prior to a particular Offering Period.)
“Employer” means, with respect to an Offering Period, the entity to which an Employee renders service pursuant to an employment relationship, be it the Company, a Participating Subsidiary or a Participating Affiliate.
“Enrollment Form” means a document pursuant to which an Eligible Employee may elect to enroll in the Plan, authorize a new level of Contributions, or stop Contributions and withdraw from an Offering Period.
“ESPP Share Account” means an account into which Common Stock purchased with accumulated Contributions at the end of an Offering Period are held on behalf of a Participant.
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.
“Fair Market Value” means, as of any date, (i) if the shares are listed on any established stock exchange or a national market system, the closing price of a share of Common Stock (or if no sales were reported, the closing price on the date most immediately preceding such date on which date there was a closing price) as quoted on such exchange or system on the day of determination, or (ii) in the absence of an established market for the shares, an amount determined in good faith by the Committee, with such determination conclusive and binding on all persons.
“Offering” means the grant of rights to an Eligible Employee to purchase shares of Common Stock during an Offering Period in accordance with the Plan. For purposes of this Plan, the Committee may designate separate Offerings under the Plan (the terms of which need not be identical) in which different Eligible Employees of the Company or one or more Participating Subsidiaries or Participating Affiliates will participate, even if the dates of the applicable Offering Periods of each such Offering are identical.
“Offering Date” means the first Trading Day of each Offering Period, as designated by the Committee.
“Offering Period” means (x) the six month period starting on January 1 of each year and ending on June 30 of such year, and (y) the six month period starting on July 1 of each year and ending on December 31 of such year; provided that, pursuant to Section 5, the Committee may change the duration of future Offering Periods (subject to a maximum Offering Period of 27 months), the frequency of future Offering Periods, the start dates of future Offering Periods, and the end dates of future Offering Periods.
“Participant” means an Eligible Employee who is actively participating in the Plan.
“Participating Affiliates” means such Affiliates that the Committee designates in its sole discretion as eligible to participate in the Non-423 Component from time to time.
“Participating Subsidiaries” means such Subsidiaries that the Committee designates in its sole discretion as eligible to participate in the 423 Component from time to time.
“Plan” means this AGCO Corporation Employee Stock Purchase Plan, including both the 423 Component and the Non-423 Component, as may be amended from time to time.
“Purchase Date” means the last Trading Day of each Offering Period.
“Purchase Price” means an amount equal to 90% of the Fair Market Value of a share of Common Stock on the Purchase Date. Prior to an Offering Period, the Committee may (i) change the percentage stated above to 85% or more and/or (ii) change the Purchase Price so that it means an amount equal to the prescribed percentage of the lesser of (x) the Fair Market Value of a share of Common Stock on the Offering Date or (y) the Fair Market Value of a share of Common Stock on the Purchase Date. Notwithstanding anything to the contrary herein, the Purchase Price per share of Common Stock will in no event be less than the par value of the Common Stock.
“Securities Act” means the U.S. Securities Act of 1933, as amended.
“Subsidiary” means any corporation, domestic or foreign, other than the Company, in an unbroken chain of corporations beginning with the Company if, at the time of the determination, each of the corporations other than the last corporation in an unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other
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corporations in the chain. In all cases, the determination of whether an entity is a Subsidiary shall be made in accordance with Section 424(f) of the Code.
“Trading Day” means any day on which the established stock exchange or national market system upon which the Common Stock is listed is open for trading or, if the Common Stock is not listed on an established stock exchange or national market system, a business day, as determined by the Committee in good faith.
“U.S.” means the United States of America.
3.Administration.
3.1.The Committee shall administer the Plan. All expenses of administering the Plan shall be borne by the Company or its Affiliates.
3.2.Subject to the terms of the Plan and applicable laws, the Committee shall have the full power and authority to administer the Plan, including, without limitation, the authority to: (i) designate Participants; (ii) appoint the Designated Broker and direct the administration of the Plan by the Designated Broker in accordance with the provisions herein set forth; (iii) adopt rules of procedure and regulations necessary for the administration of the Plan, provided that such rules are not inconsistent with the terms of the Plan, and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (iv) determine, in its sole discretion, all questions with regard to rights of Employees and Participants under the Plan, including but not limited to, the eligibility of an Employee to participate in the Plan, including whether an Employee shall be eligible to participate in the 423 Component or the Non-423 Component, and the range of permissible percentages of Compensation an Eligible Employee may specify to be withheld or contributed and the maximum amount; (v) designate which entities shall be Participating Subsidiaries or Participating Affiliates; (vi) enforce the terms of the Plan and the rules and regulations it adopts; (vii) direct or cause the Designated Broker to direct the distribution of the shares of Common Stock purchased hereunder; (viii) furnish or cause the Designated Broker to furnish the Employer with information that the Employer may require for tax or other purposes; (ix) engage the service of counsel (who may, if appropriate, be counsel for the Company or its Affiliates) and agents whom it may deem advisable to assist it with the performance of its duties; (x) prescribe procedures to be followed by Eligible Employees in electing to participate in the Plan; (xi) receive from each Employer and from Eligible Employees such information as shall be necessary for the proper administration of the Plan; (xii) maintain, or cause the Designated Broker to maintain, separate accounts in the name of each Participant to reflect the Participant’s ESPP Share Account under the Plan; (xiii) interpret and construe the Plan in its sole discretion; (xiv) correct any defect or administrative error, supply any omission and reconcile any inconsistency in the Plan in the manner and to the extent it shall deem desirable to carry the Plan into effect; and (xv) make any changes or modifications necessary to administer and implement the provisions of the Non-423 Component of the Plan in any non-U.S. jurisdiction to the fullest extent possible, including adopting and amending sub-plans with such provisions as the Committee may deem appropriate to conform with local laws, practices and procedures. Without limiting the generality of the foregoing, the Committee specifically is authorized to adopt rules, procedures and sub-plans, which, for purposes of the Non-423 Component, may be outside of the scope of Section 423 of the Code, regarding, without limitation, eligibility to participate, the definition of Compensation, the dates and duration of Offering Periods or other periods during which Participants may make Contributions toward the purchase of shares of Common Stock, the method of determining the Purchase Price and the discount from Fair Market Value at which shares of Common Stock may be purchased, any minimum or maximum amount of Contributions a Participant may make in an Offering Period or other specified period under the applicable sub-plan or policy, the treatment of options to purchase shares of Common Stock upon a change in control or a change in capitalization of the Company, the handling of Contributions, the making of Contributions to the Plan (including, without limitation, in forms other than payroll deductions), establishment of bank or trust accounts to hold Contributions, payment of interest, conversion of local currency, obligations to pay payroll tax, determination of beneficiary designation requirements, withholding procedures, and handling of issuances of shares of Common Stock and stock certificates that vary with applicable local requirements. The Committee’s decisions shall be final and binding on all persons.
3.3.To the extent not prohibited by applicable laws, the Committee, from time to time, may appoint one or more officers or employees of the Company to carry out some or all of its responsibilities under the Plan as it deems necessary, appropriate or advisable under conditions or limitations that it may set at or after the time of the appointment. For purposes of the Plan, reference to the Committee will be deemed to refer to any such appointee to the extent of their authority as a result of the appointment.
4.Eligibility.
4.1.Unless otherwise determined by the Committee (in a manner consistent with Section 423 of the Code for Offerings under the Section 423 Component), any individual who is an Eligible Employee as of the first day of the enrollment period designated by the Committee for a particular Offering Period shall be eligible to participate in such Offering Period, subject to the requirements of Section 423 of the Code for Offerings under the Section 423 Component.
4.2.Notwithstanding any provision of the Plan to the contrary, (i) no Eligible Employee shall be granted an option under the Plan if immediately after the grant of the option, such Eligible Employee (or any other person whose stock would be attributed to such Eligible Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company or hold outstanding options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary, and (ii) in accordance with Section 423(b)(8) of the Code, no Eligible Employee shall be granted an option under the Plan to the extent such option would permit Employee’s rights to purchase stock under the Plan and all other
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employee stock purchase plans of the Company and any Subsidiary to accrue at a rate which exceeds USD 25,000 of the fair market value of such stock (determined at the time the option is granted) for each calendar year in which the option is outstanding.
5.Offering Periods.
5.1.The Plan shall be implemented by a series of Offering Periods, with the first Offering Period commencing at such time as determined by the Committee in its discretion. The Committee shall specify whether the Offering Period applies to the 423 Component, the Non-423 Component, or both. The Committee may establish different Offering Periods for the 423 Component and the Non-423 Component. The Committee shall have the authority to change the duration, frequency, start and end dates of Offering Periods.
5.2.Unless otherwise specified by the Committee, each offering to Eligible Employees shall be deemed a separate Offering, even if the dates and other terms of the applicable Offering Periods of each such offering are identical, and the provisions of the Plan will separately apply to each Offering. For the 423 Component, to the extent permitted by Treasury Regulation Section 1.423-2(a)(1), the terms of each separate Offering need not be identical, provided that the terms of the Plan and an Offering together satisfy Treasury Regulation Sections 1.423-2(a)(2) and (a)(3).
6.Participation.
6.1.Enrollment and Payroll Deductions. An Eligible Employee may elect to participate in the Plan by completing an Enrollment Form and submitting it to the Company, in accordance with the enrollment procedures established by the Committee. Participation in the Plan is entirely voluntary. By submitting an Enrollment Form, an Eligible Employee elects to have Contributions made in an amount equal to a whole percentage of Employee’s Compensation (no less than 1% and no greater than 10% (or such other maximum percentage as the Committee may establish from time to time before an Offering Period begins)), on each pay day occurring during an Offering Period. By submitting an Enrollment Form, an Eligible Employee authorizes making Contributions by way of payroll deductions from such Employee’s paycheck on an after-tax basis. To the extent necessary to comply with non-U.S. requirements for the Non-423 Component, the Committee may permit Eligible Employees participating in a specified Offering Period to contribute amounts to the Plan through payment by cash, check or other means on each payroll date or such other period determined by the Committee. Except as otherwise provided by the Committee, Contributions shall commence on the first payroll date following the Offering Date and end on the last payroll date on or before the Purchase Date unless sooner altered or terminated by the Participant or otherwise as provided in the Plan. The Company shall maintain records of all Contributions but shall have no obligation to pay interest on Contributions or to hold such amounts in a trust or in any segregated account unless required by applicable law. Unless expressly permitted by the Committee, a Participant may not make any separate contributions or payments to the Plan.
6.2.Election Changes. Unless otherwise determined by the Committee (in a manner consistent with Section 423 of the Code for the 423 Component) and subject to applicable laws:
6.2.1.A Participant may decrease or increase such Participant’s rate of Contributions for future Offering Periods by submitting a new Enrollment Form authorizing the new rate of Contributions at least 15 days before the start of the next Offering Period.
6.2.2.A Participant may not decrease or increase such Participant’s rate of Contributions for an Offering once an Offering Period has commenced. Notwithstanding the foregoing, a Participant may withdraw from an Offering once the Offering Period has commenced, pursuant to Section 10 herein.
6.3.Automatic Re-Enrollment. Unless otherwise provided by the Committee, the Contribution rate selected by a Participant in an Enrollment Form shall remain in effect for subsequent Offering Periods, unless the Participant (i) submits a new Enrollment Form authorizing a new level of Contributions in accordance with Section 6.2, (ii) withdraws from the Plan in accordance with Section 10, or (iii) terminates employment or otherwise becomes ineligible to participate in the Plan.
7.Grant of Option. On each Offering Date, each Participant in the applicable Offering shall be granted an option to purchase, on the Purchase Date, a number of shares of Common Stock determined by dividing the Participant’s accumulated Contributions during the Offering Period by the applicable Purchase Price; provided that in no event shall any Participant purchase more than 10,000 shares of Common Stock in a particular Offering (subject to adjustment in accordance with Section 18 and the limitations set forth in Section 13), unless such number is modified by the Committee and communicated in a manner consistent with Treasury Regulation Section 1.423-2 prior to the commencement of a particular Offering.
8.Exercise of Option/Purchase of Shares. A Participant’s option to purchase shares of Common Stock will be exercised automatically on the Purchase Date of each Offering Period. The Participant’s accumulated Contributions will be used to purchase the maximum number of whole shares and fractional shares of Common Stock that can be purchased with the amounts in the Participant’s notional account, unless the Committee determines before a particular Offering Period that no fractional shares may be purchased or, for the Non-423 Component, it is determined that fractional shares are problematic under applicable law. In that case, the maximum number of whole shares will be purchased and any accumulated Contributions remaining in the Participant’s notional account as a result of the fact that fractional shares may not be purchased will be carried forward and applied toward the purchase of whole shares of Common Stock for the next following Offering Period. No other accumulated Contributions remaining in the Participant’s notional account will be carried forward to a subsequent Offering Period unless otherwise determined by the Committee (for the 423 Component, in a manner consistent with Treasury Regulation Section 1.423-2(f)(5)).
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9.Delivery of Shares. As soon as reasonably practicable after each Purchase Date, the Company will arrange for the delivery to each Participant of the shares of Common Stock purchased upon exercise of the Participant’s option. Unless otherwise determined by the Committee, shares of Common Stock are required to be deposited directly into an ESPP Share Account established in the name of the Participant with a Designated Broker and retained in (and not transferred out of) the ESPP Share Account with such Designated Broker (i) for a two-year period (or such other period as determined by the Committee, which period may be “indefinitely”) or (ii) subject to Section 19.6, until an earlier disposition of the shares of Common Stock. Participants will not have any voting, dividend or other rights of a shareholder with respect to the shares of Common Stock subject to any option granted hereunder until such shares have been delivered pursuant to this Section 9.
10.Withdrawal.
10.1.Withdrawal Procedure. A Participant may withdraw from an Offering by submitting a revised Enrollment Form, indicating such Participant’s election to withdraw at least 15 days before the Purchase Date, or such other period determined by the Committee. The accumulated Contributions held on behalf of a Participant in such Participant’s notional account (that have not been used to purchase shares of Common Stock) shall be paid to the Participant promptly following receipt of the Participant’s Enrollment Form indicating such Participant’s election to withdraw and the Participant’s option shall be automatically terminated. If a Participant withdraws from an Offering Period, no Contributions will be made during any succeeding Offering Period, unless the Participant re-enrolls in accordance with Section 6.1.
10.2.Effect on Succeeding Offering Periods. A Participant’s election to withdraw from an Offering Period will not have any effect upon such Participant’s eligibility to participate in succeeding Offering Periods that commence following the completion of the Offering Period from which the Participant withdraws.
11.Termination of Employment; Change in Employment Status. Upon termination of a Participant’s employment for any reason, including death, disability or retirement, or a change in the Participant’s employment status following which the Participant is no longer an Eligible Employee, the Participant will be deemed to have withdrawn from the Plan and the Contributions in the Participant’s notional account that have not been used to purchase shares of Common Stock shall be returned to the Participant, or in the case of the Participant’s death, to the person(s) entitled to such amounts under Section 17, and the Participant’s option shall be automatically terminated.
12.Interest. No interest shall accrue on or be payable with respect to the Contributions of a Participant in the Plan, unless required by applicable law.
13.Shares Reserved for Plan.
13.1.Number of Shares. Subject to adjustment under Section 18.1 herein, the maximum aggregate number of shares of Common Stock that may be issued under the Plan is 4,000,000 shares of Common Stock. Shares of Common Stock issued under the Plan may be newly issued shares, treasury shares or shares acquired on the open market.
13.2.Over-Subscribed Offerings. The number of shares of Common Stock that a Participant may purchase in an Offering under the Plan may be reduced if the Offering is over-subscribed. No option granted under the Plan shall permit a Participant to purchase shares of Common Stock which, if added together with the total number of shares of Common Stock purchased by all other Participants in such Offering, would exceed the total number of shares of Common Stock remaining available under the Plan. If the Committee determines that, on a particular Purchase Date, the number of shares of Common Stock with respect to which options are to be exercised exceeds the number of shares of Common Stock then available under the Plan, the Company shall make a pro-rata allocation of the shares of Common Stock remaining available for purchase in as uniform a manner as practicable and as the Committee determines to be equitable.
14.Transferability. No Contributions credited to a Participant or any rights with respect to the exercise of an option or any rights to receive Common Stock hereunder may be assigned, transferred, pledged or otherwise disposed of in any way by the Participant, other than by will, the laws of descent and distribution, or as provided in Section 17. Any attempt to assign, transfer, pledge or otherwise dispose of such rights or amounts shall be without effect.
15.Application of Funds. All Contributions received or held by the Company under the Plan may be used by the Company for any corporate purpose to the extent permitted by applicable law, and the Company shall not be required to segregate such Contributions unless required by applicable law.
16.Statements. Upon request, a Participant will be provided with a statement that shall set forth the Contributions made by the Participant to the Plan, the Purchase Price of any shares of Common Stock purchased with accumulated funds, the number of shares of Common Stock purchased, and any Contribution amounts remaining in the Participant’s notional account. Statements may be delivered electronically in the discretion of the Committee.
17.Delivery upon Death. In the event of the death of a Participant, the Company will deliver any cash Contributions collected and credited to the Participant’s notional account prior to the Purchase Date of an Offering Period to the executor or administrator of the estate of the Participant. Alternatively, the Committee may, but is not required to, permit Participants to designate beneficiaries to receive such cash Contributions under the Plan in the event of a Participant’s death in such manner as determined by the Committee, subject to applicable law.

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18.Adjustments; Dissolution or Liquidation; Corporate Transactions.
18.1.Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Common Stock, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, or exchange of Common Stock or other securities of the Company, or other change in the Company’s structure affecting the Common Stock occurs, then in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, the Committee will, in such manner as it deems equitable, adjust the number of shares and class of Common Stock that may be delivered under the Plan, the Purchase Price per share and the number of shares of Common Stock covered by each outstanding option under the Plan, and the numerical limits of Section 7 and Section 13.
18.2.Dissolution or Liquidation. Unless otherwise determined by the Committee, in the event of a proposed dissolution or liquidation of the Company, any Offering Period then in progress will be shortened by setting a new Purchase Date that occurs before the date of the Company’s proposed dissolution or liquidation. Before the new Purchase Date, the Committee will provide each Participant with written notice of the new Purchase Date and that the Participant’s option will be exercised automatically on such date, unless before such time, the Participant has withdrawn from the Offering in accordance with Section 10.
18.3.Corporate Transaction. In the event of a Corporate Transaction, each outstanding option will be assumed or an equivalent option substituted by the successor corporation or a parent or Subsidiary of such successor corporation. If the successor corporation refuses to assume or substitute the option, the Offering Period with respect to which the option relates will be shortened by setting a new Purchase Date that occurs before the date of the Corporate Transaction. Prior to the new Purchase Date, the Committee will provide each Participant with written notice of the new Purchase Date and that the Participant’s option will be exercised automatically on such date, unless before such time, the Participant has withdrawn from the Offering in accordance with Section 10.
19.General Provisions.
19.1.Equal Rights and Privileges. Notwithstanding any provision of the Plan to the contrary and in accordance with Section 423 of the Code, all Eligible Employees who are granted options under the 423 Component shall have the same rights and privileges.
19.2.No Right to Continued Service. Neither the Plan nor any compensation paid hereunder will confer on any Participant the right to continue as an Employee or in any other capacity.
19.3.Rights as Shareholder. A Participant will become a shareholder with respect to the shares of Common Stock that are purchased pursuant to options granted under the Plan when the shares are transferred to the Participant’s ESPP Share Account.
19.4.Successors. The Plan shall be binding on the Company and its successors.
19.5.Compliance with Law. The obligations of the Company with respect to payments under the Plan are subject to compliance with all applicable laws and regulations. Common Stock shall not be issued with respect to an option granted under the Plan unless the issuance and exercise of such option, and the issuance and delivery of the shares of Common Stock pursuant thereto, shall comply with all applicable provisions of law, including, without limitation, the Securities Act, the Exchange Act, the laws of any non-U.S. jurisdiction where an option to purchase shares of Common Stock is, or will be granted under the Plan, and the requirements of any stock exchange or national market system upon which the shares may then be listed.
19.6.Disqualifying Dispositions; Mandatory Holding Period. Each Participant in the 423 Component shall give the Company prompt written notice of any disposition or other transfer of shares of Common Stock acquired pursuant to the exercise of an option under the Plan, if such disposition or transfer is made within two years after the Offering Date or within one year after the Purchase Date. Notwithstanding the foregoing, unless otherwise determined by the Committee, there shall be a mandatory holding period during which Participants in the 423 Component and Non-423 Component may not dispose of or transfer shares of Common Stock acquired pursuant to the exercise of an option under the Plan. Such mandatory holding period shall be the six-month period after the applicable Purchase Date (or such other period determined by the Committee, provided that such mandatory holding period will not exceed the longer of: (a) the two-year period after the applicable Offering Date, or (b) the one-year period after the applicable Purchase Date). With respect to Participants in the Non-423 Component, the mandatory holding period (if any) need not apply on a uniform basis to each Participant.
19.7.Shareholder Approval. The Plan shall be subject to approval by the shareholders of the Company within 12 months before or after the date the Plan is adopted by the Board.
19.8.Term of Plan. The Plan was adopted by the Board on December 12, 2024, and shall become effective upon the Effective Date. The Plan shall terminate automatically on December 12, 2034, provided that it may be terminated by the Committee on any earlier date as provided in Section 19.9.
19.9.Amendment or Termination. The Committee may, in its sole discretion, amend, suspend or terminate the Plan at any time and for any reason. Notwithstanding the foregoing, any amendment to the Plan that requires shareholder approval under applicable law must be approved by the Board, prior to submission of such amendment to the Company’s shareholders for approval. If the Plan is terminated, the Committee may elect to terminate all outstanding Offering Periods either immediately or once shares of Common Stock have been purchased on the next Purchase Date (which may, in the discretion of the Committee, be accelerated) and all amounts that have not been used to purchase shares of Common Stock will then be returned to Participants.
2025 Proxy Statement     89

APPENDIX: AGCO CORPORATION EMPLOYEE STOCK PURCHASE PLAN
19.10.Applicable Law. The laws of the U.S. state of Delaware shall govern all questions concerning the construction, validity and interpretation of the Plan, without regard to such state’s conflict of law rules.
19.11.Section 423 of the Code. The 423 Component is intended to qualify as an employee stock purchase plan under Section 423 of the Code and will be interpreted accordingly; provided that the Company does not guarantee any particular tax treatment with respect to an option granted under this Plan.
19.12.Withholding. To the extent required by applicable U.S. federal, state, local or non-U.S. law, a Participant must make arrangements satisfactory to the Company for the payment of any withholding or similar tax, social insurance contribution or other obligations that arise in connection with the Plan. At any time, the Company or Employer may, but shall not be obligated to, withhold from the Participant’s compensation the amount necessary for the Company or Employer to meet applicable withholding obligations. In addition, the Company or Employer may (i) withhold from the proceeds of the sale of shares of Common Stock, (ii) withhold a sufficient whole number of shares of Common Stock otherwise issuable upon purchase having an aggregate fair market value sufficient to satisfy applicable withholding obligations, or (iii) withhold by any other means set forth in the applicable Enrollment Form.
19.13.Notice. Any written notices provided for in this Plan shall be deemed sufficiently given if either hand delivered or if sent by electronic transmission or overnight courier, or by postage paid first class mail. Notices sent by mail shall be deemed received three business days after mailed but in no event later than the date of actual receipt. Notices shall be directed, if to the Participant, at the Participant’s last known physical or email address indicated by the Company’s records, or if to the Company, to the Company’s Chief Human Resources Officer at the Company’s headquarters.
19.14.Severability. If any provision of the Plan shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, and the Plan shall be construed as if such invalid or unenforceable provision were omitted.
19.15.Headings. The headings of sections herein are included solely for convenience and shall not affect the meaning of any of the provisions of the Plan.
IN WITNESS THEREOF, the Company has caused the Plan to be executed by its duly authorized officer as of the Effective Date of the Plan.

AGCO CORPORATION

By:
Roger Batkin Title: Corporate Secretary Date: April 24, 2025
90     AGCO Corporation

AGCO Your Agriculture Company

VOTE

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Annual Meeting Proxy Card

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

A Proposals — THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL NOMINEES, AND "FOR" PROPOSALS 2, 3, and 4.

1. Election of Directors:

	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - Michael C. Arnold	☐	☐	☐	02 - Sondra L. Barbour	☐	☐	☐	03 - Suzanne P. Clark	☐	☐	☐
04 - Bob De Lange	☐	☐	☐	05 - Zhanna Golodryga	☐	☐	☐	06 - Eric P. Hansotia	☐	☐	☐
07 - Niels Pörksen	☐	☐	☐	08 - David Sagehorn	☐	☐	☐	09 - Matthew Tsien	☐	☐	☐

5. In their discretion, the proxies are authorized to vote as described in the proxy statement and, using their best judgment, upon such other business as may properly come before the meeting.

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

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▼ **IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

Proxy — AGCO CORPORATION

AGCO CORPORATION SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
For Annual Meeting of Stockholders, April 24, 2025

The undersigned hereby appoints Damon J. Audia, Roger N. Batkin, Eric P. Hansotia, and each of them, proxies with full power of substitution, to represent and to vote as set forth herein all the shares of common stock of AGCO Corporation held of record by the undersigned on March 7, 2025 at the Annual Meeting of Stockholders of AGCO Corporation to be held at the offices of the Company, 4205 River Green Parkway, Duluth, Georgia 30096, at 9:00 a.m., Eastern Time, on Thursday, April 24, 2025, and any adjournments thereof.

This Proxy Card when properly executed will be voted in the manner directed by the undersigned stockholder. If no direction is made, this proxy will be voted (i) "FOR" all of the nine director nominees; (ii) "FOR" the non-binding advisory resolution to approve the compensation of the Company's named executive officers; (iii) "FOR" Approval of the AGCO Corporation Employee Stock Purchase Plan; (iv) "FOR" the ratification of KPMG LLP as the Company's independent registered public accounting firm for 2025; and (v) the proxies will vote in their best judgment with respect to any other business brought before the Annual Meeting.

C Non-Voting Items

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